FORM F-4
                                  Exhibit 4.1

                                                                     EXHIBIT 4.1



                                                                  EXECUTION COPY

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                                CP SHIPS LIMITED,

                                    AS ISSUER

                   CP SHIPS (UK) LIMITED, LYKES LINES LIMITED,

                         LLC AND TMM LINES LIMITED, LLC,

                            AS SUBSIDIARY GUARANTORS

                                       AND

                              THE BANK OF NEW YORK,

                                   AS TRUSTEE


                                    INDENTURE

                            Dated as of July 3, 2002

                                  $200,000,000
                          10-3/8% Senior Notes due 2012

================================================================================

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
                                              TABLE OF CONTENTS
                                                                                        Page
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
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE ..................................... 1

SECTION 1.01.    Definitions ..............................................................1
SECTION 1.02.    Other Definitions  ......................................................26
SECTION 1.03.    Incorporation by Reference of Trust Indenture Act........................27
SECTION 1.04.    Rules of Construction ...................................................27

ARTICLE 2 THE NOTES.......................................................................28

SECTION 2.01.    Form and Terms...........................................................28
SECTION 2.02.    Execution and Authentication.............................................31
SECTION 2.03.    Registrar, Security Register and Paying Agent............................31
SECTION 2.04.    Denominations............................................................32
SECTION 2.05.    Holder Lists and Registration Rights Agreements..........................32
SECTION 2.06.    Transfer and Exchange....................................................32
SECTION 2.07.    Replacement Notes........................................................36
SECTION 2.08.    Outstanding Notes........................................................37
SECTION 2.09.    Certificated Notes.......................................................37
SECTION 2.10.    Cancellation.............................................................38
SECTION 2.11.    Defaulted Interest.......................................................38
SECTION 2.12.    Record Date..............................................................39
SECTION 2.13.    Computation of Interest .................................................39
SECTION 2.14.    CUSIP Numbers............................................................39
SECTION 2.15.    Issuance of Additional Notes and Exchange Notes..........................40

ARTICLE 3 REDEMPTION; OFFERS TO PURCHASE  ................................................40

SECTION 3.01.    Notices to Trustee ......................................................40
SECTION 3.02.    Selection of Notes to be Redeemed .......................................40
SECTION 3.03.    Notice of Redemption ....................................................40
SECTION 3.04.    Effect of Notice of Redemption ..........................................41
SECTION 3.05.    Deposit of Redemption Price..............................................42
SECTION 3.06.    Notes Redeemed in Part...................................................42
SECTION 3.07.    Optional Redemption......................................................42
SECTION 3.08.    Excess Proceeds Offer and Change of Control Offer .......................42

ARTICLE 4 COVENANTS ......................................................................46

SECTION 4.01.    Payment of Notes  .......................................................46
SECTION 4.02.    Maintenance of Office or Agency  ........................................46
SECTION 4.03.    Money for Note Payments To Be Held in Trust  ............................46
SECTION 4.04.    Corporate Existence......................................................48
SECTION 4.05.    Maintenance of Properties ...............................................48
SECTION 4.06.    Insurance................................................................48
SECTION 4.07.    Statement as to Compliance ..............................................48
SECTION 4.08.    Reports to Holders ......................................................49
SECTION 4.09.    Limitation on Debt.......................................................50
SECTION 4.10.    Limitation on Restricted Payments .......................................54


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

SECTION 4.11.    Limitation on Sale of Certain Assets ................................... 57
SECTION 4.12.    Limitation on Transactions with Affiliates ............................. 59
SECTION 4.13.    Change of Control Triggering Event ..................................... 61
SECTION 4.14.    Limitation on Liens......................................................61
SECTION 4.15.    Additional Amounts.......................................................62
SECTION 4.16.    Further Instruments and Acts.............................................63
SECTION 4.17.    Designation of Unrestricted and Restricted Subsidiaries .................64
SECTION 4.18.    Limitation on Issuances and Sales of Capital Stock of Restricted
                 Subsidiaries ........................................................... 66
SECTION 4.19.    Limitation on Sale and Leaseback Transactions  ..........................66
SECTION 4.20.    Limitation on Guarantees of Debt by Restricted Subsidiaries..............67
SECTION 4.21.    Limitation on Dividends and Other Payment Restrictions Affecting
                 Restricted Subsidiaries..................................................68

ARTICLE 5 SUCCESSOR COMPANY...............................................................71

SECTION 5.01.    Consolidation, Merger or Sale of Assets .................................71

ARTICLE 6 DEFAULTS AND REMEDIES ..........................................................74

SECTION 6.01.    Events of Default .......................................................74
SECTION 6.02.    Acceleration ............................................................76
SECTION 6.03.    Other Remedies...........................................................77
SECTION 6.04.    Waiver of Past Defaults .................................................77
SECTION 6.05.    Control by Majority .....................................................77
SECTION 6.06.    Limitation on Suits......................................................78
SECTION 6.07.    Rights of Holders To Receive Payment.....................................78
SECTION 6.08.    Collection Suit by Trustee ..............................................78
SECTION 6.09.    Trustee May File Proofs of Claim ........................................78
SECTION 6.10.    Priorities...............................................................79
SECTION 6.11.    Undertaking for Costs....................................................79
SECTION 6.12.    Reservation of Rights and Remedies.......................................79
SECTION 6.13.    Rights and Remedies Cumulative...........................................79
SECTION 6.14.    Delay or Omission not Waiver.............................................80

ARTICLE 7 TRUSTEE.........................................................................80

SECTION 7.01.    Duties of Trustee........................................................80
SECTION 7.02.    Rights of Trustee .......................................................81
SECTION 7.03.    Individual Rights of Trustee.............................................82
SECTION 7.04.    Trustee's Disclaimer ....................................................82
SECTION 7.05.    Notice of Defaults ......................................................82
SECTION 7:06.    Reports by Trustee to Holders ...........................................83
SECTION 7.07.    Compensation and Indemnity ..............................................83
SECTION 7.08.    Replacement of Trustee ..................................................83
SECTION 7.09.    Successor Trustee by Merger..............................................84
SECTION 7.10.    Eligibility: Disqualification............................................85
SECTION 7.11.    Preferential Collection of Claims Against Guarantor......................85
SECTION 7.12.    Appointment of Co-Trustee................................................85

ARTICLE 8 DISCHARGE OF INDENTURE; DEFEASANCE .............................................86

SECTION 8.01.    Discharge of Liability on Notes; Defeasance..............................86
SECTION 8.02.    Conditions to Defeasance ................................................87


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

SECTION 8.03.    Application of Trust Money...............................................89
SECTION 8.04.    Repayment to Guarantor...................................................89
SECTION 8.05.    Indemnity for Government Securities .....................................89
SECTION 8.06.    Reinstatement ...........................................................90

ARTICLE 9 AMENDMENTS......................................................................90

SECTION 9.01.    Without Consent of Holders...............................................90
SECTION 9.02.    With Consent of Holders..................................................91
SECTION 9.03.    Compliance with Trust Indenture Act......................................92
SECTION 9.04.    Revocation and Effect of Consents and Waivers............................92
SECTION 9.05.    Notation on or Exchange of Notes.........................................93
SECTION 9.06.    Trustee Protected........................................................93
SECTION 9.07.    Payment for Consent .....................................................93

ARTICLE 10 GUARANTEES.....................................................................94

SECTION 10.01.   Notes Guarantee .........................................................94
SECTION 10.02.   Subrogation..............................................................95
SECTION 10.03.   Limitation of Guarantee .................................................95
SECTION 10.04.   Notation Not Required....................................................95
SECTION 10.05.   Successors and Assigns ..................................................95
SECTION 10.06.   No Waiver................................................................95
SECTION 10.07.   Modification ............................................................96

ARTICLE 11 HOLDERS' MEETINGS..............................................................96

SECTION 11.01.   Purposes of Meetings.....................................................96
SECTION 11.02.   Place of Meetings .......................................................96
SECTION 11.03.   Call and Notice of Meetings .............................................96
SECTION 11.04.   Voting at Meetings ......................................................97
SECTION 11.05.   Voting Rights, Conduct and Adjournment ................................. 97
SECTION 11.06.   Revocation of Consent by Holders.........................................97

ARTICLE 12 MISCELLANEOUS .................................................................98

SECTION 12.01.   Trust Indenture Act Controls.............................................98
SECTION 12.02.   Notices..................................................................98
SECTION 12.03.   Communication by Holders with Other Holders.............................100
SECTION 12.04.   Certificate and Opinion as to Conditions Precedent......................100
SECTION 12.05.   Statements Required in Certificate or Opinion...........................100
SECTION 12.06.   Rules by Trustee, Paying Agent and Registrar ...........................100
SECTION 12.07.   Legal Holidays  ........................................................100
SECTION 12.08.   Governing Law  .........................................................101
SECTION 12.09.   Jurisdiction  ..........................................................101
SECTION 12.10.   No Recourse Against Others .............................................101
SECTION 12.11.   Successors .............................................................102
SECTION 12.12.   Multiple Originals  ....................................................102
SECTION 12.13.   Table of Contents, Cross-Reference Sheet and Headings ..................102
SECTION 12.14.   Severability ...........................................................102
SECTION 12.15.   Acts of Holders ........................................................102
SECTION 12.16.   Currency Indemnity .....................................................103

Exhibits

Exhibit A    -   Form of Original Notes
Exhibit B    -   Form of Exchange Notes
Exhibit C    -   Form of Transfer Certificate for Transfer from Restricted
                 Global Note to Regulation S Global Note
Exhibit D    -   Form of Transfer Certificate for Transfer from Regulation S
                 Global Note to Restricted Global Note

     INDENTURE dated as at July 3, 2002 among CP Ships Limited, a company incorporated under the laws of the Province of New Brunswick, Canada (the "Issuer"), the Issuer's indirect wholly owned subsidiaries CP Ships (UK) Limited, a company incorporated under the laws of England, Lykes Lines Limited, LLC, a limited liability company formed under the laws of Delaware, U.S.A., TMM Lines Limited, LLC, a limited liability company formed under the laws of Delaware, U.S.A., (collectively, the "Subsidiary Guarantors"), and The Bank of New York, a New York banking corporation (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of (i) the Issuer's 10-3/8% Senior Notes due 2012 issued on the date hereof (the "Original Notes"), (ii) any Additional Notes (as defined herein) that may be issued on any other Issue Date (as defined herein) and (iii) if and when issued as provided in the Registration Rights Agreement (as defined herein), the Issuer's 10-3/8% Senior Notes due 2012 issued pursuant to the Registration Rights Agreement in exchange for any Original Notes or Additional Notes (the "Exchange Notes", and together with the Original Notes and any Additional Notes, the "Notes").

              RECITALS OF THE ISSUER AND THE SUBSIDIARY GUARANTORS
              ----------------------------------------------------

     The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of $200,000,000 principal amount of 10-3/8% Senior Notes due 2012 as well as the Exchange Notes and any Additional Notes issuable as provided in this Indenture. Each of the Subsidiary Guarantors has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Guarantee (as defined herein). Each of the Subsidiary Guarantors has received good and valuable consideration for its execution and delivery of this Indenture and its Guarantee. All things necessary to make this Indenture a valid agreement of the Issuer and the Subsidiary Guarantors, in accordance with its terms, have been done, and the Issuer and the Subsidiary Guarantors have done all things necessary to make the Original Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the valid obligations of the Issuer as hereinafter provided.

     Upon the issuance of the Exchange Notes, if any, or effectiveness of the Registration Statements (as defined herein), this Indenture will be subject to, and governed by, the provisions of the TIA (as defined herein) that are required to be a part of and govern indentures qualified under the TIA.

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01. Definitions.

     "Acquired Debt" means Debt of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any of its Restricted Subsidiaries or (b) assumed in connection with the acquisition of assets from such Person.

     Acquired Debt shall be deemed to he incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of assets from any Person.

     "Additional Amounts" has the meaning set forth in Section 4.15.

     "Additional Assets" means (a) any Property (other than cash, Cash Equivalents and securities) to be owned by the Issuer or any Restricted Subsidiary and used in the Issuer's business or the business of its Restricted Subsidiaries; or (b) Capital Stock of a Person that is engaged in a business that is similar or related to the Issuer's business or the business of its Restricted Subsidiaries that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary from any Person other than the Issuer.

     "Affiliate" means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (b) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin or,
(c) any other Person 10% or more of the Voting Stock of which is beneficially owned or held, directly or indirectly by such specified Person.

     For the purposes of this definition, "control," when used with respect to any specified Person', means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling," "controlled" have meanings correlative to the foregoing.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary, (b) all or substantially all of the Issuer's properties and assets of any division or line of business of the Issuer or any Restricted Subsidiary, or (c) any other of the Issuer's or any Restricted Subsidiary's properties or assets, other than in the ordinary course of business..

     For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets (i) that is governed by the provisions of this Indenture described under Article 5, (ii) by the Issuer to any Wholly Owned Restricted Subsidiary, or by any Restricted Subsidiary to the Issuer or any Wholly Owned Restricted Subsidiary in accordance with the terms of this Indenture, (iii) representing obsolete or permanently retired ships, equipment and facilities that are no longer useful in the conduct of Issuer's and any Restricted Subsidiary's business and that is disposed of in the ordinary course of business, (iv) an Asset Swap effected in compliance with Section 4.11 (Limitation on Sale of

Certain Assets), (v) sales of Receivables and Related Assets in a Permitted Receivables Financing for the Fair Market Value thereof, including cash or Cash Equivalents in an amount at least equal to 75% of the Fair Market Value thereof,
(vi) for purposes of Section 4.11 (Limitation on Sale of Certain Assets), the Fair Market Value of which in the aggregate does not exceed $2 million in any transaction or series of related transactions.

     "Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets between the Issuer or any of its Restricted Subsidiaries and another Person (other than a sale, disposition or transfer that is governed by the provisions of this Indenture described under Article 5.

     "Attributable Debt" means, with respect to any lease at the time of determination, the present value (discounted at the interest rate implicit in the lease determined in accordance with GAAP or, if not known, at the rate of interest payable in respect of the Notes) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, ship operating expenses, insurance, taxes, assessments, water, utilities and similar charges.

     "Average Life" means, as of the date of determination with respect to any Debt, the quotient obtained by dividing (a) the sum of the products of (i) the number of years (rounded to the nearest one-twelfth of one year) from the date of determination to the date or dates of each successive scheduled principal payment of such Debt multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

     "Bankruptcy Law" means any law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganisation or relief of debtors or any amendment to, succession to or change in any such law, including without limitation the Canadian Bankruptcy and Insolvency Act (R.S.C., 1985, c.B-3), the UK Insolvency Act 1986, as amended, and Title 11, United States Bankruptcy Code of 1978, as amended.

     "Business Day" means any day (other than a Saturday or Sunday) which is not a day on which banking institutions in the cities of Toronto, Ontario; London, England; or New York, New York are authorized or obligated by law to close. for business.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, partnership interests (whether general or limited), participations, rights in or other equivalents (however designated) of such Person's equity, any other interest or participation that confers the right to receive a share of the profits and losses, or distributions of assets of, such Person and any rights (other than debt securities convertible into or exchangeable for Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock, whether now outstanding or issued after the date of this indenture.

     "Capitalised Lease Obligation" means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed), which obligation is required to be classified and accounted for as a capital lease obligation under GAAP, and, for purposes of this Indenture, the amount of such obligation at any date will be the capitalised amount thereof at such date, determined in accordance with GAAP and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

     "Cash Equivalents" means any of the following:

     (a) any evidence of Debt denominated in dollars, pounds sterling, Euro, Australian dollars, Hong Kong dollars or Canadian Dollars with a maturity of 180 days or less from the date of acquisition issued or directly and fully guaranteed or insured by Australia, Canada, Hong Kong, any member state of the European Union as of the date of this Indenture, Switzerland, the United States of America, any state thereof or the District of Columbia, or any agency or instrumentality thereof (each, an "Approved Jurisdiction");

     (b) time deposit accounts, certificates of deposit, money market deposits or bankers' acceptances denominated in dollars, pounds sterling, Euro, Australian dollars, Hong Kong dollars or Canadian Dollars with a maturity of 180 days or less from the date of acquisition of a bank or trust company organised in Australia, Canada, Hong Kong, any member state of the European Union as of the date of this Indenture, Switzerland or any commercial banking institution that is a member of the U.S. Federal Reserve System, in each case having combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as any investment is made therein of at least A by S&P and at least A2 by Moody's;

     (c) commercial paper with a maturity of 365 days or less from the date of acquisition issued by a corporation that is not the Issuer's or any Restricted Subsidiary's Affiliate and is organised under the laws of any Approved Jurisdiction and, at the time the investment is made, rated at least A-1 by S&P or at least P-1 by Moody's;

     (d) repurchase obligations with a term of not more than 7 days for underlying securities of the type described in (a) above entered into with a financial institution meeting the qualifications described in clause (b) above; and

     (e) Investments in money market mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kind described in clauses (a) through (d) above.

     "Change of Control Triggering Event" means the occurrence of (a) any of the following events and (b) a Rating Decline:

     (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Issuer's outstanding Voting Stock;

     (2) if (a) the Issuer consummates any transaction (including, without limitation, any merger, consolidation, amalgamation or other combination) pursuant to which the Issuer's outstanding Voting Stock is converted into or exchanged for cash, securities or other property, or (b) the Issuer conveys, transfers, leases or otherwise disposes of, or any resolution with respect to a demerger or division is passed by the Issuer's shareholders pursuant to which the Issuer would dispose of, all or substantially all of its assets and those of its Restricted Subsidiaries, considered as a whole (other than a transfer of substantially all of such assets to one or more Wholly Owned Subsidiaries), in each case to any Person other than in a transaction:

               (i) where the Issuer's outstanding Voting Stock is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of the Issuer's incorporation) or is converted into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation; and

               (ii) where the Voting Stock of the surviving or transferee corporation is and is expected to continue to be listed on a stock exchange or automated quotation system and publicly traded, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), a Person is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving or transferee corporation; or

     (3) during any consecutive two year period following the date of this Indenture, individuals who at the beginning of such period constituted the Issuer's board of directors (together with any new directors whose election to such board of directors, or whose nomination for election by the Issuer's shareholders, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Issuer's board of directors then in office.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Commission " means the U.S. Securities and Exchange Commission.

     "Consolidated Adjusted Net Income" means, for any period, the Issuer's and its Restricted Subsidiaries' consolidated net income (or loss) for such period as determined in accordance with GAAP, adjusted by excluding (to the extent included in such consolidated net income or loss), without duplication:

          (a) any net after-tax extraordinary gains or losses;

          (b) any net after-tax gains or losses attributable to asset sales other than in the ordinary course of business;

          (c) the portion of net income or loss of any Person (other than the Issuer or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Issuer or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Issuer or any Restricted Subsidiary in cash dividends or distributions during such period;

          (d) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends, intercompany loans or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its shareholders;

          (e) net after-tax gains or losses attributable to the termination of any employee pension benefit plan;

          (f) any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the date of this Indenture;

          (g) any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Debt of such Person;

          (h) the net income (or loss) attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), except that any such net toss may only be excluded only after the date of the actual disposal of such operations;

          (i) any gains (but not losses) from currency exchange transactions not in the ordinary course of business; and

          (l) for the financial year ended December 31st, 2001, cash charges listed under the headings "Spin-off related items" and "Unusual charges" in the Issuer's Consolidated Statement of Income and Retained Earnings for such financial year.

     "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Issuer and the Issuer's Restricted Subsidiaries that may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (i) all intercompany items between the Issuer and any Restricted Subsidiary and (ii) all current maturities of long-term Debt, all as determined in accordance with GAAP consistently applied.

     "Consolidated Fixed Charge Coverage Ratio" of the Issuer means, for any period, the ratio of

          (a) the sum of Consolidated Adjusted Net Income, plus in each case to the extent deducted in computing Consolidated Adjusted Net Income for such period, (i) Consolidated Interest Expense, (ii) Consolidated Tax Expense, and (iii) Consolidated Non-cash Charges, less all noncash items increasing Consolidated Adjusted Net Income for such period and less all cash payments during such period relating to noncash charges that were added back to Consolidated Adjusted Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period;

          (b) to the sum of (i) Consolidated Interest Expense and (ii) cash and non-cash dividends due (whether or not declared) on the Issuer's and any Restricted


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

          Subsidiary's Preferred Stock (to any person other than the Issuer and any Wholly Owned Restricted Subsidiary), in each case for such period;

          provided, that:

          (w) if the Issuer or any Restricted Subsidiary has incurred any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is an incurrence of Debt or both, Consolidated Adjusted Net Income and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been incurred on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period;

          (x) if, since the beginning of such period, the Issuer or any Restricted Subsidiary shall have made any Asset Sale, Consolidated Adjusted Net Income for such period shall be reduced by an amount equal to Consolidated Adjusted Net Income (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to Consolidated Adjusted Net Income (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to Consolidated Interest Expenses directly attributable to any Debt of the Issuer or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Issuer and the continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent the Issuer and the continuing Restricted Subsidiaries are no longer liable for such Debt after such sale);

          (y) if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or acquisition of assets, including any acquisition of an asset occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated Adjusted Net Income and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Debt) as if such investment or acquisition occurred on the first day of such period; and

          (z) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale or any Investment that would have required an adjustment pursuant to clause (y) or
               (y) if made by the Issuer or a Restricted Subsidiary during such period, Consolidated Adjusted Net Income and Consolidated Interest Expenses for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale or Investment occurred on the first day of such period.

     If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt for a period equal to the remaining term of such Interest Rate Agreement).

         "Consolidated Interest Expense" means, for any period, without duplication and in each case determined on a consolidated basis in accordance with GAAP, the sum of:

          (a) the Issuer's and its Restricted Subsidiaries' interest expense for such period, including, without limitation, (i) amortisation of debt discount, (ii) the net cost of Interest Rate Agreements and Currency Agreements (including amortisation of discounts), (iii) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and similar transactions, (iv) the interest portion of any deferred payment obligation and amortisation of debt issuance costs; plus

          (b) the interest component of the Issuer's and its Restricted Subsidiaries' Capitalized Lease Obligations accrued and/or scheduled to be paid or accrued during such period which, for the avoidance of doubt, shall not include time charters or bareboat charters, plus

          (c) the Issuer's and its Restricted Subsidiaries' non-cash interest and interest that was capitalized during such period; plus

          (d) the interest on Debt of another Person that is guaranteed by the Issuer or any Restricted Subsidiary or secured by a Lien on the Issuer's or any Restricted Subsidiary's assets, whether or not such interest is paid by the Issuer or such Restricted Subsidiary.

     "Consolidated Net Worth" means, at any date, the Issuer's and its Restricted Subsidiaries' shareholders' equity as set forth on the Issuer's and its Restricted Subsidiaries' most recently available quarterly or annual consolidated balance sheet, less the amount of such shareholders' equity attributable to Redeemable Capital Stock or any equity security convertible or exchangeable for Debt, the cost of the Issuer's and any Restricted Subsidiary's treasury stock, the principal amount of any promissory notes receivable from the sale of the Issuer's and any Restricted Subsidiary's Capital Stock and less, to the extent included in calculating such shareholders' equity, the amount attributable to Unrestricted Subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Non-cash Charges " means, for any period, the aggregate depreciation, amortisation and other non-cash expenses of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge that requires an accrual of or reserve or provision for cash charges for any future period).

     "Consolidated Tax Expense" means. for any period with respect to any Relevant Taxing Jurisdiction, the provision for federal, state, local and foreign income taxes of the Issuer and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, New York, New York 10286, Attention: Global Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

     "Credit Facility" or "Credit Facilities" means, with respect to the Subsidiary Guarantors and the Restricted Subsidiaries, one or more debt facilities, as the case may be, (including the Revolving Credit Facilities) or commercial paper facilities with banks, insurance companies or other institutional lenders providing for revolving credit loans, term loans, Notes, letters of credit or other forms of guarantees and assurances or other credit facilities, including overdrafts, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, provided that such debt or commercial paper facilities may not provide for or consist of the borrowing or issuance of any Public Debt; and provided further, that no such amendment, restatement, modification, renewal, refund, replacement or refinancing may consist of or provide for the borrowing or issuance of Public Debt.

     "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

     "Custodian" means any receiver, trustee, assignee, liquidator, custodian, administrator or similar official under any Bankruptcy Law.

     "Debt" means, with respect to any Person, without duplication:

          (a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business;

          (b) all obligations of such Person evidenced by bonds, Notes, debentures or other similar instruments;

          (c) all obligations, contingent or otherwise, of such Person in connection with any letters of credit, bankers' acceptances or other similar facilities;

          (d) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

          (e) all Capitalised Lease Obligations of such Person;

          (f) all obligations of such Person under or in respect of Interest Rate Agreements, Currency Agreements or Fuel Hedging Agreements;

          (g) all Debt referred to in (but not excluded from) the preceding clauses (a) through (f) of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the Holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt (the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured);

          (h) all guarantees by such Person of Debt referred to in this definition of any other Person;

          (i) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

          (j) Preferred Stock of any Restricted Subsidiary;

     provided that the term "Debt" shall not include (i) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due; (ii) Debt in respect of the incurrence by the Issuer or any Restricted Subsidiary of Debt in respect of standby letters of credit, performance bonds or surety bonds provided by the Issuer or any Restricted Subsidiary in the ordinary course of business to the extent such letters of credit or bonds are not drawn upon or, if and to the extent drawn upon are honoured in accordance with their terms and if, to be reimbursed, are reimbursed no later than the fifth business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit or bond; (iii) anything accounted for as an operating lease in accordance with GAAP as at the date of this Indenture; and (iv) Debt incurred by the Issuer or one of its Restricted Subsidiaries in connection with a transaction where (x) such Debt is borrowed from a bank or trust company organized in Australia, Canada, Hung Kung, any member state of the European Union as of the date of this Indenture, Switzerland or any commercial banking institution that is a member of the U.S. Federal Reserve System, in each case having a combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating immediately prior to the time such transaction is entered into of at least A by S&P and A2 by Moody's and (y) a substantially concurrent Investment is made by the Issuer or one of its Restricted Subsidiaries in the form of cash deposited with the lender of such Debt, or a Subsidiary or affiliate thereof, in amount equal to such Debt.

     For purposes of this definition, the "maximum fixed repurchase price" of any Redeemable Capital Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Debt will be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock; provided, that if such Redeemable Capital Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Redeemable Capital Stock as reflected in the most recent financial statements of such Person.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Depositary" means DTC until a successor Depositary, if any, shall have become such pursuant to this Indenture, and thereafter Depositary shall mean or include each Person who is then a Depositary hereunder.

     "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Issuer's board of directors who does not have any material direct or indirect financial interest in or wish respect to such transaction or series of related transactions or is not an Affiliate, or an officer, director or employee of any Person (other than the Issuer) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions.

     "U.S. dollars", "dollars" or "$" means the lawful currency of the United States of America.

     "Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination. "DTC" means The Depositary Trust Company.

     "Event of Default" has the meaning set forth in Section 6.01.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

     "Exchange Notes " has the meaning set forth in the first recital to this Indenture,

     "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Issuer's board of directors.

     "Fuel Hedging Agreements" means any spot, forward or option fuel price protection agreements and other types of fuel hedging agreements designed to protect against or manage exposure to fluctuations in fuel prices.

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in Canada, consistently applied, which are in effect from time to time.

     "guarantees" means, as applied to any obligation,

     (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and

     (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, by the pledge of assets and the payment of amounts drawn down under letters of credit.

     "Guarantee" means any guarantee of the Issuer's obligations under this Indenture and the Notes by any Restricted Subsidiary in accordance with the provisions of this Indenture, including the Guarantees by the Subsidiary Guarantors set forth in Article 10 of and dated as of the date of this Indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.

     "Holder" means the Person in whose name a Note is registered on the Registrar's books.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture following the effectiveness of a registration statement under the Securities Act covering the Notes, the provisions of the TIA that will thereafter be deemed to be a part of and govern this instrument, and any such supplemental indenture, respectively.

     "Initial Purchasers" means Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc.

     "Insolvency Proceeding" means any proceedings or steps for:

     (a) the bankruptcy, insolvency, liquidation, dissolution, winding-up, administration, receivership, or corporate re-organisation of any company; or

     (b) for the appointment of a trustee in bankruptcy, or insolvency conciliator, ad hoc official, administrator, a liquidator or other similar officer of any company; or

     (c) any other similar process or appointment.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

     "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) designed to protect against or manage exposure to fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including guarantees) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, Notes, debentures or other securities or evidences of Debt issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In addition, the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary will be considered a reduction in outstanding Investments. "Investments" excludes extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     "Issue Date " means, in respect of any Note or Notes, the date on which such Note or Notes was or were initially issued.

     "Issuer" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

     "Issuer Order" means a written order signed in the name of the Issuer by any Person authorized by a resolution of the board of directors of the Issuer.

     "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, deemed trust or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Maturity" means, with respect to any indebtedness, the date on which any principal of such indebtedness becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

     "Montrose and Montclare Ships" means the M.V. Canmar Fortune, the M.V. Canmar Courage, the M.V. Canmar Pride and the M.V. Canmar Honour.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means,

     (a) with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary), net of:

          (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel, accountants, investment banks and other consultants) related to such Asset Sale,

          (ii) provisions for all taxes payable as a result of such Asset Sale,

          (iii) all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

          (iv) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and

          (v) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee, and

     (b) with respect to any capital contributions, issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under Section 4.10 (Limitation on Restricted Payments), the proceeds of such issuance or sale in the form of cash or Cash Equivalents, payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of thereof.

     "Notes" has the meaning set forth in the first recital to this Indenture.

     "Officer's Certificate" means a certificate signed by an officer of the Issuer or a Subsidiary Guarantor, as the case may be, and delivered to the trustee.

     "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Issuer or the Trustee.

     "Original Notes" has the meaning stated in the first recital to this Indenture.

     "Pari Passu Debt" means (a) any Debt of the Issuer that ranks equally in right of payment with the Notes or (b) with respect to any Guarantee, Debt that ranks equally in right of payment to such Guarantee.

     "Paying Agent" means the Paying Agent, any successor thereof, and any other Person (including the Issuer or the Subsidiary Guarantors acting as Paying Agent, except that for purposes of Article 8, the Paying Agent shall not be the Issuer or a Subsidiary of the Subsidiary Guarantors or an Affiliate of any of
them) authorized by the Issuer to pay the principal of (and premium, if any) or interest (including Special Interest, if any) and Additional Amounts, if any, on any Notes on behalf of the Issuer.

     "Permitted Debt" has the meaning given to such term under Section 4.09 (Limitation on Debt).

     "Permitted Investments" means any of the following

     (a) Investments in cash or Cash Equivalents;

     (b) intercompany Debt to the extent permitted under clause (d) of the definition of "Permitted Debt";

     (c) Investments in (i) the form of loans or advances to the Issuer, (ii) a Restricted Subsidiary or (iii) another Person if as a result of such Investment such other Person becomes a Restricted Subsidiary or such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Issuer or a Restricted Subsidiary;

     (d) Investments acquired by the Issuer or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 4.11 (Limitation on Sale of Certain Assets) to the extent such Investments are non-cash proceeds permitted thereunder;

     (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances to be treated as expenses in accordance with GAAP;

     (f) Investments in the Notes and Guarantees;

     (g) Investments existing at the date of this Indenture;

     (h) Investments in Interest Rate Agreements and Currency Agreements permitted under Section 4.09 (Limitation on Debt);

     (i) Investments in Fuel Hedging Agreements permitted under Section 4.09 (Limitation on Debt);

     (j) de minimis Investments made in the ordinary course of business, the Fair Market Value of which in the aggregate does not exceed $500,000 in any transaction or series of related transactions;

     (k) Investments in the (i) Montrose and Montclare Ships and (ii) containers currently subject to Container Lease entered into by a Subsidiary of CP Ships on November 7, 2000 and providing for the lease of containers having a total capacity of approximately 44,350 twenty-foot equivalent units;

     (l) Investments of insurance proceeds received pursuant to circumstances permitted under Section 4.09(2)(o) and (r) (Limitation on Debt)";

     (m) Investments in any Person that the Issuer has either contracted to enter into or was contemplating entering into on the date of this Indenture or a reasonable expansion or extension thereof or a business ancillary or related thereto or supportive thereof; and that do not at any one time exceed $5 million;

     (n) loans and advances (or guarantees to third party loans) to employees made in the ordinary course of business and consistent with the Issuer's past practices or past practices of such Restricted Subsidiary, as the case may be, in an amount outstanding not to exceed at any one time $5 million;

     (o) Investments in a Person to the extent that the consideration therefor consists of the net proceeds of the substantially concurrent issue and sale (other than to any Subsidiary) of shares of the Issuer's Qualified Capital Stock; provided that the net proceeds of such sale have been excluded from, and shall not have been included in, the calculation of the amount determined under
Section 4.10(2)(c)(ii) (Limitation on Restricted Payments); and

     (p) Investments by the Issuer or any Restricted Subsidiary in connection with a Permitted Receivables Financing;

     (q) any payments or other transactions pursuant to a tax sharing agreement between the Issuer and any other Person with which the Issuer files or filed a consolidated tax return or with which the Issuer is or was part of a consolidated group for tax purposes or any tax advantageous group contribution made pursuant to applicable legislation;

     (r) Investments acquired by the Issuer or any Restricted Subsidiary in connection with an Asset Sale or Asset Swap permitted under Section 4.11 (Limitation on Sale of Certain Assets) to the extent that such Investments arc non-cash proceeds as permitted under such covenant; and

     (s) Investments of the Issuer or its Restricted Subsidiaries described under item (iv) of the proviso to the definition of "Debt".

     "Permitted Liens" means the following types of Liens:

     (a) Liens (other than Liens securing Debt under the Revolving Credit Facilities) existing as of the date of the issuance of the Notes;

     (b) Liens on the Issuer's or any Restricted Subsidiary's property or assets securing Debt under the Credit Facilities permitted to be incurred pursuant to clause (a) of the definition of "Permitted Debt" and Liens on assets given, disposed of or otherwise transferred in connection with a Permitted Receivables Financing permitted to be incurred pursuant to clause (m) of the definition of "Permitted Debt";

     (c) Liens on any property or assets of a Restricted Subsidiary granted in favour of the Issuer or any Wholly Owned Restricted Subsidiary;

     (d) Liens on any of the Issuer's or any Restricted Subsidiary's property or assets securing the Notes or any Guarantees;

     (e) any interest or title of a lessor under any (i) Capitalised Lease Obligation or (ii) container acquired by CP Ships or any Restricted Subsidiary after the date hereof and subsequently sold to such lessor in a sale and leaseback transaction entered in to by the Issuer or such Restricted Subsidiary;

     (f) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the Issuer's or any Restricted Subsidiary's past practices prior to the date of this Indenture;

     (g) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, stevedores, masters, crew, employees, pension plan administrators or other like Liens (including, without limitation, any maritime liens, whether or not statutory, that are recognized or given effect to as such by the law of any applicable jurisdiction) arising in the ordinary course of the Issuer's or any Restricted Subsidiary's business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP, shall have been made or Liens arising solely by virtue of any statutory or common law provisions relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

     (h) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

     (i) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than obligations for the payment of money);

     (j) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights-of-way, utilities, sewers, electrical lines, telephone lines, telegraph wires, restrictions and other similar charges or encumbrances not interfering in any material respect with the Issuer's or any Restricted Subsidiary's business incurred in the ordinary course of business;

     (k) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

     (1) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets acquired;

     (m) Liens securing the Issuer's or any Restricted Subsidiary's obligations under Interest Rate Agreements or Currency Agreements permitted under Section
4.09 (Limitation on Debt) or any collateral for the Debt to which such Interest Rate Agreements or Currency Agreements relate;

     (n) Liens securing the Issuer's or any Restricted Subsidiary's obligations under Fuel Hedging Agreements permitted under Section 4.09 (Limitation on Debt);

     (o) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or other insurance (including unemployment insurance);

     (p) Liens incurred in connection with a transaction described under clause
(d) of the definition of Debt;

     (q) Liens incurred in connection with a cash management program established in the ordinary course of business for the benefit of the Issuer or any Restricted Subsidiary in favour of a bank or trust company of the type described in Section 4.20(l) (Limitation on Guarantees of Debt by Restricted Subsidiaries);

     (r) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (q); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend in any material respect to any additional property or assets;

     (s) purchase money Liens to finance property or assets of the Issuer or any Restricted Subsidiary acquired in the ordinary course of business; provided, however, that (i) the related purchase money Debt shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Issuer or any Restricted Subsidiary other than the property and assets so acquired and (ii) the Lien securing such Debt shall be created within 90 days of such acquisitions; and

     (t) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary with respect to obligations that do not exceed $3 million at any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the Issuer's or such Restricted Subsidiary's business.

     "Permitted Receivables Financing" means any financing pursuant to which the Issuer or any Restricted Subsidiary may sell, convey or otherwise transfer to any other Person or grant a security interest in, any accounts receivable (and related assets) in an aggregate principal amount equivalent to the fair market value of such accounts receivable (and related assets) of the Issuer or any Restricted Subsidiary; provided that (a) the covenants, events of default and other provisions applicable to such financing shall be customary for such transactions and shall be on market terms (as determined in good faith by the board of directors) at the time such financing is entered into, (b) the interest rate applicable to such financing shall be a market interest rate (as determined in good faith by the board of directors) at the time such financing is entered into and (c) such financing shall be non-recourse to the Issuer or any Restricted Subsidiary except to a limited extent customary for such transactions.

     "Permitted Refinancing Debt" means any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this section and Section
4.09 (Limitation on Debt), a "refinancing") of any Debt of the Issuer or a Restricted Subsidiary or pursuant to this definition, including any successive refinancings, so long as:

     (a) the Issuer is the borrower under such refinancing or, if not, the borrower is the borrower of the Debt being refinanced,

     (b) such Debt is in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing,

     (c) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being refinanced,

     (d) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being refinanced, and

     (e) the new Debt is not senior in right of payment to the Debt that is being refinanced,

provided that Permitted Refinancing Debt will not include (i) Debt of a Subsidiary that refinances the Issuer's Debt or Debt of the Subsidiary Guarantors or (ii) Debt of any Restricted Subsidiary that refinances Debt of an Unrestricted Subsidiary.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organisation or government or any agency or political subdivision thereof.

     "Preferred Stock" means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class of such Person whether now outstanding, or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock of such Person.

     "Principal" of a Note means the principal of the Notes plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of the Notes, a calculation in accordance with
Article 1 of Regulation S-X promulgated under the Securities Act (to the extent applicable), as interpreted in good faith by the board of directors of the Issuer after consultation with the independent certified public accountants of the Issuer, or otherwise a calculation made in good faith by the board of directors of the Issuer after consultation with the independent certified public accountants of the Issuer, as the case may be.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

     "Public Debt" means any bonds, debentures, Notes or other indebtedness of a type that could be issued or traded in any market where capital funds (whether debt or equity) are traded, including private placement sources of debt and equity as well as organized markets and exchanges, whether such indebtedness is issued in a public offering or in a private placement to institutional investors or otherwise.

     "Public Equity Offering" means an underwritten public offer and sale of capital stock (which is Qualified Capital Stock) of the Issuer or any direct or indirect parent holding company of the Issuer with gross proceeds to the Issuer of at least $50 million, other than the offer and sale of Common Shares of the Issuer made on July 3, 2002 (including any sale of Common Shares purchased upon the exercise of any over-allotment option granted in connection therewith).

     "Qualified Capital Stock" of any person means any and all Capital Stock of such person other than Redeemable Capital Stock.

     "QIB" means a "Qualified Institutional Buyer" as defined under Rule 144A.

     "Qualified Finance Company Subsidiary" means a Restricted Subsidiary that
(i) is a direct, wholly owned subsidiary of the Issuer, (ii) was incorporated for the sole of purpose of issuing, and limited by its constituent documents to the issuance of, Public Debt, (iii) does not have any Subsidiaries, and (iv) does not have any assets other than indebtedness owed to it by the Issuer and its Restricted Subsidiaries in respect of loans made by it to the Issuer and its Restricted Subsidiaries with the proceeds of any Public Debt issued by it.

     "Rating Agency" means S&P and/or Moody's.

     "Rating Categories" means (a) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC or C; and (b) with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca or C.

     "Rating Date" means (a) for the purposes of determining whether a "change of Control Triggering Event has occurred, the date that is the earlier of (i) 120 days prior to the occurrence of an event specified in clauses (a), (b) or
(c) of the definition of "Change of Control Triggering Event" and (ii) one business day before the date of the first public announcement of the possibility of such event and (b) for the purposes of the provisions of Article 5, the date that is the earlier of (i) 120 days prior to the occurrence of a transaction or series of transactions described thereunder and to which the absence of a Rating Decline may be applicable and (ii) one Business Day before the date of the first public announcement of the possibility of such event.

     "Rating Decline" means (a) for the purposes of determining whether a Change of Control Triggering Event has occurred, the occurrence on any date within the 90-day period following the occurrence of an event specified in clauses (a), (b) or (c) of the definition of "Change of Control Triggering Event", or (b) for the purposes of Article 5, the occurrence on any date within the 90 day period following the occurrence of a transaction or series of transactions described thereunder and to which the absence of a Rating Decline may be applicable, (which period in each case shall be extended so long as during such period the rating of the Notes is under publicly announced consideration for possible downgrade by a Rating Agency), in each case, of either of the following events:

     (a) both Rating Agencies shall lower their ratings on the Notes at least one notch below the rating of the Notes by such Rating Agencies on the Rating Date;

     (b) both Rating Agencies shall withdraw their ratings of the Notes; or

     (c) one Rating Agency shall lower its rating on the Notes at least one notch below the rating of the Notices by such Rating Agency on the Rating Date and the other Rating Agency shall withdraw its rating of the Notes.

In determining how many notches the rating of the Notes has decreased, gradation with respect to Rating Categories will be taken in account (e.g. with respect to S&P, a decline in a rating from BB+ to BB, or from BB- to B+, will constitute a decrease of one notch).

     "Receivables and Related Assets" means any accounts receivable (whether now existing or arising thereafter) of the Issuer or any Restricted Subsidiary, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitisation transactions involving accounts receivable.

     "Record Date" for the interest payable on any Interest Payment Date means the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the Holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of the Issuer in circumstances in which the Holders of the Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided that any Capital Stock that would constitute Qualified Capital Stock but for provisions thereof giving Holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of any "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes will not constitute Redeemable Capital Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favourable to the Holders of such Capital Stock than the provisions contained in Section 4.11 (Limitation on Sales of Certain Assets) and Section 4.13 (Change of Control Triggering Event) described herein and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer's repurchase of such Notes as are required to be repurchased pursuant to Section 4.11 (Limitation on Sales of Certain Assets) and
Section 4.13 (Change of Control Triggering Event) described herein.

     "Redemption Price" means the price to redeem a Note, expressed as a percentage of the principal amount of maturity set forth in the Notes under "Optional Redemption" or "Redemption Upon Changes in Withholding Taxes", as applicable.

     "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" will have correlative meanings.

     "Registered Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

     "Registrar" means The Bank of New York and any successor registrar.

     "Registration Rights Agreement" means the Registration Rights Agreement relating to the Notes dated July 3, 2002, among the Issuer, the Subsidiary Guarantors and the Initial Purchasers.

     "Regulation S" means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

     "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Issuer and its Subsidiaries on the date of this Indenture.

     "Related Business Assets " means assets used or useful in a Related
Business.

     "Relevant Taxing Jurisdiction" has the meaning set forth in Section 4.15 (Additional Amounts).

     "Restricted Payment" has the meaning given to such term in Section 4.10 (Limitation on Restricted Payments).

     "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

     "Revolving Credit Facilities" means the $175 Million Facility and the $350 Million Facility; "$175 Million Facility" means the loan agreement dated August 2, 2001 among CPS Number 1 Limited and CPS Number 2 Limited, as Borrowers, CP Ships Holdings Inc, CP Ships (UK) Limited, CP Ships (Bermuda) Limited, Lykes Lines Limited, LLC, and TMM Lines Limited, LLC, as Designated Line Subsidiary Guarantors, the Banks and Financial Institutions listed in the Schedule thereto as Lenders, and Citibank international plc as Agent and Security Trustee, as amended and restated pursuant to an Amending and Restating Agreement dated November 20, 2001, and as further amended by a letter agreement dated May 27, 2002, and "$350 Million Facility" means the loan agreement dated December 20, 2001 among CPS Number 3 Limited and CPS Number 4 Limited, as Borrowers, the Banks and Financial Institutions listed in Schedule 1 thereto as Lenders, and Citibank International plc as Agent and Security Trustee, as amended pursuant to an Accession Deed dated February 28, 2002 and as further amended by a letter agreement dated June 14, 2002, in each case, as amended, restated or modified from time to time.

     "Rule 144" means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

     "Rule 144A" means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

     "S&P" means Standard and Poor's, a division of the McGraw-Hill Companies, Inc. and its successors.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Issuer, the Subsidiary Guarantors] or a Restricted Subsidiary transfers such Property to another Person and the Issuer, the Subsidiary Guarantors or a Restricted Subsidiary leases it from such Person.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Significant Subsidiary" means any of the Issuer's Restricted Subsidiaries that, together with such Person's Subsidiaries,

     (a) for the Issuer's most recent fiscal year, accounted for more than 5% of the consolidated revenues of the Issuer and the Issuer and the Issuer's Restricted Subsidiaries, or

     (b) as of the end of such fiscal year, was the owner of more than 5% of the consolidated assets of the Issuer and the Issuer's Restricted Subsidiaries, all as set forth on Issuer's most recently available consolidated financial statements for such fiscal year, or

     (c) was organized or acquired after the beginning of such fiscal year and would have been a Significant Subsidiary if it had been owned during the entire fiscal year or is a "significant subsidiary" as defined in Rule 1.02(w) of Regulation S-X under the Securities Act.

     "Special Interest" means the Special Interest as defined in the form of Note attached hereto as Exhibit A.

     "Stated Maturity" means, when used with respect to any Note or any instalment of interest thereon, the date specified to such Note as the fixed date on which the principal of such Note or such instalment of interest, respectively, is due and payable, and, when used with respect to any other indebtedness, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness, or any instalment of interest thereon, is due and payable.

     "Subordinated Debt" means Debt of the Issuer, or any Subsidiary Guarantors that is subordinated in right of payment to the Notes, or the Guarantees of such Subsidiary Guarantors, as the case may be.

     "Subsidiary" means, with respect to any Person,

     (a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, and

     (b) any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

     "Subsidiary Guarantors" means CP Ships (UK) Limited, Lykes Lines Limited, LLC and TMM Lines Limited, LLC and any Restricted Subsidiary that incurs a Guarantee.

     "Tangible Assets" means, in respect of a Person, the total assets of such Person less goodwill, each as stated on such Person's most recent quarterly balance sheet.

     "Tax" and "Taxes" has the meaning set forth in Section 4.15 (Additional Amounts).

     "TIA" means the United States Trust Indenture Act of 1939 as in effect on the date hereof; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

     "Total Receivables" means the accounts receivable of the Issuer and its Restricted Subsidiaries, as stated on the most recent published quarterly consolidated balance sheet of the Issuer.

     "Total Revenues" means, in respect of a Person, the total revenues of such Person, as stated on such Person's most recent quarterly statement of income.

     "Total Tangible Assets" means the total assets of the Issuer and its Restricted Subsidiaries less goodwill, each as stated on the most recent published quarterly consolidated balance sheet of the Issuer.

     "Treasury Rate" means, as of any redemption date, the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days in New York, New York prior to such redemption date (or, if such statistical release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to July 3, 2007; provided that if such yield to maturity is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given; provided, that if the period from the redemption date to July 3, 2007 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

     "Trust Officer" means, when used with respect to the Trustee, any vice president, assistant vice president, assistant treasurer or trust officer in the corporate trust administration of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, and, in each case, who shall have direct responsibility for the administration of this Indenture.

     "Unrestricted Subsidiary" means

     (a) any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer's board of directors pursuant to Section 4.17 (Designation of Unrestricted and Restricted Subsidiaries) and

     (b) any Subsidiary of an Unrestricted Subsidiary.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the Holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or Persons performing similar functions) of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding Capital Stock (other than directors' qualifying shares or shares of foreign Restricted Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which are owned by the Issuer or by one or more other Wholly Owned Restricted Subsidiaries or by the Issuer and one or more other Wholly Owned Restricted Subsidiaries.

     SECTION 1.02. Other Definitions.

                             Term                             Defined in Section
                             ----                             ------------------
     "Additional Notes"...............................                     2.01
     "Approved Jurisdiction...........................                     1.01
     "Authorized Agent"...............................                    14.09
     "Change of Control Offer"........................                     4.13
     "Change of Control Purchase Price"...............                     4.13
     "Commencement Date"..............................                  3.08(b)
     "covenant defeasance option".....................                  8.01(b)
     "Defaulted Interest".............................                     2.11
     "Event of Default"...............................                     6.01
     "Excess Proceeds"................................                  1.11(b)
     "Excess Proceeds Offer"..........................                  1.11(c)
     "Exchange Global Note"...........................                  2.01(b)
     "Global Notes"...................................                  2.01(c)
     "incur"..........................................                   (4.09)
     "Recovery Currency"..............................                    14.16
     "legal defeasance option"........................                  8.01(b)
     "Legal Holiday"..................................                    14.07
     "Offer Amount"...................................                  3.08(b)
     "Obligations"....................................                    10.01
     "Participants"...................................                  2.01(c)
     "Purchase Agreement".............................                  2.01(b)
     "Purchase Date"..................................                  3.08(b)
     "Regulation S Global Note".......................                  2.01(b)
     "Relevant Payment Date"..........................              4.15(b)(ii)
     "Restricted Global Note".........................                  2.01(b)
     "rights".........................................                 11.02(b)
     "Security Register"..............................                     2.03
     "Surviving Entity"...............................                     5.01
     "Tender Period"..................................                  3.08(b)

     SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

     Upon the earlier of the effectiveness of the Exchange Offer Registration Statement and the Shelf Registration Statement, this Indenture shall become subject to the mandatory provisions of the TIA, which are incorporated by reference in and will be made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "commission" means the SEC.

     "indenture securities" means the Notes.

     "indenture securities holder" means a Holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the Indenture Notes means the Issuer and the Subsidiary Guarantors.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them by such definitions.

     SECTION 1.04. Rules of Construction.

     Unless the context otherwise requires:

               i.   a term has the meaning assigned to it;

               ii. an accounting term not otherwise defined has the meaning assigned to it in accordance with IAS;

               iii. "or" is not exclusive;

               iv. "including" or "include" means including or include without limitation;

               v. words in the singular include the plural and words in the plural include the singular;

               vi. unsecured or unguaranteed Debt shall not be deemed to be subordinate or junior to secured or guaranteed Debt merely by virtue of its nature as unsecured or unguaranteed Debt;

               vii. the principal amount of any noninterest bearing or other discount note at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

               viii. the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock;

               ix. for purposes of the covenants and definitions set forth in this Indenture, amounts stated in U.S. dollars shall be deemed to include both U.S. dollars and Dollar Equivalents and amounts stated in euros shall be deemed to include both euros and euro Equivalents;

               x. the words "herein", "hereof' and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision; and

               xi. an Event of Default shall be deemed not to be continuing when the event that caused such Event of Default could occur without causing a Default or an Event of Default.

                                   ARTICLE 2

                                    THE NOTES

     SECTION 2.01. Form and Terms. The Original Notes, the Guarantees and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes, the Guarantees thereof and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, securities exchange rules and agreements to which the Issuer or the Subsidiary Guarantors are subject, if any (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). The Issuer shall furnish any such legend not contained in Exhibit A or Exhibit B to the Trustee in writing. Each Note shall be dated the date of its authentication.

     The Notes shall be known and designated as the 10-3/8% Senior Notes due 2012 of the Issuer. The Notes will be senior obligations of the Issuer and will be initially issued in an aggregate principal amount at maturity of $200,000,000. The Issuer is entitled to issue Additional Notes ("Additional Notes"), subject to its compliance at the time of issuance of such Additional Notes with Section 4.09. The Original Notes and any Additional Notes and Exchange Notes actually issued will be treated as a single class for the purposes of this Indenture unless the context otherwise requires. References to the "Notes" for all purposes of this Indenture include references to any Additional Notes and Exchange Notes actually issued. The Stated Maturity of the Notes shall be July 15, 22012. From the Issue Date or from the most recent interest payment date to which interest has been paid or provided for, cash interest on the Notes will accrue at 10-3/8% per year, payable semiannually on January 15 and July 15 of each year, beginning, in the case of the Original Notes, on January 15, 2003, to the

Person in whose name the Notes (or any predecessor Note) is registered at the close of business on the preceding January 1 or July 1, as the case may be.

     (a) Payment. The principal of the Notes shall be payable at the corporate trust office or agency of a paying agent that will be maintained for such purpose and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the
Issuer: Subject to Section 2.09(b), payment of principal of and interest on the Notes shall be made by the Issuer or a Subsidiary Guarantor in dollars by wire transfer in immediately available funds to the Paying Agent (if necessary) for the account of the Depositary or its nominee or directly to the Depositary or its nominee, as the case may be, as necessary, as the sole registered holder of the Restricted Global Note and the Regulation S Global Note; provided, however, that all payments of principal, premium, if any, and interest on the Notes in certificated form shall be made by the Issuer or a Subsidiary Guarantor at the office of the Paying Agent in New York, New York or at the office of the Paying Agent in Luxembourg so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, or, at the option of the Issuer or a Subsidiary Guarantor, by check mailed to the Holders of the Notes at the respective addresses set forth in the Security Register. The amount of payments in respect of interest on each Interest Payment Date shall correspond to the aggregate principal amount of Notes represented by the Global Notes or any Notes in certificated form, as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of the Global Notes or any Notes in certificated form to the Paying Agent.

     All payments made by the Issuer or a Subsidiary Guarantor to, or to the order of, the holder of the Global Notes or any Notes in certificated form, shall discharge the liability of the Issuer and the Subsidiary Guarantors under the Notes to the extent of the sums so paid.

     (b) Notes. The Original Notes are being offered and sold by the Issuer pursuant to a Purchase Agreement, dated June 27, 2002, among the Issuer, the Subsidiary Guarantors and the Initial Purchasers (the "Purchase Agreement"). Additional Notes also may be offered and sold by the Issuer from time to time subject to compliance at the time of issuance with Section 4.09.

     Notes offered and sold in reliance on Regulation S as provided in the Purchase Agreement shall be issued initially in the form of one or more Global Notes in fully registered form without interest coupons substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (the "Regulation S Global Note"), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, duly executed by the Issuer and authenticated by the Trustee (or its agent in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Regulation S Global Note and recorded in the Security Register, as hereinafter provided.

     Notes offered and sold to QIBs in reliance on Rule 144A as provided in the Purchase Agreement shall be issued initially in the form of one or more Global Notes in fully registered form without interest coupons substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (the "Restricted Global Note"), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, duly executed by the Issuer and authenticated by the Trustee (or its agent in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Restricted Global Note and recorded in the Security Register, as hereinafter provided.

     If and when issued, Exchange Notes offered to Holders of the Notes, as provided in the Registration Rights Agreement, shall be issued initially in the form of one or more Global Notes in fully registered form without interest coupons substantially in the form of Exhibit B hereto, with such applicable legends as are provided in Exhibit B hereto, except as otherwise permitted herein (the "Exchange Global Note"), which shall be deposited on behalf of the Holders of the Exchange Notes represented thereby with the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, duly executed by the Issuer and authenticated by the Trustee (or its agent in accordance with Section 2.02) as hereinafter provided. The aggregate principal amount of the Exchange Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Exchange Global Note and recorded in the Security Register, as hereinafter provided.

     (c) Book-Entry Provisions. This Section 2.01(c) shall apply to the Regulation S Global Note, the Restricted Global Note and, if and when issued, the Exchange Global Note (collectively, the "Global Notes") deposited with or on behalf of the Depositary.

     Members of, or participants and account holders in, DTC (including Morgan Guaranty Trust Company of New York (Brussels office) as operator of the Euroclear System and Clearstream Banking, societe anonyme), ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee or other custodian of the Depositary, or under such Global Note, and the Depositary or its nominee may be treated by the Issuer, the Subsidiary Guarantors, the Trustee and any agent of the Issuer, the Subsidiary Guarantors or the Trustee as the sole owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Subsidiary Guarantors, the Trustee or any agent of the Issuer, the Subsidiary Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such persons governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

     Subject to the provisions of Section 2.09(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     Except as provided in Section 2.09 owners of a beneficial interest in Global Notes will not be entitled to receive physical delivery of certificated Notes.

     (d) Cessation of Restrictions. Upon the consummation of a Registered Exchange Offer, the requirements that any Original Note remaining outstanding
(i) be issued in global
form shall continue to apply, subject to Section 2.09, and (ii) contain the applicable legend set forth in Exhibit A hereto shall continue to apply.

     Any Exchange Note issued in respect of any Note shall bear only the legends set forth in Exhibit B hereto. After a transfer of any Note pursuant to a Shelf Registration Statement, the requirement that any Note be issued in global form shall continue to apply, subject to Section 2.09, but all requirements pertaining to legends on such Note as set forth in Exhibit A hereto shall cease to apply (provided that such Note shall bear the legends set forth in Exhibit B hereto), beneficial interests in such Note shall be reflected in the Exchange Global Note and the provisions relating to the payment of Special Interest on such Note shall cease to apply.

     SECTION 2.02. Execution and Authentication. An authorized member of the board of directors or executive officer of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.

     If an authorized member of the board of directors or executive officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until an authorized signatory of the Trustee manually signs the certificate of authentication, substantially in the form provided in Exhibit A and Exhibit B hereto, on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     Pursuant to an Issuer Order, the Issuer shall execute and the Trustee shall authenticate (a) Original Notes (including one or more Global Notes in accordance with Section 2.01(c)) for original issue up to an aggregate principal amount of $200,000,000, (b) Additional Notes subject to compliance at the time of issuance of such Additional Notes with Section 4.09, and (c) Exchange Notes for issue only in a Registered Exchange Offer, pursuant to the Registration Rights Agreement, for Notes up to a like principal amount. The aggregate principal amount of Notes outstanding shall not exceed the amount set forth herein except as provided in Section 2.07.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

     The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

     SECTION 2.03. Registrar, Security Register and Paying Agent. Subject to any applicable laws and regulations, the Issuer shall cause the Registrar to keep a register (the

"Security Register") at its corporate trust office in which, subject to such reasonable regulations it may prescribe, the Issuer shall provide for the registration of ownership, exchange, and transfer of the Notes. Such registration in the Security Register shall be conclusive evidence of the ownership of Notes. Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged or transferred, canceled, lost, stolen, mutilated or destroyed and whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so canceled and the date on which such Note was canceled.

     The Issuer shall maintain in each of London, England and New York, New York an office or agency where any certificated Notes may be presented for payment to the Paying Agent. The Issuer shall at all times maintain a Paying Agent in Luxembourg as long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require. The Issuer may have one or more Co-Registrars and one or more additional paying agents or exchange agents. The term "Paying Agent" includes any additional paying agent.

     The Issuer shall enter into an appropriate agency agreement with any Paying Agent or Co-Registrar not a party to this Indenture, which, following the effectiveness of a Registration Statement pursuant to the Registration Rights Agreement, shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. Initially, The Bank of New York will act as Paying Agent and Registrar. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 7.07. The Issuer or any of its Wholly Owned Restricted Subsidiaries incorporated in the United States may act as Paying Agent, Registrar, Co-Registrar or transfer agent.

     SECTION 2.04. Denominations. The Notes shall be issued without coupons and only in denominations of $1,000 or any integral multiple thereof.

     SECTION 2.05. Holder Lists and Registration Rights Agreements. (a) The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing no later than the Record Date for each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such Record Date as the Trustee may reasonably require of the names and addresses of Holders.

     (b) The Trustee shall maintain copies of the Registration Rights Agreement available for inspection by Holders during normal business hours at its Corporate Trust Office for so long as there are Notes outstanding which are subject to registration under the Registration Rights Agreement.

     SECTION 2.06. Transfer and Exchange. (a) Where Notes are presented to the Registrar or a Co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange in accordance with the requirements of this Section 2.06. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of alike aggregate principal amount, at the Registrar's request. No service charge shall be made for any registration of transfer or exchange of Notes (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any such registration of transfer or exchange of Notes (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.09, 3.06 or 9.05) or in accordance with an Excess Proceeds Offer pursuant to Section 4.11 or Change of Control Offer pursuant to Section 4.13, not involving a transfer.

     Upon presentation for exchange or transfer of any Note at the office of the Registrar as permitted by the terms of this Indenture and by any legend appearing on such Note, such Note shall be exchanged or transferred upon the Security Register and one or more new Notes shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be. No exchange or transfer of a Note shall be effective under this Indenture unless and until such Note has been registered in the name of such Person in the Security Register. Furthermore, the exchange or transfer of any Note shall not be effective under this Indenture unless the request for such exchange or transfer is made by the Holder or by a duly authorized attorney-in-fact at the office of the Registrar.

     Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Registrar) be duly endorsed, or be accompanied by a written instrument or transfer, in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     In the event that the Issuer delivers to the Trustee a copy of an Officer's Certificate certifying that a registration statement under the Securities Act with respect to the Registered Exchange Offer, or a Shelf Registration Statement has been declared effective by the SEC and that the Issuer has offered Exchange Notes to the Holders in accordance with the Registered Exchange Offer or that Notes have been offered pursuant to such Shelf Registration Statement, the Trustee shall exchange or issue upon transfer, as the case may be, upon request of any Holder, such Holder's Notes for (i) in the case of a Registered Exchange Offer, Exchange Notes upon the terms set forth in the Registered Exchange Offer or (ii) in the case of a transfer pursuant to a Shelf Registration Statement, Notes that comply with the requirements applicable following such a transfer as set forth in Section 2.01(d).

     The Issuer shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of 15 Business days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.02 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     (b) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01 (c) and this Section 2.06(b); provided that a beneficial interest in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the restricted Note legend on the Note, if any.

               (i) Except for transfers or exchanges made in accordance with any of clauses (ii), (iii), (iv) or (v) of this Section 2.06(b), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

               (ii) Restricted Global Note to Regulation S Global Note. If a holder of a beneficial interest in the Restricted Global Note deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to exchange its interest in such Restricted Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Restricted Global Note to a Person who is required to take delivery thereof in the form of an interest in the Regulation S Global Note, such holder may, subject to the rules and procedures of the Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Note only in accordance with this clause (ii). Upon receipt by the Registrar at its office in New York, New York of
          (A) written instructions given by or on behalf of the Depositary in accordance with the rules and procedures of the Depositary directing the Registrar to credit or cause to be credited an interest in the Regulation S Global Note in a specified principal amount and to cause to be debited an interest in the Restricted Global Note, (B) a written order given in accordance with the rules and procedures of the Depositary containing information regarding the Participant account with the Depositary to be deducted and the Participant account to be credited with such increase, (C) a certificate in the form of Exhibit C attached hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and (I) pursuant to and in accordance with Regulation S or (II) that the Note being transferred is being transferred in a transaction permitted by Rule 144 and, (D) such Opinion of Counsel as the Issuer or the Trustee may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Restricted Global Note and the Depositary to increase or cause to be increased the principal amount of the Regulation S Global Note by the aggregate principal amount of the interest in the Restricted Global Note to be exchanged.

               (iii) Regulation S Global Note to Restricted Global Note. If the holder of a beneficial interest in the Regulation S Global Note at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected, subject to the rules and procedures of the Depositary only in accordance with this clause (iii). Upon receipt by the Registrar of (A) written instructions given by or on behalf of the Depositary in accordance with the rules and procedures of the Depositary directing the Registrar to credit or cause to be credited an interest in the Restricted Global Note in a specified principal amount and to cause to be debited an interest in the Regulation S Global Note, (B) a written order given in accordance with the rules and procedures of the Depositary containing information regarding the Participant account with the Depositary to be deducted and the Participant account with the Depositary to be credited with such increase, (C) a certificate in the form of Exhibit D hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and stating that (I) the Person transferring such Interest reasonably believes that the Person acquiring such interest is a QIB and is obtaining such interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or (II) that the Person transferring such interest is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act and, (D) such Opinion of Counsel as the Issuer or the Trustee may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Regulation S Global Note and the Depositary to increase or cause to be increased the principal amount of the Restricted Global Note by the aggregate principal amount of the interest in the Regulation S Global Note to be exchanged.

               (iv) Exchange Global Note to Regulation S Global Note. Following the earlier of the consummation of the Exchange Offer or the transfer of a Note pursuant to a Shelf Registration Statement that results in beneficial interests in such Note being reflected in the Exchange Global Note, if the holder of a beneficial interest in the Exchange Global Note at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected, subject to the rules and procedures of the Depositary, only in accordance with this clause (iv). Upon receipt by the Registrar of written instructions given by or on behalf of the Depositary in accordance with the rules and procedures of the Depositary directing the Registrar to credit or cause to be credited an interest in the Regulation S Global Note in a specified principal amount and to cause to be debited an interest in the Exchange Global Note, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Exchange Global Note and shall instruct the Depositary to increase or cause to be increased the principal amount of the Regulation S Global Note by the aggregate principal amount of the interest in the Exchange Global Note to be exchanged.

               (v) Regulation S Global Note to Exchange Global Note. Following the earlier of the consummation of the Exchange Offer or the transfer of an Note pursuant to a Shelf Registration Statement that results in beneficial interests in such Note being reflected in the Exchange Global Note, if the holder of a beneficial interest in the Regulation S Global Note at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Exchange Global Note, such transfer may be effected, subject to the rules and procedures of the Depositary only in accordance with this clause (v). Upon receipt by the Registrar of written instructions given by or on behalf of the Depositary in accordance with the rules and procedures of the Depositary directing the Registrar to credit or cause to be credited an interest in the Exchange Global Note in a specified principal amount and to cause to be debited an interest in the Regulation S Global Note, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Regulation S Global Note and shall instruct the Depositary to increase or cause to be increased the principal amount of the Exchange Global Note by the aggregate principal amount of the interest in the Regulation S Global Note to be exchanged.

               (vi) Other Exchanges. In the event that a Global Note is exchanged for Notes in certificated, registered form pursuant to
          Section 2.09, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) and (iii) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

     (b) Except in connection with a Registered Exchange Offer or a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Notes are issued upon the transfer, exchange or replacement of Notes bearing the restricted Notes legend set forth in Exhibit A hereto, the Notes so issued shall bear the restricted Notes legend, and a request to remove such restricted Notes legend on Notes will not be honored unless there is delivered to the Issuer such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144(k) under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer, shall authenticate. and deliver Notes that do not bear the legend.

     (c) The Trustee shall have no responsibility for any actions taken or not taken by the Depositary.

     SECTION 2.07. Replacement Notes. If a mutilated certificated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note in such form as the Note mutilated, lost, destroyed or wrongfully taken if the Holder satisfies any other reasonable requirements of the Trustee or the Issuer. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any Co-Registrar, and any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

     Every replacement Note shall be an additional obligation of the Issuer.

     SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

     If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the Note which has been replaced is held by a bona fide purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or by an Affiliate of the Issuer shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgees right so to act with respect to the Notes and that the pledgee is not the Issuer or an Affiliate of the Issuer.

     SECTION 2.09. Certificated Notes. (a) A Global Note deposited with the Depositary or other custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Notes only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as the Depositary for such Global Note, or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Issuer within 90 days of such notice, (ii) the Issuer, at its option, executes and delivers to the Trustee a notice that such Global Note shall be so transferable, registrable and exchangeable and such shall be registrable, (iii) an Event of Default, or an event which after notice or lapse of time or both would be an Event of Default, has occurred and is continuing with respect to the Notes or (iv) the issuance of such certificated Notes is necessary in order for a Holder or beneficial owner to present its Note or Notes to a paying agent in order to avoid any Tax that is imposed on or with respect to a payment made to such Holder or Beneficial Owner. Notice of any such transfer shall be given by the Issuer in accordance with the publication provisions of Section 12.02.

     (b) Any Global Note that is transferable to the beneficial owners thereof in the form of certificated Notes pursuant to this Section 2.09 shall be surrendered by the Depositary to the Registrar, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount at maturity of Notes of authorized denominations in the form of certificated Notes. Any portion of a Global Note transferred or exchanged pursuant to this Section 2.09 shall be executed, authenticated and delivered only in registered form in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Subject to the foregoing, a Global Note is not exchangeable except for a Global Note of like denomination to be registered in the name of the Depositary or its nominee. In the event that a Global Note becomes exchangeable for certificated Notes, payment of principal, any repurchase price, any premium, and interest on the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of the Issuer maintained for such purposes in accordance with section 2.03. Prior to the cessation of transfer restrictions applicable to the Notes in accordance with Section 2.01(d), such certificated Notes shall bear the legends set forth in Exhibit A hereto (unless the Issuer determines otherwise in accordance with applicable law).

     (c) In the event of the occurrence of any of the events specified in
Section 2.09(a), the Issuer will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

     SECTION 2.10. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, in accordance with its customary procedures and no one else shall cancel (subject to the record retention requirements of the Exchange Act and the Trustee's retention policy) all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such cancelled Notes in its customary manner. Except as otherwise provided in this Indenture the Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

     SECTION 2.11. Defaulted Interest. Any interest on any Note that is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and this Indenture (all such interest herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant record date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer may deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted interest; or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. In addition, the Issuer shall fix a special record date for the payment of such Defaulted Interest, such date to be not more than 15 days and not less than 10 days prior to the proposed payment date and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment date. The Issuer shall promptly but, in any event, not less than 15 days prior to the special record date, notify the Trustee of such special record date and, in the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment date of such Defaulted Interest and the special record date therefor to be mailed first-class, postage prepaid to each Holder of Notes as such Holder's address appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment date of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date and shall no longer be payable pursuant to clause (b) below.

(b) The Issuer may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment date pursuant to this clause, such manner of payment shall be deemed reasonably practicable.

     Subject to the foregoing provisions of this Section 2.11, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     SECTION 2.12. Record Date. The Issuer may set a record date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.04 and 6.05. Unless this Indenture provides otherwise, such record date shall by the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.05 prior to such solicitation.

     SECTION 2.13. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

     SECTION 2.14. CUSIP Numbers. The Issuer in issuing the Notes may use CUSIP numbers and ISIN numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers and ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the CUSIP numbers or ISIN numbers.

     SECTION 2.15. Issuance of Additional Notes and Exchange Notes. The Issuer may, subject to Section 4.09 of this Indenture, issue Additional Notes under this Indenture in accordance with the procedures of Section 2.02. The Original Notes issued on the date of this Indenture and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture. The exchange of an Original Note for an Exchange Note shall not constitute payment of the Original Note, but rather a replacement of the evidence of the Issuer's indebtedness under the Original Note so exchanged.

                                    ARTICLE 3

                         REDEMPTION; OFFERS TO PURCHASE

     SECTION 3.01. Notices to Trustee. If the Issuer elects to redeem Notes, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur.

     The Issuer shall give each notice to the Trustee provided for in this
Section 3.01 in writing at least 10 days before the date notice is mailed to the Holders of Notes pursuant to Section 3.03 unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer's Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

     SECTION 3.02. Selection of Notes to be Redeemed. If fewer than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances, provided that no Notes of less than $1,000 principal amount at maturity shall be redeemed in part. The Trustee shall make the selection from outstanding Notes not previously called for redemption. Notes and portions of Notes the Trustee selects shall be in amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer in writing promptly of the Notes or portions of Notes to be redeemed.

     SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Notes, the Issuer shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed and shall comply with the publication provisions relating to such notice in accordance with Section 12.02.

     The notice shall identify the Notes to be redeemed and shall state (including CUSIP numbers, ISIN numbers and Common Codes):

     (a) the redemption date;

     (b) the redemption price and the amount of accrued interest, if any, to be paid;

     (c) the name and address of the Paying Agent;

     (d) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest (if any);

     (e) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Global Note, the principal amount of the Global Note will be reduced on the Security Register, adjusting the principal amount thereof to be equal to the unredeemed portion;

     (f) if any certificated Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such certificated Note, a new certificated Note or certificated Notes in principal amount equal to the unredeemed portion will be issued;

     (g) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

     (h) that, unless the Issuer and the Subsidiary Guarantors default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Notes (or portion thereof) called for redemption shall cease to accrue on and after the redemption date;

     (i) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

     (j) that no representation is made as to the correctness or accuracy of the CUSIP ISIN, Common Code or similar number, if any, listed in such notice or printed on the Notes.

     At the Issuer's written request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the notice and the other information required by this Section 3.03.

     SECTION 3.04. Effect of Notice of Redemption. Once a notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     SECTION 3.05. Deposit of Redemption Price. On the Business Day prior to the redemption date, the Issuer or the Subsidiary Guarantors shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) a sum in same day funds sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date) on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Issuer to the Trustee for cancellation. The Paying Agent shall return to the Issuer, or the Subsidiary Guarantors, as the case may be, any money so deposited which is not required for that purpose.

     If the Issuer or the Subsidiary Guarantors comply with the preceding paragraph, then, unless the Issuer or the Subsidiary Guarantors default in the payment of such redemption price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Notes are presented for payment.

     SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on the Security Register to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided that each such Global Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof. Upon surrender and cancellation of a certificated Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled; provided that each such certificated Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof.

     SECTION 3.07. Optional Redemption. The Issuer may redeem all or any portion of the Notes, upon the terms and at the redemption prices set forth in each of the Notes. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

     SECTION 3.08. Excess Proceeds Offer and Change of Control Offer. (a) In the event that, pursuant to Section 4.11 or 4.13, the Issuer shall commence an Excess Proceeds Offer or Change of Control Offer to all Holders of the Notes to purchase Notes, the Issuer shall follow the procedures in this Section 3.08.

     (b) The Excess Proceeds Offer or the Change of Control Offer, as the case may be, shall remain open for a period specified by the Issuer, which shall be no less than 30 calendar days and no more than 60 calendar days following its commencement (which occurs on the date that the notice pursuant to Section 3.08(e) is mailed) (the "Commencement Date") (as determined in accordance with
Section 4.11 or 4.13, as the case may be), except to the extent that a longer notice period is required by applicable law (the "Tender Period"). Upon the expiration of the Tender Period (the "Purchase Date"), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.11 or 4.13 (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes timely and otherwise properly tendered in response to the Excess Proceeds Offer or the Change of

Control Offer, as the case may be, and not withdrawn in accordance with the procedures set forth in this Section 3.08.

     (c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued interest will be paid to the Holder in whose name such Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders with respect to Notes tendered pursuant to the Excess Proceeds Offer or the Change of Control Offer, as the case may be.

     (d) The Issuer or a Subsidiary Guarantor shall provide the Trustee with notice of the Excess Proceeds Offer or the Change of Control Offer, as the case may be, at least 10 days before the Commencement Date. Prior to the Commencement Date of any Excess Proceeds Offer or Change of Control Offer, the Issuer or a Subsidiary Guarantor shall furnish to the Trustee an Officer's Certificate and an Opinion of Counsel stating that all conditions precedent to such Excess Proceeds Offer or Change of Control Offer contained in this Indenture have been met.

     (e) Within the time period specified in Section 4.11(3) if the Issuer becomes obligated to make an Excess Proceeds Offer, or within the time period specified in Section 4.13 following a Change of Control, the Issuer or a Subsidiary Guarantor shall cause a notice of the Excess Proceeds Offer of Change of Control Offer, as the case may be, to be sent at least once to the newswire service of Bloomberg or similar business news service in the United States and shall send, by first-class mail, with a copy to the Trustee, a notice to each of the Holders and shall comply with the publication provisions relating to such notice in accordance With Section 12.02, and shall state:

               (i) that the Excess Proceeds Offer or the Change of Control Offer is being made pursuant to this Section 3.08 and, as applicable,
          Section 4.11 or 4.13, the length of time the Excess Proceeds Offer or the Change of Control Offer will remain open and that, in the case of a Change of Control Offer, all Notes timely and otherwise properly tendered will be accepted for payment, and that, in the case of an Excess Proceeds Offer, the Notes timely and otherwise properly tendered will be accepted for payment subject to clause (viii) of this
          Section 3.08(e);

               (ii) the Offer Amount, the purchase price (as determined in accordance with Section 4.11 or 4.13) and the Purchase Date which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date notice of such Offer is mailed;

               (iii) that any Note or portion thereof not tendered or accepted for payment will continue to accrue interest;

               (iv) the aggregate principal amount of Notes (or portions thereof) to be purchased;

               (v) that, unless the Issuer and the Subsidiary Guarantors default in the payment of the purchase price, all Notes or portions thereof accepted for payment pursuant to the Excess Proceeds Offer or the Change of Control Offer shall cease to accrue interest after the Purchase Date;

               (vi) that Holders electing to have any Notes or portions thereof purchased pursuant to an Excess Proceeds Offer or Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

               (vii) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Purchase Date or such longer period as may be required by law, a letter or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Holder, the principal amount of the Note or portion thereof the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have the Note or portion thereof purchased;

               (viii) that, in the case of an Excess Proceeds Offer, if the aggregate principal amount of Notes (together with accrued interest, if any, thereon) surrendered by Holders exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis as provided in Section 3.02;

               (ix) that the Holder of a Global Note whose Global Note is purchased only in part will have the principal amount of its Global Note reduced on the Security Register, which principal amount of such Global Note will be adjusted by the Registrar to equal the unpurchased portion of the Global Note surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof and that Holders of any certificated Notes whose certificated Notes are being purchased only in part will be issued new certificated Notes equal in principal amount to the unpurchased portion of the certificated Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof;

               (x) a description, in the case of a Change of Control Offer, of the transaction or transactions constituting the relevant Change of Control Triggering Event; and

               (xi) the procedures that the Holders of Notes must follow in order to tender their Notes (or a portion thereof) for payment.

In addition, the notice shall, to the extent required by Section 4.08 and permitted by applicable law, be accompanied by a copy of the information regarding the Issuer and its Subsidiaries which is required to be contained in the most recent quarterly report required to be filed with the SEC or furnished to the Trustee pursuant to Section 4.08 or annual report (including any financial statements or other information required to be included or incorporated by reference therein) and any reports on Form 6-K (or any successor form) which the Issuer has filed with the SEC or furnished to the Trustee pursuant to Section 4.08 since the date of such quarterly report or annual report, as the case may be, on or prior to the date of the notice. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer or the Change of Control Offer, as the case may be. If the Issuer or a Subsidiary Guarantor requests the Trustee to furnish such information to the Holders, the Trustee shall promptly notify the Issuer whether the Trustee will comply with such request, and in any event, the Issuer or the Subsidiary Guarantor shall provide the Trustee with the information required by this Section 3.08(e) within a reasonable time prior to the expiration of the relevant time periods specified in the first sentence of this Section 3.08(e).

     (f) On the Purchase Date, the Issuer or a Subsidiary Guarantor shall, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Excess Proceeds Offer or the Change of Control Offer, (ii) irrevocably deposit with the Paying Agent in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the terms of this Section 3.08, (iii) deliver or cause the Depositary or the Paying Agent to deliver to the Trustee the Notes so accepted and (iv) deliver to the Trustee an Officer's Certificate stating that such Notes or portions thereof have been accepted for payment in accordance with the terms of this Section
3.08. On the Purchase Date, the Paying Agent shall promptly cause the principal amount of any Global Note so tendered to be reduced on the Security Register in an amount equal to any unpurchased portion of such Global Note, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof and shall promptly authenticate and mail or deliver to each tendering Holder of a certificated Note, if any, a new certificated Note equal in principal amount to any unpurchased portion of the certificated Note surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof. The Issuer or a Subsidiary Guarantor, as the case may be, shall promptly (but in any case not later than ten (10) calendar days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted for purchase in accordance with this Section 3.08. Any Notes not so accepted shall be promptly mailed or delivered by or on behalf of the Issuer to the Holder thereof. The Issuer or a Subsidiary Guarantor shall publicly announce the results of the Excess Proceeds Offer or the Change of Control Offer on the Purchase Date in accordance with the publication provisions of Section 12.02.

     (g) The Issuer and the Subsidiary Guarantors, as appropriate, shall comply with the requirements of Rule 13e-4 and Rule 14e-1 of Regulation 14E under the Exchange Act and any other U.S., Canadian, U.K. and European securities laws and regulations to the extent applicable in connection with the repurchase of the Notes with respect to the Excess Proceeds Offer or the Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the Excess Proceeds Offer or Change of Control Offer, each of the Issuer and the Subsidiary Guarantors shall comply with such provisions and shall not be deemed to have breached their obligations under Section 4.11 and Section 4.13 by virtue thereof. The Excess Proceeds Offer or the Change of Control Offer shall include all instructions and materials necessary to enable such Holders to tender their Notes.

                                    ARTICLE 4

                                    COVENANTS

     SECTION 4.01. Payment of Notes. The Issuer or the Subsidiary Guarantors shall promptly pay the principal of, premium, if any, interest (including Special Interest, if any), and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and Interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all principal and interest then due. The Issuer shall provide to the Trustee not later than one Business Day prior to any payment date a sum sufficient to make payments hereunder.

     The Issuer or the Subsidiary Guarantors shall pay interest on overdue principal at the rate specified therefor in the Notes. It shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SECTION 4.02. Maintenance of Office or Agency. The Issuer and the Subsidiary Guarantors shall maintain in each of London, England, and New York, New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Issuer or the Subsidiary Guarantors in respect of the Notes and this Indenture may be served. The offices of The Bank of New York at One Canada Square, London E14 5AL, England and at 101 Barclay Street, New York, New York, 10286, USA shall be such offices or agencies, unless the Issuer or the Subsidiary Guarantors shall designate and maintain some other office or agency for one or more of such purposes. The Issuer and the Subsidiary Guarantors also shall at all times maintain a Paying Agent in Luxembourg so long as the Notes are listed on The Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require. The Issuer or the Subsidiary Guarantors shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer or the Subsidiary Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and each of the Issuer and the Subsidiary Guarantors hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Issuer or the Subsidiary Guarantors may also from time to time designate one or more other offices or agencies (in or outside of London, England and New York, New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided that no such designation or rescission shall in any manner relieve the Issuer or the Subsidiary Guarantors of their obligation to maintain an office or agency in London, England and New York, New York for such purposes. The Issuer and the Subsidiary Guarantors shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

     SECTION 4.03. Money for Note Payments To Be Held in Trust. If either the Issuer or the Subsidiary Guarantors shall at any time act as Paying Agent, such Person shall, on or before each due date of the principal of, premium, if any, interest (including Special Interest, if any), or Additional Amounts, if any, on any of the Notes, segregate and hold in trust (with respect to the Subsidiary Guarantors, if possible under applicable law) for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of, premium, if any, interest (including Special Interest, if any), or Additional Amounts, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

     Whenever the Issuer shall have one or more Paying Agents for the Notes, it shall, on or before each due date of the principal of, premium, if any, interest (including Special Interest, if any), or Additional Amounts, if any, on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal, premium, if any, interest or Additional Amounts, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, interest or Additional Amounts, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of such action or any failure so to act.

     The Issuer shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.03, that such Paying Agent shall:

     (a) hold all sums held by it for the payment of the principal of, premium, if any, interest (including Special Interest, if any), or Additional Amounts, if any, on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (b) give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, interest (including Special Interest, if any), or Additional Amounts, if any; and

     (c) at any time during the continuance of. any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Issuer or the Subsidiary Guarantors may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or the Subsidiary Guarantors or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or the Subsidiary Guarantors or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer or the Subsidiary Guarantors (if possible under applicable law) in trust for the payment of the principal of premium, if any, interest (including Special Interest, if any), or Additional Amounts, if any, on any Note and remaining unclaimed for three years after such principal, premium or interest or Additional Amounts has become due and payable shall be paid to the Issuer and the Subsidiary Guarantors or (if then held by the Issuer and the Subsidiary Guarantors) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer and the Subsidiary Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer or the Subsidiary Guarantors as trustee thereof, shall thereupon cease; provided, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer or the Subsidiary Guarantors cause to be published once, in accordance with the publication provisions of Section 12.02, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to tile Issuer or the Subsidiary Guarantors.

     SECTION 4.04. Corporate Existence. Subject to Article 5, each of the Issuer and the Subsidiary Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Issuer and the Subsidiary Guarantors and each Subsidiary; provided that the Issuer and the Subsidiary Guarantors shall not be required to preserve any such right or franchise if the board of directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Subsidiary Guarantors and its and their Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

     SECTION 4.05. Maintenance of Properties. The Issuer shall cause all properties owned by it or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.05 shall prevent the Issuer from discontinuing the maintenance of any such properties if such discontinuance is, in the judgment of the Issuer, desirable in the conduct of the business of the Issuer and the Restricted Subsidiaries as a whole and not disadvantageous in any material respect to the Holders.

     SECTION 4.06. Insurance. The Issuer shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with carriers believed by the Issuer to be responsible, against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and coinsurance provisions, as the Issuer believes are customarily carried by similar businesses, of similar size, including as appropriate general liability, property and casualty loss and interruption of business insurance.

     SECTION 4.07. Statement as to Compliance. (a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer's Certificate stating that in the course of the performance by the signer of its duties as an officer of the Issuer he would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period and if any specifying such Default, its status and what action the Issuer is tatting or proposed to take with respect thereto. For purposes of this
Section 4.07(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture. The Issuer shall comply with TIA ss. 314(a)(4).

     (b) When any Default has occurred and is continuing under this Indenture, or if the trustee of, or the holder of, any other evidence of Debt of the Issuer or any Subsidiary outstanding in a principal amount of $10 million or more gives any notice stating that it is a Notice of Default or takes any other action to accelerate such Debt or enforce any Note therefor, the Issuer shall deliver to the Trustee within five Business days by registered or certified mail or facsimile transmission an Officer's Certificate specifying such event, notice or other action, its status and what action the Issuer is taking or proposes to take with respect thereto.

     SECTION 4.08. Reports to Holders.

     Whether or not required by the Commission, so long as any Notes are outstanding, the Issuer shall file with, or furnish to, the Commission and provide such information to the Trustee and Holders of the Notes within 15 days of the periods set forth below (which filing shall be made electronically if the Commission allows such electronic filing and in a form prescribed by the Commission to allow it to be available via the Commission's Internet site at www.sec.gov):

     (a) within 120 days following the end of the Issuer's fiscal year ended 31st December 2002 all annual information that would be required to be contained in a filing with the Commission on Form 40-F (or any successor form);

     (b) within 90 days following the end of the Issuer's fiscal year ended 31st December 2003 and each of the Issuer's fiscal years thereafter (or such shorter period as the Commission may in the future prescribe), all annual information that would be required to be contained in a filing with the Commission on Form 40-F (or any successor form);

     (c) within 45 days following the end of the first three fiscal quarters in each of the Issuer's fiscal years after the end of the Issuer's fiscal quarter ending 30th September 2002 (or such shorter period as the Commission may in the future prescribe), reports on Form 6-K (or any successor form) containing substantially the same information as would be required to be contained in a filing with the Commission on Form 10-Q (or any successor form) for such period if the Issuer were required to file such form (provided that financial information may be prepared in accordance with GAAP, with an appropriate reconciliation to U.S. generally accepted accounting principles); and

     (d) promptly from time to time after the occurrence of an event required to be reported therein, such other reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 8-K (or any successor form).

     In addition, if the Issuer ceases to be subject to Section 13 or 15(d) of the Exchange Act or exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Issuer shall furnish to the holders of the Notes and to prospective investors, upon the requests of such holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Exchange Act by Persons who are not "affiliates" under the Securities Act.

     The Issuer shall also make available copies of all reports furnished or filed with the SEC (a) on the Issuer's website, (b) through the newswire service of Bloomberg, or, if Bloomberg does not then operate, any similar agency and (c) if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, copies of such reports furnished or filed with the Commission shall also be made available at the specified office of the paying agent in Luxembourg.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

     SECTION 4.09. Limitation on Debt. (1) The Issuer shall not, and shall not permit any Restricted Subsidiary to, create, issue, incur, assume, guarantee or in any manner become directly or indirectly liable with respect to, or otherwise become responsible for, contingently or otherwise, the payment of (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Debt (including any Acquired Debt), unless no Default or Event of Default would occur or be continuing after giving effect on a pro forma basis to such incurrence of Debt and:

     (a) at the time of such incurrence the Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Debt, taken as one period, would be greater than 2.5 to 1.0 if such incurrence is on or prior to July 3, 2003 and 3.0 to 1.0 if such incurrence is after such date; and,

     (b) with respect to any Restricted Subsidiary, such Debt (other than Acquired Debt or Debt of a Qualified Finance Company Subsidiary) is not Public Debt.

     (2) This covenant shall not, however, prohibit the following (collectively, "Permitted Debt"):

     (a) the incurrence by the Issuer or any Restricted Subsidiary of Debt under Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed $525 million, minus (i) the amount of any permanent repayments or prepayment of such Debt with the proceeds of Asset Sales made in accordance with Section 4.11 (Limitation on Sales of Certain Assets) (but only to the extent of any corresponding commitment reduction if such Debt is revolving credit borrowings), and (ii) the amount of any scheduled permanent principal repayment provided for by the terms of the Revolving Credit Facilities from time to time (unless refinanced on the date of such prepayment), to be deducted on the date of each such repayment;

     (b) the incurrence by the Issuer of Debt pursuant to the Notes (other than Additional Notes) and the incurrence of Debt by the Subsidiary Guarantors pursuant to the Guarantees;

     (c) any Debt of the Issuer or any of its Restricted Subsidiaries (other than Debt described in another clause of this paragraph) outstanding on the date of this Indenture;

     (d) the incurrence by the Issuer or any Restricted Subsidiary of intercompany Debt between the Issuer or any Restricted Subsidiary or between or among Restricted Subsidiaries; provided that

               (i) if the Issuer is the obligor on any such Debt, unless required by a Credit Facility, it is (x) unsecured and (y) is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether upon Stated Maturity, acceleration or otherwise) to the payment and performance of the Issuer's obligations under the Notes, unless such Debt is owed to a Qualified Finance Company Subsidiary, in which case it may rank equally in right of payment with the performance of the Issuer's obligations under the Notes; and

               (ii) (x) any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to the Issuer or a Restricted Subsidiary) and (y) any transaction pursuant to which any Restricted Subsidiary that has Debt owing to the Issuer or another Wholly Owned Restricted Subsidiary ceases to be a Restricted Subsidiary, shall, in each case, be deemed to be an incurrence of such Debt not permitted by this clause (d); or

               (iii) if the Issuer is the obligor on any such Debt, unless otherwise required by a Credit Facility, the aggregate principal amount of such intercompany Debt outstanding at any one time does not exceed $25 million.

     (e) guarantees of the Issuer's Debt by any Restricted Subsidiary that are permitted by and made in accordance with the provisions of Section 4.20 (Limitation on Guarantees of Debt by Restricted Subsidiaries) below;

     (f) the incurrence by the Issuer or any Restricted Subsidiary of Debt arising from agreements providing for guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock, other than guarantees or similar credit support given by the Issuer or any Restricted Subsidiary of Debt incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect of all such Debt permitted pursuant to this clause shall at no time exceed the net proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received from the sale of such assets;

     (g) the incurrence by the Issuer or any Restricted Subsidiary of Debt under Currency Agreements, directly related to transactions entered into in the ordinary course of business and not for speculative purposes; provided that such Currency Agreements do not increase the obligations outstanding of the Issuer and its Restricted

     Subsidiaries on a consolidated basis, other than the obligations outstanding as a result of fluctuations in foreign currency exchange rates or by reason of any reasonable fees, indemnities and compensation payable thereunder;

     (h) the incurrence by the Issuer or any Restricted Subsidiary of Debt under one or a related series of Interest Rate Agreements entered into for the purpose of limiting interest rate risk, provided that such Interest Rate Agreement is or Interest Rate Agreements are not entered into for speculative purposes;

     (i) the incurrence by the Issuer or any Restricted Subsidiary of Debt under Fuel Hedging Agreements entered into in the ordinary course of business, for the purpose of limiting the impact of commodity price fluctuations, provided that such Fuel Hedging Agreements do not increase the amount of Debt or other obligations outstanding of the Issuer and its Restricted Subsidiaries on a consolidated basis, other than as a result of fluctuations in commodity prices or by reason of any reasonable fees, indemnities and compensation payable thereunder;

     (j) the incurrence by the Issuer or any Restricted Subsidiary of Debt represented by Capitalised Lease Obligations, mortgage financings or purchase money obligations, or other Debt incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property or assets in each case incurred for the purpose of financing or refinancing all or any part of the purchase price, lease expense or cost of construction or improvement of property used in the Issuer's or any Restricted Subsidiary's business (including any reasonable related fees or expenses incurred in connection with such acquisition or development), provided that the principal amount of such Debt so incurred when aggregated with other Debt previously incurred in reliance on this clause (j) and still outstanding shall not in the aggregate exceed 5% of Total Tangible Assets as determined at the date of such incurrence; and provided further that the total principal amount of any Debt incurred in connection with an acquisition or development permitted under this clause
     (j) did not in each case at the time of incurrence exceed (i) the Fair Market Value of the acquired or constructed asset or improvement so financed or (ii) in the case of an uncompleted constructed asset, the cost of the asset to be constructed, as determined on the date the contract for construction of such asset was entered into by the Issuer or the relevant Restricted Subsidiary (including, in each case, any reasonable related fees and expenses incurred in connection with such acquisition, construction or development);

     (k) the incurrence of Debt by the Issuer or any Restricted Subsidiary in respect of workers' compensation and claims arising under similar legislation, or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

     (l) the incurrence of Debt by the Issuer or any Restricted Subsidiary arising from: (i) the honouring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Debt is extinguished within 15 business days of incurrence, (ii) bankers' acceptances, performance, surety, judgment, appeal or similar bonds, instruments or obligations;

     and (iii) completion guarantees provided or letters of credit obtained by the. Issuer or any Restricted Subsidiary in the ordinary course of business;

     (m) the incurrence of Debt pursuant to Permitted Receivables Financings in an aggregate principal amount not to exceed 25% of Total Receivables as determined at the date of such incurrence;

     (n) the incurrence by the Issuer or any Restricted Subsidiary of Debt owed to employees in connection with loan stock issued under employee stock purchase plans, so long as the aggregate principal amount of all such Debt outstanding at any one time does not exceed $2 million;

     (o) the incurrence by the Issuer or any Restricted Subsidiary of Debt in relation to: (i) regular maintenance required to maintain the classification of any of the ships owned or chartered on bareboat terms by the Issuer or any Restricted Subsidiary; (ii) scheduled dry-docking of any of the ships owned by the Issuer or any Restricted Subsidiary for normal maintenance purposes; and (iii) any expenditures that swan or may be reasonably expected to be recoverable from insurance on such ships;

     (p) the incurrence by the Issuer or any Restricted Subsidiary of Debt in relation to the provision of bonds, guarantees, letters of credit or similar obligations required by the United States Federal Maritime Commission or other governmental or regulatory agencies in connection with ships owned or business conducted by the Issuer or any Restricted Subsidiary;

     (q) the incurrence by the Issuer or any Restricted Subsidiary of Debt in relation to the provision in the ordinary course of business of bonds, guarantees, letters of credit or similar obligations required to remove Liens asserted by third parties pursuant to ship arrests;

     (r) the incurrence by the Issuer or any Restricted Subsidiary of Debt to finance the replacement of a ship upon a total loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture, or other taking of title to or use of such ship (collectively, a "Total Loss") in an aggregate amount no greater than the amount that is equal to the contract price for such replacement ship less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance) received by the Issuer or any Restricted Subsidiary from any Person in connection with the Total Loss in excess of amounts actually used to repay Debt secured by the ship subject to the Total Loss;

     (s) the incurrence of Debt by the Issuer or any Restricted Subsidiary (other than and in addition to Debt permitted under clauses (a) through (r) above and clause (t) below) in an aggregate principal amount at any one time outstanding not to exceed $25 million; and

     (t) the incurrence by a Person of Permitted Refinancing Debt in exchange for or the net proceeds of which are used to refund, replace or refinance
     (i) Debt incurred by it pursuant to paragraph (a) of this Section 4.09,
     (ii) the Notes and (iii) Debt outstanding on the date of this Indenture.

     (3) For purposes of determining compliance with any restriction on the incurrence of Debt in U.S. dollars where Debt is denominated in a different currency, the amount of such Debt shall be the Dollar Equivalent determined on the date of such determination, provided that if any such Debt denominated in a different currency is subject to a Currency Agreement (with respect to U.S. dollars) covering principal amounts payable on such Debt, the amount of such Debt expressed in U.S. dollars shall be adjusted to take into account the effect of such agreement. The principal amount of any Permitted Refinancing Debt incurred in the same currency as the Debt being refinanced shall be the Dollar Equivalent of the Debt refinanced determined on the date such Debt being refinanced was initially incurred. Notwithstanding any other provision of this covenant, for purposes of determining compliance with this Section 4.09, increases in Debt solely due to fluctuations in the exchange rates of currencies shall not be deemed to exceed the maximum amount that the Issuer or a Restricted Subsidiary may incur under this Section 4.09.

     (4) For purposes of determining any particular amount of Debt under this
Section 4.09:

     (a) Guarantees, Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included;

     (b) any Liens granted pursuant to the equal and rateable provisions referred to in Section 4.14 (Limitation on Liens) shall not be treated as Debt; and

     (c) accrual of interest, accrual of dividends, the accretion of accreted value, the obligation to pay commitment fees and the payment of interest in the form of additional Debt shall not be treated as Debt.

     (5) In the event that an item of Debt meets the criteria of more than one of the types of Debt described in this Section 4.09, the Issuer, in its sole discretion, shall classify items of Debt and shall only be required to include the amount and type of such Debt in one of such clauses and the Issuer shall be entitled to divide and classify an item of Debt in more than one of the types of Debt described in this Section 4.09, and may change the classification of an item of Debt (or any portion thereof) to. any other type of Debt described in this Section 4.09 at any time.

     SECTION 4.10. Limitation on Restricted Payments. (1) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions (each of which is a "Restricted Payment" and which are collectively referred to as "Restricted Payments"):

     (a) declare or pay any dividend on or make any distribution (whether made in cash, securities or other property) with respect to any shares of the Issuer's or its Restricted Subsidiaries' Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any Restricted Subsidiary) (other than (i) to the Issuer or any Wholly Owned Restricted Subsidiaries or (ii) to all Holders of Capital Stock of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Issuer or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) except for dividends or distributions payable solely in shares of the Issuer's Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock;

     (b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation), directly or indirectly, any shares of the Issuer's Capital Stock or any Capital Stock of any Affiliate of the Issuer held by persons other than the Issuer or a Restricted Subsidiary (other than Capital Stock of any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result thereof) or any options, warrants or other rights to acquire such shares of Capital Stock;

     (c) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Debt (provided that such principal payment or acquisition for value of Subordinated Debt, if otherwise permitted to be made under this Indenture, may be made up to 90 days prior to such scheduled date); or

     (d) make any Investment (other than any Permitted Investment) in any Person, other than an Investment in a Person that shall become or be merged into or amalgamated or consolidated with a Restricted Subsidiary as a result of such Investment.

     If any Restricted Payment described above is not made in cash, the Issuer shall calculate the amount of the proposed Restricted Payment at the Fair Market Value of the asset to be transferred.

     (2) Notwithstanding paragraph (1) above, the Issuer may make Restricted Payments if, at the time of and after giving pro forma effect to, such proposed Restricted Payment:

     (a) no Default or Event of Default has occurred and is continuing;

     (b) the Issuer could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section 4.09 (Limitation on Debt); and

     (c) the aggregate amount of all Restricted Payments declared or made after the date of this Indenture does not exceed the sum of:

               (i) 50% of the Issuer's aggregate Consolidated Adjusted Net Income calculated on a cumulative basis during the period beginning on 31st March 2002 and ending on the last day of its last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate Consolidated Adjusted Net Income shall be a negative number, minus 100% of such negative amount); plus

               (ii) the aggregate Net Cash Proceeds received by the Issuer after the date of this Indenture as capital contributions or from the issuance or sale (other than to any Subsidiary) of Shares of the Issuer's Qualified Capital Stock (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of the Issuer's Qualified Capital Stock (except, in each case to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Debt as set forth in (b) or (c) of paragraph (3) below) (excluding the Net Cash Proceeds from (x) the issuance of the Issuer's 8,500,000 Common Shares made on July 3, 2002 (including any Common Shares subsequently issued in connection with the exercise of any over-allotment option related thereto) and (y) the issuance of Qualified Capital Stock of the Issuer financed, directly or indirectly, using funds borrowed from the Issuer or any Subsidiary until and to the extent such borrowing is repaid), plus

               (iii) (x) the amount by which the Issuer's Debt or Debt of any Restricted Subsidiary is reduced on the Issuer's consolidated balance sheet after the date of this Indenture upon the conversion or exchange (other than by the Issuer or its Subsidiary) of such Debt into Qualified Capital Stock of the Issuer, and (y) the aggregate Net Cash Proceeds received after the date of this Indenture by the Issuer from the issuance or sale (other than to any Subsidiary) of Redeemable Capital Stock that has been converted into or exchanged for the Issuer's Qualified Capital Stock, to the extent such Redeemable Capital Stock was originally sold for cash or Cash Equivalents, together with, in the cases of both (x) and (y), the aggregate net cash proceeds received by the Issuer at the time of such conversion or exchange (excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock of the Issuer financed, directly or indirectly, using funds borrowed from the Issuer or any Subsidiary until and to the extent such borrowing is repaid), plus

               (iv) (x) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the date of this Indenture, an amount (to the extent not included in Consolidated Adjusted Net Income) equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes, and (y) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Issuer's interest in such Subsidiary provided that such amount shall not in any case exceed the amount of the Restricted Payment deemed made at the time that the Subsidiary was designated as an Unrestricted Subsidiary.

     (3) Notwithstanding paragraphs (1) and (2) above, the Issuer and any Restricted Subsidiary may take the following actions so long as (with respect to clauses (b) through (f) below) no Default or Event of Default has occurred and is continuing:

          (a) the payment of any dividend within 60 days after the date of its declaration if at such date of its declaration such payment would have been permitted by the provisions of paragraph (2) above;

          (b) the purchase, redemption or other acquisition or retirement for value of any shares of the Issuer's Capital Stock or options, warrants or other rights. to acquire such

          Capital Stock in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of the Issuer's Qualified Capital Stock or options, warrants or other rights to acquire such Capital Stock;

          (c) the purchase, redemption, defeasance or other acquisition or retirement for value or payment of principal of any Subordinated Debt in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of the Issuer's Qualified Capital Stock;

          (d) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt (other than Redeemable Capital Stock) in exchange for, or out of the Net Cash Proceeds of a substantially concurrent incurrence (other than to a Subsidiary) of, Permitted Refinancing Debt;

          (e) the repurchase of Capital Stock deemed to occur upon the exercise of stock options if the cumulative aggregate value of such repurchases does not exceed the cumulative aggregate amount of the exercise price of such options received;

          (f) payments or distributions to dissenting shareholders pursuant to applicable law in connection with or in contemplation of a merger, consolidation or transfer of assets that complies with the provisions of this Indenture relating to mergers, consolidations or transfers of substantially all of the Issuer's assets;

          (g) cash payments in lieu of issuing fractional shares pursuant to the exercise or conversion of any exercisable or convertible securities; and

          (h) any other Restricted Payment provided that the total aggregate amount of Restricted Payments made under this clause (h) does not exceed $25 million.

     The actions described in clauses (a), (f) and (g) of this paragraph (3) are Restricted Payments that shall be permitted to be made in accordance with this paragraph (3) but that reduce the amount that would otherwise be available for Restricted Payments under clause (c) of paragraph (2) above.

     SECTION 4.11. Limitation on Sale of Certain Assets.

     (1) The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Sale unless:

     (a) the consideration the Issuer or such Restricted Subsidiary receives for such Asset Sale is not less than the Fair Market Value of the assets sold (as determined by the Issuer's management or, in the case of any Asset Sale having a Fair Market Value greater than $10 million, as determined by the Issuer's board of directors and evidenced by a board resolution);

     (b) at least 75% of the consideration the Issuer or the relevant Restricted Subsidiary receives in respect of such Asset Sale consists of (i) cash (including any Net Cash

     Proceeds received from the conversion within 30 days of such Asset Sale of securities received in consideration of such Asset Sale); (ii) Cash Equivalents; (iii) the assumption by the purchaser of (x) the Issuer's Debt or Debt of any Restricted Subsidiary (other than Subordinated Debt) as a result of which the Issuer and the Restricted Subsidiaries are no longer obligated in respect of such Debt or (y) Debt of a Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, if the Issuer and each other Restricted Subsidiary is released from any guarantee of such Debt as a result of such Asset Sale; or (iv) a combination of the consideration specified in clauses (i) to (iii); and

     (c) the Issuer delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the provisions described in the foregoing clauses (a) and (b).

     (2) If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary may use the Net Cash Proceeds of the Asset Sale, within 360 days after such Asset Sale, to (a) permanently repay or prepay any then outstanding Debt of any Restricted Subsidiary (and to effect a corresponding commitment reduction if such Debt is revolving credit borrowings) owing to a Person other than the Issuer or a Restricted Subsidiary, or (b) invest in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that shall be used in the business of the Issuer or its Restricted Subsidiaries. The amount of such Net Cash Proceeds not so used as set forth in this paragraph (2) constitutes "Excess Proceeds".

     (3) When the aggregate amount of Excess Proceeds exceeds $25 million, the Issuer shall, within 20 business days, make an offer to purchase (an "Excess Proceeds Offer") from all Holders of Notes and from the Holders of any Pari Passu Debt, to the extent required by the terms thereof, on a pro rata basis, in accordance with the procedures set forth in this Indenture or the agreements governing any such Pari Passu Debt, the maximum principal amount (expressed as a multiple of $1,000) of the Notes and any such Pari Passu Debt that may be purchased with the amount of Excess Proceeds. The offer price as to each Note and any such Pari Passu Debt shall be payable in cash in an amount equal to (solely in the case of the Notes) 100% of the principal amount of such Note and (solely in the case of Pari Passu Debt) no greater than 100% of the principal amount (or accreted value, as applicable) of such Pari Passu Debt, plus in each case accrued interest, if any, to the date of purchase.

     To the extent that the aggregate principal amount of Notes and any such Pari Passu Debt tendered pursuant to an Excess Proceeds Offer is less than the amount of Excess Proceeds, the Issuer may use the amount of such Excess Proceeds not used to purchase Notes and Pari Passu Debt for general corporate purposes that are not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and any such Pari Passu Debt validly tendered and not withdrawn by Holders thereof exceeds the amount of Excess Proceeds, Notes and any such Pari Passu Debt to be purchased shall be selected on a pro rata basis (based upon the principal amount of Notes and the principal amount or accreted value of such Pari Passu Debt tendered by each Holder). Upon completion of such Excess Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

     (4) If the Issuer is obligated to make an Excess Proceeds Offer, the Issuer shall purchase the Notes and Pari Passu Debt, at the option of the Holders thereof, in whole or in


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

part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Excess Proceeds Offer is given to such Holders, or such later date as may be required under the Exchange Act.

     (5) Notwithstanding any of the foregoing, the Issuer or any Restricted Subsidiary may engage in an Asset Swap and the provisions in clauses (2), (3) and (4) above shall not apply to such Asset Swap except in respect of any Net Cash Proceeds received by the Issuer or any Restricted Subsidiary; provided that the Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Swap, unless:

     (a) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (b) with respect to any Asset Swap involving the transfer of assets having a value greater than $10 million, the Issuer delivers a board resolution (set out in an Officers' Certificate to the Trustee) resolving that the fairness of such Asset Swap has been approved by a majority of the Disinterested Directors (or in the event there is only one Disinterested Director, by such Disinterested Director) of the Issuer's board of directors;

     (c) with respect to any Asset Swap involving the transfer of assets having a value greater than $50 million, the Issuer delivers to the Trustee a written opinion of an investment banking firm of international standing or an internationally recognised appraisal firm or accounting firm, whichever is most qualified, stating that the Asset Swap is fair to the Issuer or such Restricted Subsidiary from a financial point of view; and

     (d) with respect to any Asset Swap consisting of the transfer of all or substantially all the assets of a Subsidiary Guarantor, both (i) Rating Agencies shall have confirmed in writing to the Issuer that no Rating Decline shall have occurred as a result of giving effect to such sale or disposition and (ii) the consideration received by such Subsidiary Guarantor in respect of such Asset Swap consists of no more than 10% cash.

     If the Issuer is required to make an Excess Proceeds Offer, the Issuer shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations.

     SECTION 4.12. Limitation on Transactions with Affiliates. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets or property or the rendering of any service), with, or for the benefit of, any Affiliate of the Issuer or of any Restricted Subsidiary or any direct or indirect holder of 10% or more of any class of Capital Stock of the Issuer or any Restricted Subsidiary or any Affiliate of such Holder unless such transaction or series of transactions is entered into in good faith and, in the case of such a transaction or series of transactions having a value of greater than $2 million in writing and:

     (a) such transaction or series of transactions is on terms that are no less favourable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable arm's-length transactions with third parties that are not such holders or Affiliates;

     (b) with respect to any transaction or series of related transactions involving aggregate payments or the transfer of assets or provision of services, in each case having a value greater than $5 million, the Issuer shall deliver an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (a) above; and

     (c) with respect to any transaction or series of related transactions involving aggregate payments or the transfer of assets or provision of services, in each case having a value greater than $10 million, the Issuer shall deliver a board resolution (set out in an Officers' Certificate to the Trustee) resolving that such transaction complies with clause (a) above and that the fairness of such transaction has been approved by a majority of the Disinterested Directors (or in the event there is only one Disinterested Director, by such Disinterested Director) of the Issuer's board of directors; and

     (d) with respect to any transaction or series of related transactions involving the transfer of assets having a value greater than $50 million, the Issuer shall deliver to the Trustee a written opinion of an investment banking firm of international standing or an internationally recognised appraisal firm or accounting firm, whichever is most qualified, stating that the transaction or series of transactions is fair to the Issuer or such Restricted Subsidiary from a financial point of view.

     Notwithstanding the foregoing, the restrictions set forth in this description shall not apply to:

               (i) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries bonuses, employment agreements and arrangements, compensation or employee benefit arrangements (including stock options) or legal fees, so long as the Issuer's board of directors has approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or payments to be fair consideration therefor;

               (ii) any Restricted Payments not prohibited by Section 4.10 (Limitation on Restricted Payments);

               (iii) loans and advances (but not any forgiveness of such loans or advances) to the Issuer's or any Restricted Subsidiary's officers, directors, employees and consultants for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business provided that such loans and advances do not exceed $5 million in the aggregate at any one time outstanding;

               (iv) agreements and arrangements existing on the date of this Indenture and any amendment or modifications thereof, provided that any


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

          amendments or modifications to the terms thereof are not more disadvantageous to the issuer or its Restricted Subsidiary, as applicable, in any material respect than the original agreement as in effect on the date of this Indenture and provided, further, that such amendment or modification is (x) on a basis substantially similar to that which would be conducted in an arm's-length transaction with third parties who are not Affiliates and (y) in the case of any transaction having a Fair Market Value of greater than $10 million, approved by the Issuer's board of directors (including a majority of the Disinterested Directors);

               (v) any payments or other transactions pursuant to a tax sharing agreement between the Issuer and any other Person with which the Issuer or any Restricted Subsidiary files a consolidated tax return or with which the Issuer or any Restricted Subsidiary is part of a consolidated group for tax purposes or any tax advantageous group contribution made pursuant to applicable legislation;

               (vi) the issuance of securities pursuant to, or for the purpose of the funding of, employment arrangements, stock options, and stock ownership plans, as long as the terms thereof are or have been previously approved by the Issuer's board of directors;

               (vii) the granting and performance of registration rights for the Issuer's securities; and

               (viii) transactions between or among the Issuer and its Restricted Subsidiaries or among Restricted Subsidiaries.

     SECTION 4.13. Change of Control Triggering Event. If a Change of Control Triggering Event occurs at any time, then the Issuer, within 30 days after the occurrence of such Change of Control Triggering Event, must make an offer (the "Change of Control Offer") to each Holder of Notes to purchase such Holder's Notes, in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date") (subject to the rights of Holders of record on relevant record dates to receive interest due on an interest payment date), pursuant to the procedures set forth in Section 3.08.

     SECTION 4.14. Limitation on Liens. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (except for Permitted Liens) or assign or otherwise convey any right to receive any income, profits or proceeds on or with respect to any of the Issuer's or any Restricted Subsidiary's property or assets, including any shares of stock or Debt of any Restricted Subsidiary, whether owned at or acquired after the date of this Indenture, or any income, profits or proceeds therefrom unless:

     (a) in the case of any Lien securing Subordinated Debt, the obligations of the Issuer in respect of the Notes, the obligations of the Subsidiary Guarantors under the


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

     Guarantees, and all other amounts due under this Indenture are directly secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien; and

     (b) in the case of any other Lien, the obligations of the Issuer in respect of the Notes, the obligations of the Subsidiary Guarantors under the Guarantees, and all other amounts due under this Indenture are equally and ratably secured with the obligation or liability secured by such Lien.

     SECTION 4.15. Additional Amounts.

     (1) All payments that the Issuer makes under or with respect to the Notes or that the Subsidiary Guarantors make under or with respect to the Guarantees shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, "Taxes" or "Tax") imposed or levied by or on behalf of the federal government of Canada or by or within any province or political subdivision thereof or within any other jurisdiction in which the Issuer, the Subsidiary Guarantors or any Surviving Entity are organised or resident for tax purposes or from or through which payment is made (each, a "Relevant Taxing Jurisdiction"), unless the Issuer or the Subsidiary Guarantors, as the case may be, are required to withhold or deduct Taxes by law or by the interpretation or administration of law. If the Issuer or the Subsidiary Guarantors are required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Issuer or the Subsidiary Guarantors, as the case may be, shall pay additional amounts ("Additional Amounts"), to the extent they may lawfully do so, so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction shall not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted..

     (2) The Issuer or the Subsidiary Guarantors shall not, however, pay Additional Amounts to a Holder or beneficial owner of Notes to the extent that the Taxes are imposed or levied:

     (a) by a Relevant Taxing Jurisdiction by reason of the Holder's or beneficial owner's present or former connection with such Relevant Taxing Jurisdiction (other than the mere receipt or holding of Notes or by reason of the receipt of payments thereunder or the exercise or enforcement of rights under any Notes or this Indenture); or

     (b) by reason of the failure of the Holder or beneficial owner of Notes, prior to the relevant date on which a payment under and with respect to the Notes is due and payable (the "Relevant Payment Date") to comply with the Issuer's written request addressed to the Holder at least 30 calendar days prior to the Relevant Payment Date to provide accurate information with respect to any certification, identification, information or other reporting requirements which the Holder or such beneficial owner is legally required to satisfy, whether imposed by statute, treaty, regulation or administrative practice, in each such case by the Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction).

     (3) In addition, the Issuer's and the Subsidiary Guarantors' obligation to pay Additional Amounts or to reimburse a Holder for Taxes paid by such Holder in respect of Taxes shall not apply with respect to:

     (a) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

     (b) any Tax that is payable otherwise than by deduction or withholding from payments made under or with respect to the Notes;

     (c) Taxes imposed on or with respect to any payment by the Issuer or the Subsidiary Guarantors to the Holder if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such Holder had such Holder been the sole beneficial owner of such Note,

     (d) any Tax that is imposed on or with respect to a payment made to a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant Notes to another paying agent in a member state of the European Union;

     (e) any such withholding or deduction in respect of any Taxes imposed on a payment to an individual that is required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

     (f) any combination of (a), (b), (c), (d) and (e).

     (4) At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer or the Subsidiary Guarantors shall be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it shall be promptly thereafter), the Issuer or the Subsidiary Guarantors shall deliver to the Trustee an Officers' Certificate stating that such Additional Amounts shall be payable and the amounts so payable and shall set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. The Issuer shall promptly publish a press release stating that such Additional Amounts shall be payable and describing its obligation to pay such amounts.

     Whenever in this Indenture the Issuer refers to, in any context, the payment of principal, interest, if any, or any other amount payable under or with respect to any note, the Issuer is including in that reference the payment of Additional Amounts, if applicable.

     SECTION 4.16. Further Instruments and Acts. Upon request of the Trustee (but without imposing any duty or obligation of any kind on the Trustee to make any such


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

request), the Issuer and the Subsidiary Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     SECTION 4.17. Designation of Unrestricted and Restricted Subsidiaries. (1) The Issuer's board of directors may designate any Subsidiary (including newly acquired or newly established Subsidiaries) (other than a Subsidiary Guarantor) to be an "Unrestricted Subsidiary" only if:

     (a) no default has occurred and is continuing at the time of or after giving effect to such designation;

     (b) the Issuer would be permitted to make an Investment (other than a Permitted Investment) at the time of designation (assuming the effectiveness of such designation) pursuant to the first paragraph of
     Section 4.10 (Limitation on Restricted Payments) in an amount equal to the greater of (i) the net book value of the Issuer's interest in such Subsidiary calculated in accordance with GAAP or (ii) the Fair Market Value of the Issuer's interest in such Subsidiary as determined in good faith by the Issuer's board of directors;

     (c) the Issuer would be permitted under this Indenture to incur $1.00 of additional Debt (other than Permitted Debt) pursuant Section 4.09 (Limitation on Debt) at the time of such designation (assuming the effectiveness of such designation);

     (d) neither the Issuer nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary unless the terms of such contract, arrangement, understanding or obligation are no less favourable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer or any Restricted Subsidiary;

     (e) such Unrestricted Subsidiary does not own any Capital Stock, Redeemable Stock or Debt of, or own or hold any Lien on any property or assets of, or have any Investment in, the Issuer or any other Restricted Subsidiary;

     (f) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Debt, Lien or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any of the Issuer's Debt or Debt of any Restricted Subsidiary, provided that an Unrestricted Subsidiary may provide a Guarantee for the Notes;

     (g) such Unrestricted Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Issuer and its Subsidiaries; and

     (h) such Unrestricted Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation to:

               (i) subscribe for additional Capital Stock of such Person or


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

               (ii) maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.

     (2) In the event of any such Designation, the Issuer shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
4.10 (Limitation on Restricted Payments) for all purposes of this Indenture in an amount equal to the greater of (i) the net book value of the Issuer's interest in such Subsidiary calculated in accordance with GAAP or (ii) the Fair Market Value of the Issuer's interest in such Subsidiary as determined in good faith by the Issuer's board of directors.

     (3) Neither the Issuer nor any Restricted Subsidiary shall at any time:

     (a) provide a guarantee of, or similar credit support to, any Debt of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Debt); provided that the Issuer may pledge Capital Stock or Debt of any Unrestricted Subsidiary on a nonrecourse basis as long as the pledgee has no claim whatsoever against the Issuer other than to obtain such pledged property, except to the extent permitted under
     Section 4.10 (Limitation on Restricted Payments) and Section 4.12 (Limitation on Transactions with Affiliates),

     (b) be directly or indirectly liable for any Debt of any Unrestricted Subsidiary, except to the extent permitted under Section 4.10 (Limitation on Restricted Payments) and Section 4.12 (Limitation on Transactions with Affiliates), or

     (c) be directly or indirectly liable for any other Debt that provides that the Holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Debt that is Debt of an Unrestricted Subsidiary (including any corresponding right to take enforcement action against such Unrestricted Subsidiary).

     (4) The Issuer's board of directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if:

     (a) no Default or Event of Default has occurred sand is continuing at the time of or shall occur and be continuing after giving effect to such designation; and

     (b) unless such redesignated Subsidiary shall not have any Debt outstanding (other than Debt that would be Permitted Debt), immediately before and after giving effect to such proposed designation, and after giving pro forma effect to the incurrence of any such Debt of such redesignated Subsidiary as if such Debt was incurred on the date of the redesignation, the issuer could incur $1.00 of additional Debt (other than Permitted Debt) pursuant to Section 4.09 (Limitation on Debt).

     Any such designation as an Unrestricted Subsidiary or Restricted Subsidiary by the Issuer's board of directors shall be evidenced to the Trustee by filing a board resolution with the Trustee giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions, and giving the effective date of such designation. Any such filing with the trustee must occur within 45 days after the end of the


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

Issuer's fiscal quarter in which such designation it made (or, in the case of a designation made during the last fiscal quarter of the Issuer's fiscal year, within 90 days after the end of such fiscal year).

     SECTION 4.18. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries. The Issuer shall not sell, pledge, or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, other than as permitted under Section 4.14 (Limitation on Liens), directly or indirectly, to issue or sell, any shares of its Capital Stock (including options, warrants or other rights to purchase shares of such Capital Stock). The foregoing sentence, however, shall not apply to:

     (a) issuances or sales to the Issuer or a Wholly Owned Restricted
     Subsidiary;

     (b) issuances or sales to directors of directors' qualifying shares or issuances or sales to nationals of shares of Capital Stock of Restricted Subsidiaries, in each case to the extent required by applicable law;

     (c) any issuance or sale of Capital Stock of a Restricted Subsidiary if, immediately after giving effect to such issuance or sale such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any remaining Investment in such Person would have been permitted to be made under Section 4.10 (Limitation on Restricted Payments) if made on the date of such issuance or sale;

     (d) any issuance, sale, lease, transfer or disposal required by applicable law or governmental order;

     (e) Capital Stock issued by a Person prior to the time:

               (i) such Person becomes a Restricted Subsidiary,

               (ii) such Person merges with or into a Restricted Subsidiary, or

               (iii) a Restricted Subsidiary merges with or into such Person;

but only if that Capital Stock was not issued or incurred by such Person in anticipation of it becoming a Restricted Subsidiary.

     SECTION 4.19. Limitation on Sale and Leaseback Transactions. The Issuer shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or assets (whether now owned or hereafter acquired), unless:

     (a) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and the Issuer complies with Section 4.11 (Limitation on Sale of Assets), including the provisions concerning the application of Net Cash Proceeds (treating all of the consideration received in such Sale and Leaseback Transaction as Net Cash Proceeds for the purposes of such covenant);

     (b) the Issuer or such Restricted Subsidiary would be permitted to incur Debt under Section 4.09 (Limitation on Debt) in the amount of the Attributable Debt incurred in respect of such Sale and Leaseback Transaction;

     (c) the Issuer or such Restricted Subsidiary would be permitted to grant a Lien to secure Debt under Section 4.14 (Limitation on Liens) in the amount of the Attributable Debt in respect of such Sale and Leaseback Transaction; and

     (d) in the case of any Sale and Leaseback Transaction having a Fair Market Value greater than $10 million, the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value, as determined in good faith by the Issuer's board of directors and set out in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such Sale and Leaseback Transaction.

     Notwithstanding the foregoing, nothing shall prevent the Issuer or any Restricted Subsidiary from engaging in a Sale and Leaseback Transaction solely between the Issuer and any Restricted Subsidiary or solely between Restricted Subsidiaries.

     SECTION 4.20. Limitation on Guarantees of Debt by Restricted Subsidiaries.
(1) The Issuer shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any of the Issuer's Debt (other than the Notes), unless:

     (a) (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of payment of the Notes by such Restricted Subsidiary on the same terms as the guarantee of such Debt; and

          (ii) with respect to any guarantee of Subordinated Debt by such Restricted Subsidiary, any such guarantee shall be subordinated to such Restricted Subsidiary's Guarantee with respect to the Notes at least to the same extent as such Subordinated Debt is subordinated to the Notes; and

     (b) such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee.

This paragraph (1) shall not be applicable to any guarantees of any Restricted
Subsidiary:

               (i) incurred under clause (a) of the definition of "Permitted Debt",

               (ii) that existed at the time such Person became a Restricted Subsidiary if the guarantee was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, or

               (iii) given to a bank or trust company organized in Australia, Canada, Hong Kong, any member state of the European Union as of the date


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

          of this Indenture, Switzerland or any commercial banking institution that is a member of the U.S. Federal Reserve System, (or any branch, subsidiary or Affiliate thereof) in each case having combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time such guarantee was given, of at least A by S&P and at least A2 by Moody's, in connection with the operation of cash management programs established for the benefit of the Issuer or any Restricted Subsidiary.

     (2) Notwithstanding the foregoing, any Guarantee of the Notes created pursuant to the provisions described in the foregoing paragraph (1) may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

     (a) any sale, exchange or transfer, to any Person who is not the Issuer's Affiliate, of all of the Issuer's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Note Indenture), or

     (b) (with respect to any guarantee created after the date of this Indenture) the release by the Holders of Debt of the Issuer described in the preceding paragraph of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt other than as a result of payment under such guarantee), at a time when:

               (iv) no other Debt of the Issuer has been guaranteed by such Restricted Subsidiary or

               (v) the Holders of all such other Debt that is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt other than as a result of payment under such guarantee).

     (3) Notwithstanding the foregoing, the issuer shall not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any obligations of the Issuer or any of its Subsidiaries in respect of any operating leases for ships, other than any guarantee thereof existing on the date of this Indenture or any replacement of such existing guarantees, provided that the terms and conditions of such replacement guarantee are not materially less favourable to the Holders of the Notes than those under the guarantee so replaced.

     SECTION 4.21. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

     (1) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:


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

     (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits;

     (b) pay any Debt owed to the Issuer or any other Restricted Subsidiary;

     (c) make loans or advances to the Issuer or any other Restricted Subsidiary; or

     (d) transfer any of its properties or assets to the Issuer or any other Restricted Subsidiary.

     (2) The provisions of this Section 4.21 described in paragraph (1) above shall not apply to:

     (a) encumbrances and restrictions imposed by the Notes or this Indenture, or by any other indentures governing other Debt the Issuer may incur (and if such Debt is guaranteed, by a Subsidiary Guarantor of such Debt), provided that the restrictions imposed by such indentures are no more restrictive than the restrictions imposed by this Indenture;

     (b) encumbrances or restrictions contained in any agreement in effect on the date of this Indenture in the form contained in such agreement on the date of this Indenture;

     (c) encumbrances or restrictions imposed by Debt permitted to be incurred under Credit Facilities or any guarantees thereof in accordance with
     Section 4.09 (Limitation on Debt); provided that in the case of any such encumbrances or restrictions imposed under any Credit Facilities, such encumbrances or restrictions are not materially more restrictive taken as a whole than those imposed by the $350 Million Facility as of the date of this Indenture;

     (d) in the case of clause (1)(d) above, customary provisions restricting subletting or assignment of any lease or assignment of any other contract to which the Issuer or any Restricted Subsidiary is a party or to which any of the Issuer's or any Restricted Subsidiary's respective properties or assets are subject or customary restrictions contained in operating leases for real property and restricting only the transfer of such real property or effective only upon the occurrence and during the continuance of a default in the payment of rent;

     (e) encumbrances or restrictions contained in any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

     (f) any encumbrance or restriction contained in contracts for sales of Capital Stock or assets permitted by Section 4.11 (Limitation on Sale of Certain Assets) with respect to the assets or Capital Stock to be sold pursuant to such contract or in customary merger or acquisition agreements (or any option to enter into such contract) for the purchase


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

     or acquisition of Capital Stock or assets or any of the Issuer's Subsidiaries by another Person;

     (g) in the case of clause (1)(d) above, any customary encumbrances or restriction pertaining to an asset subject to a Lien to the extent set forth in the security document governing such Lien;

     (h) encumbrances or restrictions contained in any agreement or instrument pursuant to which Debt was issued if:

               (i) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Issuer) and

               (ii) the Issuer determines that any such encumbrance or restriction shall not materially affect the Issuer's ability to make any anticipated principal or interest payments on the Notes;

     (i) encumbrances or restrictions imposed by applicable law or regulation or by governmental licenses, concessions, franchises or Permits;

     (j) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (2)(a), (b) and (c); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favourable to the Holders of the Notes than those under or pursuant to the agreement so extended, renewed, refinanced or replaced;

     (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

     (l) customary limitations on the distribution or disposition of assets or property in joint venture agreements entered into the ordinary course of business and in good faith; provided, however, that such encumbrance or restriction is applicable only to such Restricted Subsidiary and provided, that:

               (i) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable agreements (as determined by the Issuer); and

               (ii) the Issuer determines that any such encumbrance or restriction shall not materially affect the Issuer' ability to make any anticipated principal or interest payments on the Notes;

     (m) any encumbrance or restriction in connection with purchase money obligations and Capitalized Lease Obligations for property acquired in the ordinary course of business that impose restrictions of the type described in clause (1)(d) above on the transfer of the properties so acquired; or


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

     (n) any encumbrance or restriction arising by reason of customary non-assignment provisions in agreements.

                                   ARTICLE 5

                                SUCCESSOR COMPANY

     SECTION 5.01. Consolidation, Merger or Sale of Assets. (1) The Issuer shall not, in a single transaction or through a series of transactions, consolidate with or merge with or into any other Person or permit any other Person to be substituted as the issuer of the Notes or sell, assign, convey, transfer, lease or otherwise dispose of, or take any action pursuant to any resolution passed by the board of directors of the Issuer or the Issuer's shareholders with respect to a demerger or division pursuant to which the Issuer would dispose of, all or substantially all of its properties and assets to any other Person or Persons or permit any Restricted Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Issuer's properties and assets and those of its Restricted Subsidiaries on a consolidated basis to any other Person or Persons. The previous sentence shall not apply to the Issuer and any Restricted Subsidiary that is not a Subsidiary Guarantor if at the time and immediately after giving effect any such transaction or series of transactions:

     (a) either the Issuer shall be the continuing corporation or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer or such Restricted Subsidiary is merged, demerged or divided, or the Person that is substituted for the Issuer as the issuer of the Notes or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all the properties and assets of the Issuer and its Restricted Subsidiaries on a consolidated basis (the "Surviving Entity"):

               (i) shall be a corporation duly organised and validly existing under the laws of Australia, Canada or any province thereof, Hong Kong, any member state of the European Union as of the date of this Indenture, Switzerland, Bermuda, the United States of America, any state thereof, or the District of Columbia, and

               (ii) shall expressly assume, by a supplemental indenture in form satisfactory to the Trustee, the Issuer's obligations under the Notes, this Indenture and the Registration Rights Agreement and the Notes, this Indenture and the Registration Rights Agreement shall remain in full force and effect as so supplemented; and

               (iii) in the case of a substitution, the Issuer shall be a Wholly Owned Restricted Subsidiary of the Surviving Entity.

     (b) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Issuer or any Restricted Subsidiary


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

     incurred in connection with or as a result of such transaction or series of transactions as having been incurred by the Issuer or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

     (c) either (i) both the Rating Agencies shall have confirmed in writing to the Issuer that no Rating Decline shall have occurred as a result of giving effect to such transaction or series of transactions or (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Issuer or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred by the Issuer or such Restricted Subsidiary at the time of such transaction), the Issuer's Consolidated Net Worth (or of the Surviving Entity if the Issuer is not the continuing obligor under this Indenture) is equal to or greater than the Issuer's Consolidated Net Worth immediately prior to such transaction or series of transactions;

     (d) immediately. after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), either (i) the Issuer (or the Surviving Entity if the Issuer is not the continuing obligor under this Indenture) could incur at least $1.00 of additional Debt (other than Permitted Debt) under the provisions of Section 4.09 (Limitation on Debt) or (ii) the Issuer (or the Surviving Entity if the Issuer is not the continuing obligor under this Indenture) has a Consolidated Fixed Charge Coverage Ratio equal to or greater than such ratio of the Issuer and the Restricted Subsidiaries immediately prior to such substitution, transaction or series of transactions;

     (e) any Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under this Indenture and the Notes;

     (f) if any of the Issuer's or any Restricted Subsidiary's property or assets would thereupon become subject to any Lien, the provisions of
     Section 4.14 (Limitation on Liens) are complied with; and

     (g) the Issuer or the Surviving Entity shall have delivered to the Trustee, in form and substance satisfactory to the Trustee, an officers' certificate (attaching the authentic computations to demonstrate compliance with clauses (c) and (d) above) and an opinion of independent counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the requirements of this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with and that this Indenture and the Notes constitute legal, valid and binding obligations of the continuing person, enforceable in accordance with their terms.

     The Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, but, in the case of a lease of all or


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

substantially all of the Issuer's assets, the Issuer shall not be released from the obligation to pay the principal of and interest, and Additional Amounts, if any, on the Notes.

     (2) Subject to certain limitations described in this Indenture governing the release of a Guarantee upon the sale or disposition of a Subsidiary Guarantor, no Subsidiary Guarantor shall, in a single transaction or through a series of transactions, consolidate with or merge with or into any other Person or permit any other Person to be substituted as a Subsidiary Guarantor of the Notes, or sell, assign, convey, transfer, lease or otherwise dispose of, or take any action pursuant to any resolution passed by its board of directors or shareholders with respect to a demerger or division pursuant to which such Subsidiary Guarantor would dispose of its properties and assets to any other Person or Persons if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of (x) assets in an amount equal to more than 10% of the total amount of the Subsidiary Guarantors' combined Tangible Assets, less the aggregate Fair Market Value of any assets received by such Subsidiary Guarantor as consideration for such transaction or transactions or assets purchased within 360 days thereafter with the Net Cash Proceeds received therefrom, or (y) assets or operations of such Subsidiary Guarantor that, following such transaction or transactions and taking into account the receipt by the Subsidiary Guarantor of any assets given as consideration for such transaction or transactions or assets purchased within 360 days thereafter with the Net Cash Proceeds received therefrom, generate more than 10% of the Subsidiary Guarantors' combined Total Revenues, in each case to any other Person or Persons. The previous sentence shall not apply if at the time and immediately after giving effect any such transaction or series of transactions:

     (a) (i) such Subsidiary Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of Australia, Canada, any province thereof, Hong Kong, any member state of the European Union as of the date of this Indenture, Switzerland, Bermuda, the United States, any state thereof, or the District of Columbia, (such Subsidiary Guarantor or such Person, as the case may be, being herein called the "Additional Subsidiary Guarantor");

          (ii) the Additional Subsidiary Guarantor, if other than such Subsidiary Guarantor, executes and delivers a supplemental indenture in form reasonably satisfactory to the Trustee providing for a Guarantee of payment of the Notes on the same terms as such Subsidiary Guarantor's Guarantee;

          (iii) immediately prior to and after giving effect to such transaction no Default or Event of Default exists; and

          (iv) The Issuer shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this indenture.


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

     Such restrictions shall not apply if such sale or disposition is an Asset Swap that complies with the applicable provisions of this Indenture governing Asset Swaps described in Section 4.11 (Limitation on Sales of Certain Assets).

     (b) Notwithstanding the foregoing, a Subsidiary Guarantor may sell, assign, convey, transfer, lease or otherwise dispose of (i) properties and assets in connection with a Permitted Receivables Financing, in an aggregate principal amount not to exceed 25% of Total Receivables, as determined immediately prior to such disposal, (ii) the Montrose and Montclare Ships and (iii) ships (including stage payments related to the construction of such ships) that at the date of this Indenture are part of the Issuer's existing new shipbuilding program, to CP Ships (Number 3) Limited or CP Ships (Number 4) Limited.

     (3) Nothing in this Indenture shall prevent (a) any Wholly Owned Restricted Subsidiary that is not a Subsidiary Guarantor from consolidating with, merging into or transferring all or substantially all of its properties and assets to the Issuer or any other Wholly Owned Restricted Subsidiary that is not a Subsidiary Guarantor or, (b) any Subsidiary Guarantor from merging into or transferring all or part of its properties and assets to the Issuer or another Subsidiary Guarantor.

     (4) The Issuer shall publish a notice of any consolidation, merger or sale of assets described above .in accordance with the provisions of Section 12.02 hereof and, so long as the rules of the Luxembourg Stock Exchange so require, notify such exchange of any such consolidation, merger or sale.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

     SECTION 6.01. Events of Default. (a) Each of the following shall be an "Event of Default"

               (i) default for 30 days in the payment when due of any interest or any Additional Amounts on any Note;

               (ii) default in the payment of the principal of or premium, if any, on any Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

               (iii) a material default in the performance of the requirements described in Articles 5 (Successor Company);

               (iv) failure to make or consummate an Excess Proceeds Offer in accordance with Section 4.11;

               (v) failure to make or consummate a Change of Control Offer in accordance with Section 4.13;


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

               (vi) failure to comply with any covenant or agreement of the Issuer or of any Restricted Subsidiary that is contained in this Indenture or any Guarantees (other than as specified in clauses (i), (ii), (iii), (iv) or (v) above) and such failure continues for a period of 30 days or more after the written notice specified below;

               (vii) default under the terms of any instrument evidencing or securing Debt of the Issuer, Debt of any Subsidiary Guarantor or Debt of any Restricted Subsidiary having an outstanding principal amount in excess of $20 million individually or in the aggregate that results in the acceleration of the payment of such Debt or constitutes the failure to pay such Debt when at the final maturity thereof (other than by regularly scheduled required prepayment) and such failure to make any payment has not been waived or the maturity of such Debt has not been extended, and in either case the total amount of such Debt unpaid or accelerated exceeds $20 million or its equivalent at the time;

               (viii) any Guarantee ceases to be, or shall be asserted in writing by any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, not to be in full force and effect or enforceable in accordance with its terms (other than as provided for in this Indenture or any Guarantee);

               (ix) one or more final judgments, orders or decrees (not subject to appeal or further review and/or not covered by insurance) shall be rendered by a court of competent jurisdiction for the payment of money against the Issuer, any Subsidiary Guarantor or any Restricted Subsidiary, either individually or in an aggregate amount, in excess of $20 million, and either a creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or there shall have been a period of 30 consecutive days or more during which such judgment, order or decree, was not set aside, discharged, stayed (by reason of a pending appeal or otherwise) or satisfied; provided that such period shall be 90 days in respect of any such judgment, order or decree relating to the claim issued by Seaport Terminals/Flanders Container Terminal NV against Cast Agencies Europe Limited, a Subsidiary of the Issuer, in October 1999 in Belgium in the amount of BEF 3,578 million;

               (x) the Issuer, any Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary insolvency proceeding, (B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding, (C) consents to the appointment of a Custodian or official receiver of it or for any substantial part of its property, or (D) makes a general assignment for the benefit of its creditors; or takes any equivalent action under any foreign laws relating to insolvency or laws having a similar effect for creditors; provided that the dissolution of a Significant Subsidiary and the assumption by a Subsidiary Guarantor of all its obligations, including its obligations, if any, on the Notes, together with the transfer of all the assets of such Significant Subsidiary to such Subsidiary Guarantor or another Significant Subsidiary, shall not constitute an Event of Default under this subsection (viii); or


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

               (xi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Issuer, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary insolvency proceeding; (B) appoints a Custodian or official receiver of the Issuer, any Subsidiary Guarantor or any Significant Subsidiary or for any substantial part of its property; or
          (C) orders the involuntary winding up or liquidation of the Issuer, any Subsidiary Guarantor or any Significant Subsidiary; or any equivalent relief is granted under any foreign laws relating to insolvency and the order or decree remains unstayed and in effect for 90 days.

     (b) If a Default or an Event of Default occurs and is continuing and is known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within five business days after its occurrence. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, on the Notes or of any Additional Amounts or interest on any Notes, the Trustee may withhold the notice to the Holders of such Notes if a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders. The Issuer shall also notify the Trustee within 10 Business Days of the occurrence of any Event of Default.

     SECTION 6.02. Acceleration. (a) If an Event of Default with respect to the Notes (other than an Event of Default specified in Section 6.01(a)(x) or (xi) above) occurs and is continuing, the Trustee or the registered Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer (and to the Trustee if such notice is given by the Holders) may and the Trustee, upon the written request of such Holders shall, declare the principal of, premium, if any, and any Additional Amounts and accrued but unpaid interest on all of the outstanding Notes immediately due and payable, and upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable.

     (b) If an Event of Default specified in Section 6.01(a) (x) or (xi) above occurs and is continuing, then the principal of, premium, if any, and any Additional Amounts and accrued interest on all of the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

     (c) At any time after a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Issuer and the Trustee, may rescind such declaration and its consequences if:

               (i) The Issuer or a Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

               (A) all overdue interest and Additional Amounts on all Notes then outstanding;

               (B) all unpaid principal of and premium, if any, on any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes;

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes; and

               (D) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

               (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

               (iii) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, and any Additional Amounts and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

     SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair ,the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All available remedies are cumulative to the extent permitted by law.

     SECTION 6.04. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any past Defaults and its consequences except a Default (a) in the payment of the principal of, premium, if any, and Additional Amounts or interest on any Note or (b) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the holders of each of the Notes outstanding. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     SECTION 6.05. Control by Majority. The Holders of not less than a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, other than under Article 10, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     SECTION 6.06. Limitation on Suits. A Holder of Notes may not pursue any remedy with respect to this Indenture or the Notes unless:

     (a) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request and offered security or indemnity satisfactory to the Trustee to institute such proceeding as trustee under the Notes and this Indenture,

     (b) the Trustee has failed to institute such proceeding within 30 days after receipt of such notice, and

     (c) within such 30-day period, a Trust Officer of the Trustee has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the Notes then outstanding.

     The limitations in the foregoing provisions of this Section 6.06, however, do not apply to a suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, and Additional Amounts or interest on such Note on or after the respective due dates expressed in such Note.

     A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over another Holder.

     SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 6.01(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Subsidiary Guarantor for the whole amount or principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in
Section 7.07.

     SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer or any Subsidiary Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make


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payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the trustee under Section 7.07.

     SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

     FIRST:     to the Trustee for amounts due under Section 7.07;

     SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

     THIRD:     the Person or Persons entitled thereto.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11. Undertaking for Costs. A court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in the suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by Holders of more than 10% in aggregate principal amount of the Notes or to any suit by any Holder pursuant to Section 6.07.

     SECTION 6.12. Reservation of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent pen-rutted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


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     SECTION 6.14. Delay or Omission not Waiver. No delay or omission of the
Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                   ARTICLE 7

                                     TRUSTEE

     SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing of which a Trust Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (b) Except during the continuance of an Event of Default of which a Trust Officer of the Trustee has actual knowledge: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee) the Trustee shall examine same to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (b) of this
Section 7.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or the Subsidiary Guarantors.

     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties


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hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

     SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on and shall be protected in acting or refraining from acting on, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel, such opinion to be prepared at the Issuer's or any Subsidiary Guarantor's expense. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

     (c) Subject to Section 7.01(c), the Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) Subject to Section 7.01(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     (e) The Trustee may consult with counsel of its selection, and, subject to
     Section 7.01(c), the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of its counsel.

     (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     (g) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes, this Indenture and the specific Default or Event of Default.

     (h) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer or any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other


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

     documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture or an Issuer Order, and to examine the same to determine substantial compliance as to form with the express requirements.

     (i) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     The Trustee may request that the Issuer deliver an Officer's Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     SECTION 7.03. Individual Rights of Trustee. Subject to certain limitations imposed by the TIA, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, any Subsidiary Guarantor or any of their or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-Registrar or co-Paying Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than the Trustee's certificate of authentication.

     SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs or if later, within 30 days after it is known to a Trust Officer or notice of it is received by the Trustee. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.


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     The Trustee shall not be deemed to have knowledge of a Default unless a
Trust Officer has actual knowledge of such Default or written notice of such Default has been received by the Trustee at its Corporate Trust Office in New York, New York.

     SECTION 7.06. Reports by Trustee to Holders. Within 60 days after July 15 of each year commencing with the first July 15 after the Issue Date, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA ss. 313(c), a brief report dated as of such July 15, if required by TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

     A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange (if any) on which the Notes are listed. The Issuer agrees to notify the Trustee whenever the Notes become listed on any securities exchange and of any delisting thereof.

     SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services as the Issuer and the Trustee shall agree. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel. The Issuer, failing which a Subsidiary Guarantor, shall fully indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees and expenses) incurred by it without wilful misconduct, negligence or bad faith on its part arising out of or in connection with the administration of this trust and the performance of its duties hereunder (including the costs and expenses of defending itself against any claim, whether asserted by the Issuer, any Holder, a Subsidiary Guarantor or any other Person). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in such defense. The Trustee may have separate counsel and the Issuer shall Pay the fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent may not be unreasonably withheld. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

     The Issuer's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(viii) or (ix) with respect to the Issuer, a Subsidiary Guarantor, or any Restricted Subsidiary, the expenses are intended to constitute expenses of administration under Bankruptcy Law.

     SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section
7.08. The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and the Issuer. The Issuer shall remove the Trustee if:


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

     (a) the Trustee fails to comply with Section 7.10;

     (b) the Trustee is adjudged bankrupt or insolvent;

     (c) a receiver or other public officer takes charge of the Trustee or its property; or

     (d) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in the principal amount of the Notes may appoint a successor Trustee to replace the Trustee appointed by the Issuer.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 25% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section, the Subsidiary Guarantors' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee, provided such corporation or banking association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any other parties hereto.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such


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

certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Notes or Person directly controlling, controlled by, or under common control with such obligor shall serve as trustee upon the Notes. The Trustee shall comply with TIA ss. 310(b); provided that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other Notes of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

     SECTION 7.11. Preferential Collection of Claims Against Guarantor. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

     SECTION 7.12. Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the State) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Agreement, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.

     In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction (including particularly the State) is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

     Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer; provided that if an Event of Default shall have occurred and be continuing, if the Issuer does not execute any such instrument within fifteen (15) days after request therefor, the Trustees shall be empowered as an attorney-in-fact for the Issuer to execute any such instrument in the Issuer's name and stead. In case any separate or co-trustee or a successor to


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

either shall die, become incapable or acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (a) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

     (b) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article.

     Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successors trustee.

                                   ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

     SECTION 8.01. Discharge of Liability on Notes; Defeasance

     (a) (i) When the Issuer has irrevocably deposited or caused to be deposited with the Trustee as funds in trust for such purpose an amount in U.S. dollars or U.S. Government Obligations sufficient to pay the principal of, premium, if any, and any Additional Amounts and accrued interest on the Notes to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be, and the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of Notes at Maturity or on the redemption date, as the case may be, and either (1) all outstanding Notes (other than Notes replaced pursuant to Section 2.07 or Notes for whose payment money has been deposited in trust under this Section 8.01 (a) or Section 8.02) have been delivered to the Trustee for cancellation; or
               (II) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to


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

               the Trustee for the giving of notice of redemption by the Trustee in the Issuer's name, and at the Issuer's expense; and

               (ii) the Issuer has paid all other sums payable hereunder, then this Indenture shall, subject to Sections 8.01(d), and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Opinion of Counsel and an Officer's Certificate certifying that (a) all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture have been complied with and (b) such satisfaction and discharge will not result in a breach or violation of or constitute a default under, this Indenture or instrument to which the Issuer or any Subsidiary is a party or by which the Issuer or any Subsidiary is bound.

     (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Issuer at any time may terminate (i) all its obligations under the Notes and this Indenture and the obligations of the Subsidiary Guarantors under the Guarantees ("legal defeasance option") or (ii) the respective obligations of the Issuer and the Subsidiary Guarantors under Sections 4.05 through 4.22 and 5.01 (other than the covenant to comply with TIA ss. 314(a)(4) to the extent the obligations thereunder cannot be terminated) and the related operation of Section 6.01(a)(iii), (iv), (v), (vi) and (vii) (other than any remaining obligations under TIA ss. 314(a)(4) and with respect to Section 6.01(a)(iv) only with respect to the Issuer's and the Subsidiary Guarantors obligations under Sections 4.05 through 4.21) (other than the covenant to comply with TIA ss. 314(a)(4) to the extent the obligations thereunder cannot be terminated) ("covenant defeasance option"). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(a)(iii), (iv), (v), (vi),
(vii), (viii) or (ix) because of the failure of the Issuer or the Subsidiary Guarantors to comply with Sections 4.05 through 4.22, as applicable.

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

     (c) Notwithstanding clauses (a) and (b) above, the Issuer's and any Subsidiary Guarantors' obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.03, 6.07, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Notes have been paid in full. Thereafter, the Issuer's and any Subsidiary Guarantors' obligations in Sections 7.07, 8.04 and 8.05 shall survive such satisfaction and discharge.

     SECTION 8.02. Conditions to Defeasance. In order to exercise either legal defeasance or covenant defeasance:

     (a) the Issuer must irrevocably deposit or cause to be deposited in trust with the Trustee, for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest, on the outstanding Notes on the Stated Maturity or if, at or prior to electing either legal defeasance or covenant defeasance, the Issuer has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes, on the applicable redemption date;

     (b) in the case of legal defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture, there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

     (c) in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders of the Notes outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

     (d) in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders of the Notes outstanding will not recognize income, gain or loss for tax purposes of any Relevant Taxing Jurisdiction as a result of such covenant defeasance and will be subject to tax of any Relevant Taxing Jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

     (e) no Default or Event of Default will have occurred and be continuing on the date of such deposit or, insofar as bankruptcy or insolvency events described in Section 6.01(a)(x) and (xi) is concerned, at any time during the period ending on the 180th day after the date of such deposit;

     (f) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in this Indenture and for purposes of the Trust Indenture Act with respect to any of the Issuer's securities;

     (g) such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) under, this Indenture or any material agreement or instrument to which the Issuer or any Restricted Subsidiary is a party or by which the Issuer or any Restricted Subsidiary is bound;


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

     (h) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the U.S. Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

     (i) the Issuer will have delivered to the Trustee an opinion of independent counsel in the country of the Issuer's incorporation to the effect that after the 180th day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and an Opinion of Counsel reasonably acceptable to the Trustee that the Trustee shall have a perfected security interest in such trust funds for the ratable benefit of the Holders;

     (j) the Issuer will have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of the Notes with the intent of defeating, hindering, delaying or defrauding the Issuer's creditors or others, or removing the Issuer's assets beyond the reach of the Issuer's creditors or increasing the Issuer's debts to the detriment of the Issuer's creditors;

     (k) no event or condition shall exist that would prevent the Issuer from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 180th day after the date of such deposit; and

     (l) the Issuer will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

     If the funds deposited with the Trustee to effect covenant defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due because of any acceleration occurring after an Event of Default, then the Issuer shall remain liable for such payments.

     SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust cash or U.S. Government Obligations deposited with it pursuant to this Article
8. It shall apply the deposited cash or U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

     SECTION 8.04. Repayment to Guarantor. Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Order any cash or U.S. Government Obligations held by it as provided in Section 8.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article Eight.

     SECTION 8.05. Indemnity for Government Securities. The Issuer or the Guarantor shall pay and shall indemnify the Trustee against any tax, fee or other charge


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

     imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

     SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply cash or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and the Subsidiary Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any such Paying Agent is permitted to apply all such cash or U.S. Government Securities in accordance with this Article 8.

                                    ARTICLE 9

                                   AMENDMENTS

     SECTION 9.01. Without Consent of Holders

     The Issuer, the Subsidiary Guarantors and the Trustee may modify, amend or supplement this Indenture, the Notes, or any Guarantee without notice to or consent of any Holder:

     (a) to evidence the succession of another Person to the Issuer or the Subsidiary Guarantors and the assumption by any such successor of the covenants in this Indenture and in the Notes in accordance with Article 5;

     (b) to add to the Issuer's covenants and those of any Subsidiary Guarantors or any other obligor upon the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or any Subsidiary Guarantors or any other obligor upon the Notes, as applicable, in this Indenture, in the Notes or in any Guarantee;

     (c) to cure any ambiguity, or to correct or supplement any provision in this Indenture, the Notes or any Guarantee that may be defective or inconsistent with any other provision in this Indenture, the Notes or any Guarantee or make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the Holders of the Notes in any material respect;

     (d) to comply with the requirements of the Commission in order to maintain the qualification of this Indenture under the TIA;

     (e) to add a Subsidiary Guarantor under this Indenture;

     (f) to evidence and provide the acceptance of the appointment of a successor trustee under this Indenture;


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     (g) to mortgage, pledge, hypothecate or grant a security interest in favour of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the Issuer's and any Subsidiary Guarantors' obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise;

     After an amendment under this Section 9.01 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

     SECTION 9.02. With Consent of Holders. The Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, or the Notes or any Guarantee without notice to any Holder but with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes). However, without the consent of each Holder of an outstanding Note, an amendment may not:

     (a) change the Stated Maturity of the principal of, or any instalment of or Additional Amounts or interest on, any Note;

     (b) reduce the principal amount of any Note (or Additional Amounts or premium, if any) or the rate of interest on any Note;

     (c) change the coin or currency in which the principal of any note or any premium or any Additional Amounts or the interest thereon is payable;

     (d) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date or Purchase Date, in the case of an Offer to Purchase);

     (e) amend, change or modify the Issuer's obligation to make and consummate an Excess Proceeds Offer with respect to any Asset Sale in accordance with
     Section 4.11 (Limitation on Sale of Certain Assets) or the Issuer's obligation to make and consummate a Change of Control offer in the event of a Change of Control Triggering Event in accordance with Section 4.13 (Change of Control Triggering Event), including, in each case, amending, changing or modifying any definition relating thereto;

     (f) reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver of provisions of this Indenture;

     (g) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby;


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

     (h) except as otherwise permitted under Article 5, consent to the assignment or transfer by the Issuer of any of its rights or obligations under this Indenture;

     (i) release any Guarantee except in compliance with the terms of this Indenture;

     (j) make any change to the provisions of this Indenture affecting the ranking of the Notes, in each case in a manner that adversely affects the rights of the Holders;

     (k) release any security that may have been granted in respect of the Notes; or

     (l) make any change in the provisions of this Indenture described under
     Section 4.15 (Additional Amounts) that adversely affects the rights of any Holder of the Notes or amend the terms of the Notes or this Indenture in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Issuer agrees to pay Additional Amounts (if any) in respect thereof in the supplemental indenture.

     The consent of the Holders of the Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Issuer shall (i) mail to each registered holder of the Notes at such holder's address appearing in the Security Register a notice briefly describing such amendment and (ii) if at the time of such notice the Notes are listed on the Luxembourg Stock Exchange, publish a similar notice in the Luxemburger Wort so long as the rules of the Luxembourg Stock Exchange so require. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

     SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that, following consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, complies with the TIA as then in effect.

     SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder.

     The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such


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

action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

     SECTION 9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Issuer or Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

     SECTION 9.06. Trustee Protected. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any amendment the Trustee shall be entitled to receive indemnity satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that such (i) amendment is authorized or permitted by this Indenture, including without limitation a statement in such Officer's Certificate and Opinion of Counsel that such amendment does not adversely affect the rights of any Holder of Notes, and that all conditions precedent to the execution, delivery and performance of such amendment have been satisfied; (ii) the Issuer and the Subsidiary Guarantors have all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorized by all necessary corporate action; (iii) the execution, delivery and performance of the amendment do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (a) this Indenture, (b) the Memorandum, Articles of Incorporation or similar constituent documents or by-laws of the Issuer or the Subsidiary Guarantors, (c) any law or regulation applicable to the Issuer or the Subsidiary Guarantors, (d) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Issuer or the Subsidiary Guarantors or (e) any material agreement or instrument to which the Issuer or the Subsidiary Guarantors is subject; (iv) such amendment has been duly and validly executed and delivered by the Issuer and the Subsidiary Guarantors, and this Indenture together with such amendment constitutes a valid and binding obligation of the Issuer and the Subsidiary Guarantors enforceable against the Issuer and the Subsidiary Guarantors in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles; and (v) this Indenture together with such amendment complies with the TIA.

     SECTION 9.07. Payment for Consent. None of the Issuer, the Subsidiary Guarantors nor any Affiliate of the Issuer or the Subsidiary Guarantors shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terns or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


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

                                   ARTICLE 10

                                   GUARANTEES

     SECTION 10.01. Notes Guarantee.

     (a) Each Subsidiary Guarantor hereby fully and unconditionally guarantees, on an unsecured, senior, joint and several basis, to each Holder and to the Trustee and its successors and assigns on behalf of each Holder, the full payment of principal of, premium, if any, and interest on, and all other monetary obligations of the Issuer under this Indenture and the Notes (including obligations to the Trustee and the obligations to pay Special Interest, if any, and Additional Amounts, if any) with respect to each Note authenticated and delivered by the Trustee or its agent pursuant to and in accordance with this indenture, in accordance with the terms of this Indenture (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this
Article 10 notwithstanding any extension or renewal of any Obligation. All payments under such Guarantee will be made in dollars.

     (b) Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, unaffected by, and irrespective of, any validity, irregularity or unenforceability of any Note or this Indenture, any failure to enforce the provisions of any Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holders or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor (except payment in full); provided that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of such Subsidiary Guarantor increase the principal amount of a Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated Maturity thereof. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require that the Trustee pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under the such Subsidiary Guarantor's Guarantee (including, for the avoidance of doubt, any right which such Subsidiary Guarantor may have to require the seizure and sale of the assets of the Issuer to satisfy the outstanding principal of, interest on or any other amount payable under each Note prior to recourse against such Subsidiary Guarantor or its assets), protest or notice with respect to any Note or the Debt evidenced thereby and all demands whatsoever, and covenants that such Subsidiary Guarantor's Guarantee will not be discharged with respect to any Note except by payment in full of the principal thereof and interest thereon or as otherwise provided in this Indenture, including Section 10.03. If at any time any payment of principal of and interest on such Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer, such Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or returns as though such payment had become due but had not been made at such times.


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     Each Subsidiary Guarantor also agrees to pay any and all costs and expenses
(including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

     SECTION 10.02. Subrogation.

     (a) Each Subsidiary Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid to such Holders by such Subsidiary Guarantor pursuant to the provisions of its Guarantee.

     (b) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section subject to Section 10.01(c) above.

     SECTION 10.03. Limitation of Guarantee. Each Subsidiary Guarantor's Guarantee is limited in an amount not to exceed the maximum amount that can be guaranteed by such Subsidiary Guarantor without rendering such Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer of similar laws affecting the rights of the creditors generally.

     SECTION 10.04. Notation Not Required. Neither the Issuer, any Subsidiary Guarantor nor any other Restricted Subsidiary providing a Guarantee shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof.

     SECTION 10.05. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and each of their successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of this Indenture.

     SECTION 10.06. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.


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

     SECTION 10.07. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstance.

                                   ARTICLE 11

                                HOLDERS' MEETINGS

     SECTION 11.01. Purposes of Meetings. A meeting of the Holders may be called at any time from time to time pursuant to this Article 11 for any of the following purposes:

     (a) to give any notice to the Issuer or a Subsidiary Guarantor or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article 9;

     (b) to remove the Trustee and appoint a successor trustee pursuant to
     Article 7; or

     (c) to consent to the execution of an indenture supplemental hereto pursuant to Section 9.02.

     SECTION 11.02. Place of Meetings. Meetings of Holders may be held at such place or places as the Trustee or, in case of its failure to act, the Issuer, the Subsidiary Guarantors or the Holders calling the meeting, shall from time to time determine.

     SECTION 11.03. Call and Notice of Meetings. (a) The Trustee may at any time (upon not less than 21 days' notice) call a meeting of Holders to be held at such time and at such place in London, England, New York, New York or in such other city as determined by the Trustee pursuant to Section 11.02. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to each Holder and published in the manner contemplated by Section 12.02(b).

     (b) In case at any time the Issuer, pursuant to a resolution of the board of directors, or the Holders of at least 10% in aggregate principal amount at maturity of the Notes then outstanding, shall have requested the Trustee to call a meeting of the Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first giving of the notice of such meeting within 20 days after receipt of such request, then the Issuer or the Holders of Notes in the amount above specified may determine the time (not less than 21 days after notice is given) and the place in London, England, New York, New York or in such other city as determined by the Issuer or the Holders pursuant to Section 11.02 for such meeting and may call such meeting to take any action authorized in Section 11.01 by giving notice thereof as provided in Section 11.02(b).


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

     SECTION 11.04. Voting at Meetings. To be entitled to vote at any meeting of Holders, a Person shall be (i) a Holder or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Person so entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and the Subsidiary Guarantors and their counsel.

     SECTION 11.05. Voting Rights, Conduct and Adjournment. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 2.03 and the appointment of any proxy shall be proved in such manner as is deemed appropriate by the Trustee or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, banker or trust company customarily authorized to certify to the holding of a Note such as a Global Note.

     (b) At any meeting of Holders, the presence of Persons holding or representing Notes in an aggregate principal amount at maturity sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. Subject to any required aggregate principal amount at maturity of Notes required for the taking of any action pursuant to Article 9, in no event shall less than a majority of the votes given by Persons holding or representing Notes at any meeting of Holders be sufficient to approve an action. Any meeting of Holders duly called pursuant to Section 11.03 may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority of the Notes represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice. No action at a meeting of Holders shall be effective unless approved by persons holding or representing Notes in the aggregate principal amount at maturity required by the provision of this Indenture pursuant to which such action is being taken.

     (c) At any meeting of Holders, each Holder or proxy shall be entitled to one vote for each $1,000 aggregate principal amount at maturity of outstanding Notes held or represented.

     SECTION 11.06. Revocation of Consent by Holders. At any time prior to (but not after) the evidencing to the Trustee of the taking of any action at a meeting of Holders by the Holders of the percentage in aggregate principal amount at maturity of the Notes specified in this Indenture in connection with such action, any Holder of a Note the serial number of which is included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its principal Corporate Trust Office and upon proof of holding as provided herein, revoke such consent so far as concerns such Note. Except as aforesaid, any such consent given by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Note issued in exchange therefor, in lieu thereof or upon transfer thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the Holders


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

of the percentage in aggregate principal amount at maturity of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Subsidiary Guarantors, the Trustee and the Holders.

                                   ARTICLE 12

                                  MISCELLANEOUS

     SECTION 12.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, ss.ss. 310 to 318, inclusive, of the TIA, such imposed duties or incorporated provision shall control.

     SECTION 12.02. Notices. (a) Any notice or communication shall be in writing and delivered in person or mailed by first class mail to the Issuer and Trustee addressed as follows:

                 if to the Issuer or the Subsidiary Guarantors:

                                CP Ships Limited
                                 Brunswick House
                                 44 Chipman Hill
                                   Saint John
                                  New Brunswick
                                     E2L 4Z6
                                     Canada

                       c/o Telephone: +44 (0) 207-389 1100
                         Facsimile: +44 (0) 207-389 1114
                       Attention: Chief Financial Officer

                                 With copies to:

                                CP Ships Limited
                             62-65 Trafalgar Square
                                     London
                                    WC2N 5DY

                         Telephone: +44 (0) 207-389 1100
                         Facsimile: +44 (0) 207-389 1114
                       Attention: Chief Financial Officer

                               if to the Trustee:

                              The Bank of New York
                               101 Barclay Street


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

                            New York, New York 10286
                         Attention: Global Finance Unit

                            Facsimile: +212 235 2530

                                 with a copy to:

                              The Bank of New York
                                One Canada Square
                                 London E14 5AL

                         Telephone: +44 (0) 207-893 6460
                         Facsimile: +44 (0) 207-893 6399
                        Attention: Global Trust Services

     The Issuer, the Subsidiary Guarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. All communications delivered to the Trustee shall be deemed effective when received.

     (b) Notices regarding the Notes shall also be:

               (i) published (I) in the Financial Times and The Wall Street Journal or another leading newspaper in each of London, England and New York, New York, as the case may be, (II) through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency and, (III) if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules and regulations of such exchange so require, the Luxemburger Wort or another newspaper having a general circulation in Luxembourg; or

               (ii) in the case of certificated Notes, mailed to each Holder by first-class mail at such Holder's respective address as it appears on the registration books of the Registrar.

     Notices given by first-class mail shall be deemed given five calendar days after mailing and notices given by publication shall be deemed given on the first date on which publication is made. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     (c) If and so long as the Notes are listed on any securities exchange instead of or in addition to the Luxembourg Stock Exchange, notices shall also be given in accordance with any applicable requirements of such alternative or additional securities exchange.

     (d) If and so long as the Notes are represented by Global Notes, notice to Holders, in addition to being given in accordance with Section 12.02(b) above, shall also be given by delivery of the relevant notice to DTC for communication to entitled account holdings in substitution for the previously-mentioned publication.

     SECTION 12.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA 312(c).

     SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any of the Subsidiary Guarantors to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the original issuance of the Notes on the date hereof), the Issuer or the Subsidiary Guarantors, as the case may be, shall furnish to the
Trustee:

     (a) an Officer's Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

     (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     SECTION 12.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 12.07. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in Toronto, Ontario; London, England or New York, New York. If an Interest Payment Date or other payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Record Date is a Legal Holiday, the Record Date shall not be affected.

     SECTION 12.08. Governing Law. THIS INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 12.09. Jurisdiction. The Issuer and the Subsidiary Guarantors agree that any suit, action or proceeding against the Issuer or the Subsidiary Guarantors brought by any Holder or the Trustee arising out of or based upon this Indenture, the Notes or the Guarantees may be instituted in any state of Federal court in the Borough of Manhattan, The City of New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and the Subsidiary Guarantors irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Notes or the Guarantees, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof; in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Subsidiary Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or the Subsidiary Guarantors, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or the Subsidiary Guarantors, as the case may be, are subject by a suit upon such judgment; provided that service of process is effected upon the Issuer or the Subsidiary Guarantors, as the case may be, in the manner provided by this Indenture. Each of the Issuer and the Subsidiary Guarantors has appointed J. P. LaCasse, with offices on the date hereof at 401 East Jackson Street, Suite 3300, Tampa, Florida 33602, or any successor, as its authorized agent (the "Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture, the Notes or the Guarantees or the transactions contemplated herein which may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, by any Holder or the Trustee, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Issuer and the Subsidiary Guarantors hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer and the Subsidiary Guarantors agree to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and the Subsidiary Guarantors. Notwithstanding the foregoing, any action involving the Issuer or the Subsidiary Guarantors arising out of or based upon this Indenture, the Notes or the Guarantees may be instituted by any Holder or the Trustee in any court of competent jurisdiction in Toronto, Ontario or London, England.

     SECTION 12.10. No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Issuer or the Subsidiary Guarantors shall not have any liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

     SECTION 12.11. Successors. All agreements of the Issuer or the Subsidiary Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 12.13. Table of Contents, Cross-Reference Sheet and Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     SECTION 12.14. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 12.15. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Subsidiary Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are sometimes referred to in this Section 12.15 as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Issuer and the Subsidiary Guarantors, if made in the manner provided in this Section 12.15.

     (b) The fact and the date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or by a signature guarantee by a member of a signature guarantee program acceptable to the Trustee. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate, affidavit or signature guarantee shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note, and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or the Subsidiary Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

     (d) If the Issuer or the Subsidiary Guarantors shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer or the Subsidiary Guarantors may, at their option, by or pursuant to a resolution of the board of directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but neither the Issuer nor the Subsidiary Guarantors shall have any obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite aggregate principal amount at maturity of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose, the number of Notes outstanding shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

     SECTION 12.16. Currency Indemnity. U.S. dollars is the sole currency of account and payment for all sums payable under the Notes, the Guarantees and this Indenture. Any amount received or recovered in respect of the Notes, the Guarantees or otherwise under this Indenture in a currency (the "Recovery Currency") other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Issuer, any Subsidiary of the Issuer or otherwise) by a Holder in respect of any sum expressed to be due to such Holder from the Issuer or the Subsidiary Guarantors shall constitute a discharge of the Issuer's or the Subsidiary Guarantors' obligations only to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or, if it is not possible to purchase U.S. dollars on that date, on the first date on which it is possible to do so). If the dollar amount to be recovered is less than the dollar amount expressed to be due to the recipient under any Note, the Issuer and the Subsidiary Guarantors agree to indemnify the recipient against the cost of making such purchase, the cost of such purchases in each case being determined by reference to the spot rate of exchange in New York, New York at which any such person on the date of such receipt or recovery is able to purchase U.S. dollars With the Recovery Currency. The foregoing indemnities, to the extent permitted by law: (a) constitute a separate and independent obligation from the other obligations of the Issuer and the Subsidiary Guarantors; (b) shall give rise to a separate and independent cause of action; (c) shall apply irrespective of any waiver granted by any holder; and
(d) shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Notes or other judgment or order. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, dollars.

     This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                         CP SHIPS LIMITED,
                                         as Issuer

                                         By: /s/ Ian Webber
                                             --------------------
                                             Name: Ian Webber
                                             Title: Chief Financial Officer



                                         CP SHIPS (UK) LIMITED,
                                         as Subsidiary Guarantor

                                         By: /s/ Ian Webber
                                             --------------------
                                             Name: Ian Webber
                                              Title: Director



                                         LYKES LINES LIMITED, LLC,
                                         as Subsidiary Guarantor

                                         By: /s/ Ian Webber
                                             --------------------
                                             Name: Ian Webber
                                             Title:  Attorney-in-Fact



                                         TMM LINES LIMITED, LLC,
                                         as Subsidiary Guarantor

                                         By: /s/ Ian Webber
                                             --------------------
                                             Name: Ian Webber
                                             Title: Attorney-in-Fact



                                         THE BANK OF NEW YORK,
                                         as Trustee

                                         By:  /s/ Sonjeeve Patel
                                              ----------------------
                                         Name:  Sonjeeve Patel
                                         Title: Assistant Vice President

     You, the Issuer, the Subsidiary Guarantors and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferor]

By:   __________________________

Name:

Title:

Dated:

cc:  CP Ships Limited

     Attn: Chief Financial Officer

                                                                       EXHIBIT A


                         [FORM OF FACE OF ORIGINAL NOTE]



[If Regulation S Global Note - Common Code 015096187/ISIN Number USC28004AA48/ CUSIP/CINS Number C28004AA4]

[If Restricted Global Note - Common Code 015095580/ISIN Number US22409VAB80/ CUSIP Number 22409VAB8]

No.

     [Include if Global Note - UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NOMINEE AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     [Include if Global Note - TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

     [Include if Restricted Global Note - THIS NOTE HAS NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY

PREDECESSOR OF THIS NOTE) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.]

     [Include if Regulation S Global Note - IN RESPECT OF CANADIAN INVESTORS ONLY, THIS NOTE HAS NOT BEEN QUALIFIED BY THE FILING OF A PROSPECTUS UNDER APPLICABLE CANADIAN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS NOTE THE PURCHASER REPRESENTS THAT IT IS EITHER AN ACCREDITED INVESTOR AS SUCH TERM IS DEFINED IN ONTARIO SECURITIES COMMISSION RULE 45-501 - EXEMPT DISTRIBUTIONS, AND IN MULTILATERAL INSTRUMENT 45-103 OF THE SECURITIES REGULATORY AUTHORITIES IN ALBERTA AND BRITISH COLUMBIA OR A "SOPHISTICATED PURCHASER" AS THAT TERM IS DEFINED IN THE SECURITIES ACT (QUEBEC) (A "SOPHISTICATED PURCHASER") AND THAT IT IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNTS OF OTHER ACCREDITED INVESTORS OR SOPHISTICATED PURCHASERS, AND AGREES THAT THIS NOTE IS NOT BEING ACQUIRED WITH A VIEW TO DISTRIBUTION AND ANY RESALE OF SUCH NOTES WILL BE MADE ONLY IN ACCORDANCE WITH MULTILATERAL INSTRUMENT 45-102 ("MI 45-102") OR UPON DELIVERY OF AN OPINION OF CANADIAN COUNSEL REASONABLY SATISFACTORY TO THE ISSUER (UNLESS THE DELIVERY OF SUCH OPINION IS WAIVED BY TO THE ISSUER) TO THE EFFECT THAT THE RESALE IS EXEMPT FROM THE PROSPECTUS FILING REQUIREMENTS OF APPLICABLE CANADIAN SECURITIES LAWS. UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS NOTE SHALL NOT TRADE THE NOTES BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE]].

     THIS GLOBAL NOTE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR OR RESALES AND OTHER TRANSFERS OF THIS GLOBAL NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES

RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS GLOBAL NOTE SHALL BE DEEMED, BY THE ACCEPTANCE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT. EACH PURCHASER OF THIS GLOBAL NOTE OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE SELLER OF THIS GLOBAL NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS GLOBAL NOTE IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF JULY 3, 2002 AMONG THE ISSUER, THE SUBSIDIARY GUARANTORS AND THE OTHER PARTIES REFERRED TO THEREIN.

     [Include if Regulation S Global Note - UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE US SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN LET ACCORDANCE WITH RULE 144A UNDER THE US SECURITIES ACT.]

                          10-3/8% SENIOR NOTE DUE 2012

     CP Ships Limited, a corporation amalgamated and subsisting under the laws of the Province of New Brunswick, Canada, for value received promises to pay to Cede & Co. or registered assigns the principal sum as indicated on the Security Register (as defined in the Indenture referred to on the reverse hereof) on July 15, 2012.

     From o, or from the most recent interest payment date to which interest has been paid or provided for, cash interest on this Note will accrue at 10-3/8%, payable semiannually on January 15 and July 15 of each year, beginning on o, to the Person in whose name this Note (or any predecessor Note) is registered at the close of business on the preceding January 1 or July 1, as the case may be.

     THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and to the provisions of the Indenture, which provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, CP Ships Limited has caused this Note to be signed manually or by facsimile by its duty authorized signatory.

Dated: o, 20oo

                                              CP SHIPS LIMITED

                                              By:  _____________________________
                                              Name:
                                              Title:   Authorized Signatory



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:  _____________________________________
     Authorized Officer

                     [FORM OF REVERSE SIDE OF ORIGINAL NOTE]

                          10-3/8% Senior Note Due 2012

1.   Interest

     CP Ships Limited, a corporation amalgamated and subsisting under the laws of the Province of New Brunswick, Canada, (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), for value received promises to pay interest on the principal amount of this Note from o, at the rate per annum shown above. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer will pay interest on overdue principal at the interest rate borne by the Notes compounded semiannually, and it shall pay interest on overdue installments of interest at the same rate compounded semiannually to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts and Special Interest as set forth in this Note.

2.   Special Interest

     The Holder of this Note is entitled to the benefit of the Registration Rights Agreement dated July 3, 2002, among the Issuer, CP Ships (UK) Limited, Lykes Lines Limited, LLC, TMM Lines Limited, LLC (collectively, the "Subsidiary Guarantors"), and the Initial Purchasers (the "Registration Rights Agreement").

     In the event that (a) the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) is not filed with or confidentially submitted to the U.S. Securities and Exchange Commission on or prior to the 270th calendar day following the date of the Indenture, (b) the Exchange Offer Registration Statement is not declared effective on or prior to the 330th day following the date of the Indenture or (c) (i) the Exchange Offer (as defined in the Registration Rights Agreement) is not consummated on or prior to the 360th day following the date of the Indenture or within 30 Business Days after being declared effective, or (ii) if required, a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to the Notes is not declared effective on or prior to the earlier of 40 days after the Shelf Registration Statement is filed or 400 days after the date of the Indenture (each event referred to in clauses (a) through (c) above, a "Registration Deadline Event"), then the Issuer will be required to pay additional interest in cash on January 15 and July 15 of each year, commencing on the first such date following any Registration Deadline Event, at a rate per annum equal to 0.5% of the principal amount of the Notes (determined daily) with respect to the first 90-day period following such Registration Deadline Event. Such amount of Special Interest will increase by an additional 0.5% per annum to a maximum of 1.5% per annum for each subsequent 90-day period until. such Registration Deadline Event has been cured. Upon the cure of any Registration Deadline Event, Special Interest with respect to such event shall cease to accrue from the date of the filing, effectiveness or consummation that cured such event, as the case may be, if the Issuer and Subsidiary Guarantors are otherwise in compliance with this paragraph. However, if, after any such Special Interest ceases to accrue, a different Registration Deadline Event occurs, Special Interest will again accrue as described.

3.   Additional Amounts

     (a) All payments that the Issuer makes under or with respect to this Note or that the Subsidiary Guarantors make under or with respect to the Guarantees shall be made free and clear of and without withholding or deduction for or on account of any pre-sent or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, "Taxes" or "Tax") imposed or levied by or on behalf of the federal government of Canada or by or within any province or political subdivision thereof or within any other jurisdiction in which the Issuer, the Subsidiary Guarantors or any Surviving Entity are organized or resident for tax purposes or from or through which payment is made (each, a "Relevant Taxing Jurisdiction"), unless the Issuer or the Subsidiary Guarantors, as the case may be, are required to withhold or deduct Taxes by law or by the interpretation or administration of law. If the Issuer or the Subsidiary Guarantors are required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to this Note, the Issuer or the Subsidiary Guarantors, as the case may be, shall pay additional amounts ("Additional Amounts"), to the extent they may lawfully do so, so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction shall not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted.

     (b) Notwithstanding the foregoing, neither the Issuer nor the Subsidiary Guarantors shall pay Additional Amounts to a Holder or beneficial owner of this Note to the extent that the Taxes are imposed or levied:

     (i) by a Relevant Taxing Jurisdiction by reason of the Holder's or beneficial owner's present or former connection with such Relevant Taxing Jurisdiction (other than the mere receipt or holding of this Note or by reason of the receipt of payments thereunder or the exercise or enforcement of rights under this Note or the Indenture); or

     (ii) by reason of the failure of the Holder or beneficial owner of this Note, prior to the relevant date on which a payment under and with respect to the Notes is due and payable (the "Relevant Payment Date") to comply with the Issuer's written request addressed to the Holder at least 30 calendar days prior to the Relevant Payment Date to provide accurate information with respect to any certification, identification, information or other reporting requirements which the Holder or such beneficial owner is legally required to satisfy, whether imposed by statute, treaty, regulation or administrative practice, in each such case by the Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction).

     (c) The Issuer's and the Subsidiary Guarantors' obligation to pay Additional Amounts or to reimburse a Holder for Taxes paid by such Holder in respect of Taxes shall not apply with respect to:

     (i) any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

     (ii) any Tax that is payable otherwise than by deduction or withholding from payments made under or with respect to this Note;

     (iii) Taxes imposed on or with respect to any payment by the Issuer or the Subsidiary Guarantors to the Holder if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such Holder had such Holder been the sole beneficial owner of this Note;

     (iv) any Tax that is imposed on or with respect to a payment made to a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting this Note to another paying agent in a member state of the European Union;

     (v) any such withholding or deduction in respect of any Taxes imposed on a payment to an individual that is required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

     (vi) any combination of (i), (ii), (iii), (iv) and (v).

     (d) At least 30 calendar days prior to each date on which any payment under or with respect to this Note is due and payable, if the Issuer or the Subsidiary Guarantors shall be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it shall be promptly thereafter), the Issuer or the Subsidiary Guarantors shall deliver to the Trustee an Officer's Certificate stating that such Additional Amounts shall be payable and the amounts so payable and shall set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. The Issuer shall promptly publish a press release stating that such Additional Amounts shall be payable and describing its obligation to pay such amounts.

     (e) Whenever this Note refers to, in any context, the payment of principal, interest, if any, or any other amount payable under or with respect to this Note, such payment shall also include the payment of Additional Amounts, if applicable.

4.   Method of Payment

     The Issuer shall pay interest on this Note (except defaulted interest) to the persons who are registered Holders of this Note at the close of business on the Record Date for the next Interest Payment Date even if this Note is cancelled after the Record Date and on or before the Interest Payment Date. The Issuer shall pay principal and interest in U.S. Dollars in immediately available funds that at the time of payment is legal tender for payment of public and private debts; provided that payment of interest may be made at the option of the Issuer by check mailed to the Holder.

     The amount of payments in respect of interest on each Interest Payment Date shall correspond to the aggregate principal amount of Notes represented by the Regulation S Global Note and the Restricted Global Note, as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of the Regulation S Global Note and the Restricted Global Note to the Paying Agent.

5.   Paying Agent and Registrar

     Initially, The Bank of New York or one of its affiliates will act as Paying Agent and Registrar. The Issuer or any of its Wholly Owned Subsidiaries incorporated in the United States may act as Paying Agent, Registrar or Co-Registrar.

6.   Indenture

     The Issuer issued the Notes under an indenture dated as of July 3, 2002 (the "Indenture"), among the Issuer, the Subsidiary Guarantors and The Bank of New York, as trustee (the "`Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939 as in effect on the date of the Indenture and, to the extent required by any amendment after such date, as so amended (the "U.S. Trust Indenture Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and the U.S. Trust Indenture Act for a statement of those terms.

     The Notes are unsecured senior guaranteed obligations of the Issuer and are issued in an initial aggregate principal amount at maturity of $200,000,000. The Indenture imposes certain limitations on the Issuer, the Subsidiary Guarantors and their affiliates, including, without limitation, limitations on the incurrence of indebtedness and issuance of stock, the payment of dividends and other payment restrictions affecting the Issuer and its subsidiaries, the sale of assets, transactions with and among affiliates of the Issuer and the Restricted Subsidiaries, change of control and Liens.

7.   Optional Redemption

     (a) In the event that, prior to July 15, 2005, the Issuer receives proceeds from one or more Public Equity Offerings, the Issuer may, at its election, use all or a portion of such proceeds to redeem up to a maximum of 35% of the aggregate principal amount of the Notes, including Additional Notes, if any, at a Redemption Price equal to 110.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, including Special Interest, if any, and Additional Amounts, if any, to the redemption date (subject to the right of Holders of record on a relevant Record Date prior to the Redemption Date to receive interest due on the relevant Interest Payment Date); provided, that after giving effect to any such redemption, at least 65% of the aggregate principal amount at maturity of the Notes initially issued would remain outstanding immediately after such redemption. Any such redemption shall be made within 75 days of the closing of a Public Equity Offering upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

     (b) At any time prior to July 15, 2007, the Issuer may redeem all or part of the Notes, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Redemption Premium and accrued and unpaid interest to the redemption date. "Applicable Redemption Premium" means, with respect to any Note on any redemption date, the greater of (i) 1.0% of the principal amount of such Note; and (ii) the excess of (1) the present value at such redemption date of the redemption price of such Note at July 15, 2007, plus all required interest payments that would otherwise be due to be paid on such Note during the period between the redemption date and at July 15, 2007, excluding accrued but unpaid interest, computed using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points, over (2) the principal amount of the Note.

     (c) At any time on or after July 15, 2007 and prior to maturity, the Issuer may redeem all or part of the Notes, upon not less than 30 days' nor more than 60 days' notice, in amounts of $1,000 or integral multiples thereof at the following redemption prices (expressed as percentages of principal amount at maturity), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning July 15 of the years set forth below (subject to the right of Holders of record on a relevant Record Date prior to the Redemption Date to receive interest due on the relevant Interest Payment
Date):

                 Year                         Redemption Price
                 ----                         ----------------

                 2007                             105.188%
                 2008                             103.458%
                 2009                             101.729%
         2010 and thereafter                      100.000%

8.   Redemption Upon Changes in Withholding Taxes

     This Note and the [Regulation S Global Note] [Restricted Global Note] may also be redeemed together, in whole but not in part, at the election of the Issuer, upon not less than 30 nor more than 60 days notice delivered to each Holder of Notes in accordance with the procedures set forth in the Indenture, at the Redemption Price equal to 100% of their principal amount, plus accrued interest if any to the redemption date (including Additional Amounts, if any) if, as a result of any amendment after the date of the Indenture to, or change after the date of the Indenture in, and at any time thereafter; the laws or regulations of any Relevant Taxing Jurisdiction, or any change after the date of the Indenture in the official interpretation or official application of the laws or regulations of any Relevant Taxing Jurisdiction applicable to the Issuer, the Issuer would be obligated to pay on the next date for any payment and as a result of that change, Additional Amounts (as described above in Paragraph 3), with respect to the Relevant Taxing Jurisdiction, which the Issuer cannot avoid by the use of reasonable measures available to the Issuer. Immediately prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (a) a certificate signed by two of the Issuer's directors stating that the obligation to pay Additional Amounts cannot be avoided by the Issuer taking reasonable measures available to it, and (b) a written opinion of independent legal counsel to the Issuer of recognized standing to the effect that the Issuer has or will become obligated to pay such Additional Amounts as a result of such amendment or change, official interpretation or application described above.

9.   Notice of Redemption

     Notice on redemption will be mailed first-class postage prepaid at least 30 days but not more than 60 days before the redemption date to the Holder of this Note to be redeemed at the addresses contained in the Security Register. If this Note is in a denomination larger than $1,000 of principal amount at maturity it may be redeemed in part but only in integral multiples of $1,000 at maturity. In the event of a redemption of less than all of the Notes, the Notes for redemption will be chosen by the Trustee in accordance with the Indenture. If this Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above, then any accrued interest will be paid to the Holder of this Note at the close of business on such Record Date. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the applicable Paying Agent on or before the redemption date and certain other conditions are satisfied, interest ceases to accrue on such Notes (or such portions thereof) called for redemption on or after such date.

10.  Repurchase at the Option of Holders

     If a Change of Control Triggering Event occurs (as defined in the Indenture) at any time, the Issuer shall be required to offer to purchase on the Purchase Date all or any part (equal to $1,000 or an integral multiple thereof) of this Note at a purchase price in cash in an amount equal to 101% of the principal amount hereof, plus any accrued and unpaid interest, premium and Additional Amounts, if any, to the Purchase Date (subject to the rights of Holders of record on the relevant record dates to receive interest due on the relevant interest payment date), which date shall be no earlier than 30 days nor later than 60 days from the date notice of such offer is mailed, other than as required by law. The Issuer shall purchase all Notes properly and timely tendered in the Change of Control Offer and not withdrawn in accordance with the procedures set forth in such notice. The Change of Control Offer will state, among other things, the procedures that Holders of the Notes must follow to accept the Change of Control Offer.

     In accordance with the Indenture, when the aggregate amount of Excess Proceeds exceeds $25 million, the Issuer shall be required to make an offer to purchase the Notes and any Pari Passu Debt, the maximum principal amount (expressed as a multiple of $1,000) of the Notes and any such Pari Passu Debt that may be purchased with the amount of Excess Proceeds, at a redemption price equal to (solely in the case of the Notes) 100% of the principal amount of such Note and (solely in the case of Pari Passu Debt) no greater than 100% of the principal amount (or accreted value, as applicable) of such Pari Passu Debt, plus in each case, accrued interest, if any, to the date of repurchase.

11.  Denominations

     The Notes are in denominations of $1,000 and integral multiples of $1,000 of principal amount at maturity. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

12.  Unclaimed Money

     All moneys paid by the Issuer or the Subsidiary Guarantors to the Trustee or a Paying Agent for the payment of the principal of, or premium, if any, or interest on, any Notes that remain unclaimed at the end of three years after such principal, premium or interest has become due and payable may he repaid to the Issuer or the Subsidiary Guarantors, subject to applicable law, and the Holder of such Note thereafter may look only to the Issuer or the Subsidiary Guarantors for payment thereof.

13.  Discharge and Defeasance

     Subject to certain conditions, the Issuer at any time may terminate some or all of its obligations and the obligations of the Subsidiary Guarantors under the Notes, the Indenture and the Guarantees if the Issuer irrevocably deposits with the Trustee U.S. Dollars or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.  Amendment. Supplement and Waiver

     Subject to certain exceptions set forth in the Indenture, the Indenture may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the relevant Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) and any existing default or compliance with any provisions may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. However, without the consent of the Holder of each outstanding Note affected thereby, an amendment may not:

          (a) change the Stated Maturity of the principal of, or any installment of or Additional Amounts or interest on, any Note:

          (b) reduce the principal amount of any Note (or Additional Amounts or premium, if any) or the rate of interest on any Note;

          (c) change the coin or currency in which the principal of any Note or any premium or any Additional Amounts or the interest thereon is payable;

          (d) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or Purchase Date, in the case of an Offer to Purchase);

          (e) amend, change or modify the Issuer's obligation to make and consummate an Excess Proceeds Offer with respect to any Asset Sale in accordance with Section 4.11 of the Indenture or the Issuer's obligation to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event in accordance with Section 4.13 of the Indenture, including, in each case, amending, changing or modifying any definition relating thereto;

          (f) reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver of provisions of the Indenture;

          (g) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the

     Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby;

          (h) except as otherwise permitted under Article 5 of the Indenture, consent to the assignment or transfer by the Issuer of any of its rights or obligations under the Indenture;

          (i) release any Guarantees except in compliance with the terms of the Indenture;

          (j) make any change to the provisions of the Indenture affecting the ranking of the Notes, in each case in a manner that adversely affects the rights of the Holders;

          (k) release any security that may have been granted in respect of the Notes; or

          (l) make any change to Section 4.15 of the Indenture that adversely affects the rights of any Holder of the Notes or amend the terms of the Notes or the Indenture in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Issuer agrees to pay Additional Amounts (if any) in respect thereof in the supplemental indenture.

     Notwithstanding the foregoing, without notice to or the consent of any Holder of the Notes, the Issuer, the Subsidiary Guarantors and the Trustee may, among other things, modify, amend or supplement the Indenture:

          (a) to evidence the succession of another Person to the Issuer or the Subsidiary Guarantors and the assumption by any such successor of the covenants in the Indenture and in the Notes in accordance with Article 5 of the Indenture;

          (b) to add to the Issuer's covenants and those of any Subsidiary Guarantors or any other obligor upon the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or the Subsidiary Guarantors or any other obligor upon the Notes, as applicable, in the Indenture, in the Notes or in any Guarantee;

          (c) to cure any ambiguity, or to correct or supplement any provision in the Indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision in the Indenture, the Notes or any Guarantee or make any other provisions with respect to matters or questions arising under the Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the Holders of the Notes in any material respect;

          (d) to comply with the requirements of the Commission in order to maintain the qualification of the Indenture under the TIA;

          (e) to add a Subsidiary Guarantor under the Indenture;

          (f) to evidence and provide the acceptance of the appointment of a successor trustee under the Indenture;

          (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the Issuer's and any Subsidiary Guarantors' obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise.

     The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

15.  Defaults and Remedies

     The Notes have the Events of Default as set forth in Section 6.01 of the Indenture. If an Event of Default occurs and is continuing, the Trustee, by notice to the Issuer, or the registered Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by notice to the Issuer and the Trustee, subject to certain limitations, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives an indemnity satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind any acceleration and its consequence if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of such acceleration. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

16.  Trustee Dealings with the Issuer

     Subject to certain limitations imposed by the U.S. Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Subsidiary Guarantors or any of their or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-Registrar or co-Paying Agent may do the same with like rights.

17.  No Recourse Against Others

     A director, officer, employee, or stockholder, as such, of the Issuer or any Subsidiary Guarantor shall not have any liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.  Authentication

     This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.  Governing Law

     THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     The Issuer or the Subsidiary Guarantors shall furnish to any Holder of Notes upon written request and without charge to the Holder of Notes a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                                CP Ships Limited
                             62-65 Trafalgar Square
                                 London WC2N 5DY

                       Attention: Chief Financial Officer

                                    GUARANTEE

For value received, each Subsidiary Guarantor hereby fully and unconditionally guarantees, as principal obligor and not merely as surety, on an unsecured, senior, joint and several basis, to each Holder and to the Trustee and its successors and assigns on behalf of each Holder, the full payment of principal of, premium, if any, and interest on, and all other monetary obligations of the Issuer under the Indenture and this Note (including obligations to the Trustee and the obligations to pay Special Interest, if any, and Additional Amounts, if
any) with respect to each Note authenticated and delivered by the Trustee or its agent pursuant to and in accordance with the Indenture, in accordance with the terms of the Indenture (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound by Article 10 of the Indenture notwithstanding any extension or renewal of any Obligation. All payments under such Guarantee will be made in dollars.

     These and other additional obligations of each Subsidiary Guarantor to the Holder of this Note and to the Trustee pursuant to this Guarantee and the Indenture (including, without limitation, the provisions relating to submission to jurisdiction and appointment of the Authorized Agent set forth in the Indenture) are expressly set forth in the Indenture to which reference is hereby made for the precise terms of such obligations. This Guarantee shall be governed by, and construed in accordance with, with the laws of the State of New York.

     This Guarantee is dated the date of the Note upon which it is endorsed.

     IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Guarantee to be duly executed.

                                              CP SHIPS (UK) LIMITED
                                              as Subsidiary Guarantor

                                              By: ________________________
                                              Name:
                                              Title:



                                              LYKES LINES LIMITED, LLC,
                                              as Subsidiary Guarantor

                                              By: ________________________
                                              Name:
                                              Title:

                                              TMM LINES LIMITED, LLC,
                                              as Subsidiary Guarantor

                                              By: ________________________
                                              Name:
                                              Title:

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

________________________________________________________________________________

(Insert assignee's social security or tax I.D. no.)

________________________________________________________________________________


(Print or type assignee's name, address and postal code)

and irrevocably appoint _____________________________________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Your Signature:  _______________________________________________________________
                    (Sign exactly as your name appears on the other side of
                                          this Note)

Signature Guarantee:

_______________________________________________________________


(Participant in a recognized signature guarantee medallion program)

Date:

_______________________________________________________________


Certifying Signature: 2

          In connection with any transfer of any Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which the Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being transferred in accordance with the transfer restrictions set forth in such Notes and:

CHECK ONE BOX BELOW

(1) [ ]   to the Issuer; or

(2) [ ] pursuant to and in compliance with Rule 144A under the U.S. Securities Act of 1933; or

(3) [ ] pursuant to and in compliance with Regulation S under the U.S. Securities Act of 1933; or

(4) [ ] pursuant to another available exemption from the registration requirements of the U.S. Securities Act of 1933; or

(5) [ ] pursuant to an effective registration statement under the U.S. Securities Act of 1933.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof, provided, that if box (2) is checked, by executing this form, the Transferor is deemed to have certified that such Notes are being transferred to a person it reasonably believes is a "qualified institutional buyer" as defined in Rule 144A under the U.S. Securities Act of 1933 who has received notice that such transfer is being made in reliance on Rule 144A; if box (3) is checked, by executing this form, the Transferor is deemed to have certified that such transfer is made pursuant to an offer and sale that occurred outside the United States in compliance with Regulation S under the U.S. Securities Act; and if box (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer reasonably requests to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933.

____________________________________________________  ___________________

Signature

Signature Guarantee:

____________________________________________________  ___________________

(Participant in a recognized signature guarantee medallion program)

Certifying Signature:

____________________________________________________  ___________________

                                                              Date

Signature Guarantee:

____________________________________________________

(Participant in a recognized signature guarantee medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note or a portion thereof repurchased pursuant to Sections 3.08 and 4.11 or 4.13 of the Indenture, check the box:

     If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased:

Your signature:

(Sign exactly as your name appears on the other side of this Note)

Date:

Certifying Signature:    _________________________________________

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

         The following decreases/increases in the principal amount of this Security have been made:

                                              Principal
                                              Amount
Date of      Decrease in       Increase in    Following such     Notation Made
Decrease/    Principal         Principal      Decrease/          by or on Behalf
Increase     Amount            Amount         Increase           of Registrar
--------     ------            ------         --------           ------------

_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________

                                                                       EXHIBIT B

                         [FORM OF FACE OF EXCHANGE NOTE]

                                   Common Code

                                      ISIN

No.

     [Include if Global Note - UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NOMINEE NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     [Include if Global Note - TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

     THIS GLOBAL NOTE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR OR RESALES AND OTHER TRANSFERS OF THIS GLOBAL NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS GLOBAL NOTE SHALL BE DEEMED, BY THE ACCEPTANCE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

     IN RESPECT OF CANADIAN INVESTORS ONLY, THIS NOTE HAS NOT BEEN QUALIFIED BY THE FILING OF A PROSPECTUS UNDER APPLICABLE CANADIAN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS NOTE THE PURCHASER REPRESENTS THAT IT IS EITHER AN ACCREDITED INVESTOR AS SUCH TERM IS DEFINED IN ONTARIO SECURITIES COMMISSION RULE 45-501 - EXEMPT DISTRIBUTIONS, AND IN MULTILATERAL INSTRUMENT 45-103 OF THE SECURITIES REGULATORY AUTHORITIES IN ALBERTA AND BRITISH COLUMBIA OR A "SOPHISTICATED PURCHASER" AS THAT TERM IS DEFINED IN THE SECURITIES ACT (QUEBEC) (A "SOPHISTICATED PURCHASER") AND THAT

IT IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNTS OF OTHER ACCREDITED INVESTORS OR SOPHISTICATED PURCHASERS, AND AGREES THAT THIS NOTE IS NOT BEING ACQUIRED WITH A VIEW TO DISTRIBUTION AND ANY RESALE OF SUCH NOTES WILL BE MADE ONLY IN ACCORDANCE WITH MULTILATERAL INSTRUMENT 45-102 ("MI 45-102") OR UPON DELIVERY OF AN OPINION OF CANADIAN COUNSEL REASONABLY SATISFACTORY TO THE ISSUER (UNLESS THE DELIVERY OF SUCH OPINION IS WAIVED BY TO THE ISSUER) TO THE EFFECT THAT THE RESALE IS EXEMPT FROM THE PROSPECTUS FILING REQUIREMENTS OF APPLICABLE CANADIAN SECURITIES LAWS. UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS NOTE SHALL NOT TRADE THE NOTES BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].

                          10-3/8% SENIOR NOTE DUE 2012

     CP Ships Limited, a corporation amalgamated and subsisting under the laws of the Province of New Brunswick, Canada, for value received promises to pay to Cede & Co. or registered assigns the principal sum as indicated on the Security Register (as defined in the Indenture referred to on the reverse hereof) on July 15, 2012.

     From o, or from the most recent interest payment date to which interest has been paid or provided for, cash interest on this Note will accrue at 10-3/8%, payable semiannually on January 15 and July 15 of each year, beginning on o, to the Person in whose name this Note (or any predecessor Note) is registered at the close of business on the preceding January 1 or July 1, as the case may be.

     THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and to the provisions of the Indenture, which provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, CP Ships Limited has caused this Note to be signed manually or by facsimile by its duly authorized signatory.

Dated: o, 20oo

                                             CP SHIPS LIMITED

                                             By: ______________________________
                                             Name:
                                             Title: Authorized Signatory



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:  _______________________________________
     Authorized Officer

                     [FORM OF REVERSE SIDE OF EXCHANGE NOTE]

                          10-3/8% Senior Note Due 2012

1.   Interest

     CP Ships Limited, a corporation amalgamated and subsisting under the laws of the Province of New Brunswick, Canada, (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), for value received promises to pay interest on the principal amount of this Note from o, at the rate per annum shown above. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer will pay interest on overdue principal at the interest rate borne by the Notes compounded semiannually, and it shall pay interest on overdue installments of interest at the same rate compounded semiannually to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts and Special Interest as set forth in this Note.

2.   Additional Amounts

     (a) All payments that the Issuer makes under or with respect to this Note or that the Subsidiary Guarantors make under or with respect to the Guarantees shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, "Taxes" or "Tax") imposed or levied by or on behalf of the federal government of Canada or by or within any province or political subdivision thereof or within any other jurisdiction in which the Issuer, the Subsidiary Guarantors or any Surviving Entity are organized or resident for tax purposes or from or through which payment is made (each, a "Relevant Taxing Jurisdiction"), unless the Issuer or the Subsidiary Guarantors, as the case may be, are required to withhold or deduct Taxes by law or by the interpretation or administration of law. If the Issuer or the Subsidiary Guarantors are required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to this Note, the Issuer or the Subsidiary Guarantors, as the case may be, shall pay additional amounts ("Additional Amounts"), to the extent they may lawfully do so, so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction shall not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted.

     (b) Notwithstanding the foregoing, neither the Issuer nor the Subsidiary Guarantors shall pay Additional Amounts to a Holder or beneficial owner of this Note to the extent that the Taxes are imposed or levied:

     (i) by a Relevant Taxing Jurisdiction by reason of the Holder's or beneficial owner's present or former connection with such Relevant Taxing Jurisdiction (other than the mere receipt or holding of this Note or by reason of the receipt of payments thereunder or the exercise or enforcement of rights under this Note or the Indenture); or

     (ii) by reason of the failure of the Holder or beneficial owner o f this Note, prior to the relevant date on which a payment under and with respect to the Notes is due and payable (the "Relevant Payment Date") to comply with the Issuer's written request addressed to the Holder at least 30 calendar days prior to the Relevant Payment Date to provide accurate information with respect to any certification, identification, information or other reporting requirements which the Holder or such beneficial owner is legally required to satisfy, whether imposed by statute, treaty, regulation or administrative practice, in each such case by the Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction).

     (c) The Issuer's and tile Subsidiary Guarantors' obligation to pay Additional Amounts or to reimburse a Holder for Taxes paid by such Holder in respect of Taxes shall not apply with respect to:

     (i) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

     (ii) any Tax that is payable otherwise than by deduction or withholding from payments made under or with respect to this Note;

     (iii) Taxes imposed on or with respect to any payment by the Issuer or the Subsidiary Guarantors to the Holder if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such Holder had such Holder been the sole beneficial owner of this Note;

     (iv) any tax that is imposed on or with respect to a payment made to a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting this Note to another paying agent in a member state of the European Union;

     (v) any such withholding or deduction in respect of any Taxes imposed on a payment to an individual that is required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

     (vi) any combination of (i), (ii), (iii), (iv) and (v).

     (d) At least 30 calendar days prior to each date on which any payment under or with respect to this Note is due and payable, if the Issuer or the Subsidiary Guarantors shall be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it shall be promptly thereafter), the Issuer or the Subsidiary Guarantors shall deliver to the Trustee an Officers' Certificate stating that such Additional Amounts shall be payable and the amounts so payable and shall set forth such other information necessary to enable the Trustee to pay such Additional

Amounts to Holders on the payment date. The Issuer shall promptly publish a press release stating that such Additional Amounts shall be payable and describing its obligation to pay such amounts.

     (e) Whenever this Note refers to, in any context, the payment of principal, interest, if any, or any other amount payable under or with respect to this Note, such payment shall also include the payment of Additional Amounts, if applicable.

3.   Method of Payment

     The Issuer shall pay interest on this Note (except defaulted interest) to the persons who are registered Holders of this Note at the close of business on the Record Date for the next Interest Payment Date even if this Note is cancelled after the Record Date and on or before the Interest Payment Date. The Issuer shall pay principal and interest in U.S. Dollars in immediately available funds that at the time of payment is legal tender for payment of public and private debts; provided that payment of interest may be made at the option of the Issuer by check mailed to the Holder.

     The amount of payments in respect of interest on each Interest Payment Date shall correspond to the aggregate principal amount of Notes represented by the Regulation S Global Note and the Restricted Global Note, as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of the Regulation S Global Note and the Restricted Global Note to the Paying Agent.

4.   Paying Agent and Registrar

     Initially, The Bank of New York or one of its affiliates will act as Paying Agent and Registrar. The Issuer or any of its Wholly Owned Subsidiaries incorporated in the United States may act as Paying Agent, Registrar or Co-Registrar.

5.   Indenture

     The Issuer issued the Notes under an indenture dated as of July 3, 2002 (the "Indenture"), among the Issuer, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Trustee"). The terns of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939 as in effect on the date of the Indenture and, to the extent required by any amendment after such date, as so amended (the "U.S. Trust Indenture Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and the U.S. Trust Indenture Act for a statement of those terms.

     The Notes are unsecured senior guaranteed obligations of the Issuer and are issued in an initial aggregate principal amount at maturity of $200,000,000. The Indenture imposes certain limitations on the Issuer, the Subsidiary Guarantors and their affiliates, including, without limitation, limitations on the incurrence of indebtedness and issuance of stock, the payment of dividends and other payment restrictions affecting the Issuer and its subsidiaries, the sale of assets, transactions with and among affiliates of the Issuer and the Restricted Subsidiaries, change of control and Liens.

6.   Optional Redemption

     (a) In the event that, prior to July 15, 2005, the Issuer receives proceeds from one or more Public Equity Offerings, the Issuer may, at its election, use all or a portion of such proceeds to redeem up to a maximum of 35% of the aggregate principal amount of the Notes, including Additional Notes, if any, at a Redemption Price equal to 110.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, including Special Interest, if any, and Additional Amounts, if any, to the redemption date (subject to the right of Holders of record on a relevant Record Date prior to the Redemption Date to receive interest due on the relevant Interest Payment Date); provided, that after giving effect to any such redemption, at least 65% of the aggregate principal amount at maturity of the Notes initially issued would remain outstanding immediately after such redemption. Any such redemption shall be made within 75 days of the closing of a Public Equity Offering upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

     (b) At any time prior to July 15, 2007, the Issuer may redeem all or part of the Notes, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Redemption Premium and accrued and unpaid interest to the redemption date. "Applicable Redemption Premium" means, with respect to any Note on any redemption date, the greater of (i) 1.0% of the principal amount of such Note; and (ii) the excess of (1) the present value at such redemption date of the redemption price of such Note at July 15, 2007, plus all required interest payments that would otherwise be due to be paid on such Note during the period between the redemption date and at July 15, 2007, excluding accrued but unpaid interest, computed using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points, over (2) the principal amount of the Note.

     (c) At any time on or after July 15, 2007 and prior to maturity, the Issuer may redeem all or part of the Notes, upon not less than 30 days' nor more than 60 days' notice, in amounts of $1,000 or integral multiples thereof at the following redemption prices (expressed as percentages of principal amount at maturity), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning July 15 of the years set forth below (subject to the right of Holders of record on a relevant Record Date prior to the Redemption Date to receive interest due on the relevant Interest Payment
Date):

                 Year                         Redemption Price
                 ----                         ----------------
                 2007                             105.188%
                 2008                             103.458%
                 2009                             101.729%
         2010 and thereafter                      100.000%

7.   Redemption Upon Chances in Withholding Taxes

     This Note and the [Regulation S Global Note] [Restricted Global Note] may also be redeemed together, in whole but not in part, at the election of the Issuer, upon not less than 30 nor more than 60 days notice delivered to each Holder of Notes in accordance with the procedures set forth in the Indenture, at the Redemption Price equal to 100% of their principal amount, plus accrued interest if any to the redemption date (including Additional Amounts, if any), if, as a result of any amendment after the date of the Indenture to, or change after the date of the Indenture in, and at any time thereafter, the laws or regulations of any Relevant Taxing Jurisdiction, or any change after the date of the Indenture in the official interpretation or official application of the laws or regulations of any Relevant Taxing Jurisdiction applicable to the Issuer, the Issuer would be obligated to pay on the next date for any payment and as a result of that change, Additional Amounts (as described above in Paragraph 2), with respect to the Relevant Taxing Jurisdiction, which the Issuer cannot avoid by the use of reasonable measures available to the Issuer. Immediately prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (a) a certificate signed by two of the Issuer's directors stating that the obligation to pay Additional Amounts cannot be avoided by the Issuer taking reasonable measures available to it, and (b) a written opinion of independent legal counsel to the Issuer of recognized standing to the effect that the Issuer has or will become obligated to pay such Additional Amounts as a result of such amendment or change, official interpretation or application described above.

8.   Notice of Redemption

     Notice of redemption will be mailed first-class postage prepaid at least 30 days but not more than 60 days before the redemption date to the Holder of this Note to be redeemed at the addresses contained in the Security Register. If this
Note is in a denomination larger than $1,000 of principal amount at maturity it may be redeemed in part but only in integral multiples of $1,000 at maturity. In the event of a redemption of less than all of the Notes, the Notes for redemption will be chosen by the Trustee in accordance with the Indenture. If this Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above, then any accrued interest will be paid to the Holder of this Note at the close of business on such Record Date. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the applicable Paying Agent on or before the redemption date and certain other conditions are satisfied, interest ceases to accrue on such Notes (or such portions thereof) called for redemption on or after such date.

9.   Repurchase at the Option of Holders

     If a Change of Control Triggering Event occurs (as defined in the Indenture) at any time, the Issuer shall be required to offer to purchase on the Purchase Date all or any part (equal to $1,000 or an integral multiple thereof) of this Note at a purchase price in cash in an amount equal to 101% of the principal amount hereof, plus any accrued and unpaid interest, premium and Additional Amounts, if any, to the Purchase Date (subject to the rights of Holders of record on the relevant record dates to receive interest due on the relevant interest payment date) which date shall be no earlier than 30 days nor later than 60 days from the date notice of such offer is mailed, other than as required by law. The Issuer shall purchase all Notes properly and timely tendered in the Change of Control Offer and not withdrawn in accordance with the procedures set forth in such notice. The Change of Control Offer will state, among other things, the procedures that Holders of the Notes must follow to accept the Change of Control Offer.

     In accordance with the Indenture, when the aggregate amount of Excess Proceeds exceeds $25 million, the Issuer shall be required to make an offer to purchase the Notes and any Pari Passu Debt, the maximum principal amount (expressed as a multiple of $1,000) of the Notes and any such Pari Passu Debt that may be purchased with the amount of Excess Proceeds, at a redemption price equal to (solely in the case of the Notes) 100% of the principal amount of such Note and (solely in the case of Pari Passu Debt) no greater than 100% of the principal amount (or accreted value, as applicable) of such Pari Passu Debt, plus in each case, accrued interest, if any, to the date of repurchase.

10.  Denominations

     The Notes are in denominations of $1,000 and integral multiples of $1,000 of principal amount at maturity. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

11.  Unclaimed Money

     All moneys paid by the Issuer or the Subsidiary Guarantors to the Trustee or a Paying Agent for the payment of the principal of, or premium, if any, or interest on, any Notes that remain unclaimed at the end of three years after such principal, premium or interest has become due and payable may be repaid to the Issuer or the Subsidiary Guarantors, subject to applicable law, and the Holder of such Note thereafter may look only to the Issuer or the Subsidiary Guarantors for payment thereof.

12.  Discharge and Defeasance

     Subject to certain conditions, the Issuer at any time may terminate some or all of its obligations and the obligations of the Subsidiary Guarantors under the Notes, the Indenture and the Guarantees if the Issuer irrevocably deposits with the Trustee U.S. Dollars or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.  Amendment. Supplement and Waiver

     Subject to certain exceptions set forth in the Indenture, the Indenture maybe amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the relevant Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) and any existing default or compliance with any provisions may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. However, without the consent of the Holder of each outstanding Note affected thereby, an amendment may not:

          (a) change the Stated Maturity of the principal of, or any installment of or Additional Amounts or interest on, any Note;

          (b) reduce the principal amount of any Note (or Additional Amounts or premium, if any) or the rate of interest on any Note;

          (c) change the coin or currency in which the principal of any Note or any premium or any Additional Amounts or the interest thereon is payable;

          (d) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or Purchase Date, in the case of an Offer to Purchase);

          (e) amend, change or modify the Issuer's obligation to make and consummate an Excess Proceeds Offer with respect to any Asset Sale in accordance with Section 4.11 of the Indenture or the Issuer's obligation to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event in accordance with Section 4.13 of the Indenture, including, in each case, amending, changing or modifying any definition relating thereto;

          (f) reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver of provisions of the Indenture;

          (g) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby;

          (h) except as otherwise permitted under Article 5 of the Indenture, consent to the assignment or transfer by the Issuer of any of its rights or obligations under the Indenture;

          (i) release any Guarantees except in compliance with the terms of the Indenture;

          (j) make any change to the provisions of the Indenture affecting the ranking of the Notes, in each case in a manner that adversely affects the rights of the Holders;

          (k) release any security that may have been granted in respect of the Notes; or

          (l) make any change to Section 4.15 of the Indenture that adversely affects the rights of any Holder of the Notes or amend the terms of the Notes or the Indenture in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Issuer agree to pay Additional Amounts (if any) in respect thereof in the supplemental indenture.

     Notwithstanding the foregoing, without notice to or the consent of any Holder of the Notes, the Issuer, the Subsidiary Guarantors and the Trustee may, among other things, modify, amend or supplement the Indenture:

          (a) to evidence the succession of another Person to the Issuer or the Subsidiary Guarantors and the assumption by any such successor of the covenants in the Indenture and in the Notes in accordance with Article 5 of the Indenture;

          (b) to add to the Issuer's covenants and those of any Subsidiary Guarantors or any other obligor upon the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or the Subsidiary Guarantors or any other obligor upon the Notes, as applicable, in the Indenture, in the Notes or in any Guarantee;

          (c) to cure any ambiguity, or to correct or supplement any provision in the Indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision in the Indenture, the Notes or any Guarantee or make any other provisions with respect to matters or questions arising under the Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the Holders of the Notes in any material respect;

          (d) to comply with the requirements of the Commission in order to maintain the qualification of the Indenture under the TIA;

          (e) to add a Subsidiary Guarantor under the Indenture;

          (f) to evidence and provide the acceptance of the appointment of a successor trustee under the Indenture;

          (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the Issuer's and any Subsidiary Guarantors' obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise.

     The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

14.  Defaults and Remedies

     The Notes have the Events of Default as set forth in Section 6.01 of the Indenture. If an Event of Default occurs and is continuing, the Trustee, by notice to the Issuer, or the registered Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by notice to the Issuer and the Trustee, subject to certain limitations, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives an indemnity satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind any acceleration and its consequence if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of such acceleration. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

15.  Trustee Dealings with the Issuer

     Subject to certain limitations imposed by the U.S. Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Subsidiary Guarantors or any of their or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-Registrar or co-Paying Agent may do the same with like rights.

16.  No Recourse Against Others

     A director, officer, employee, or stockholder, as such, of the Issuer or any Subsidiary Guarantor shall not have any liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.  Authentication

     This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.  Governing Law

     THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     The Issuer or the Subsidiary Guarantors shall furnish to any Holder of Notes upon written request and without charge to the Holder of Notes a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                                CP Ships Limited
                             62-65 Trafalgar Square
                                     London
                                    WC2N 5DY

                       Attention: Chief Financial Officer

                                    GUARANTEE

For value received, each Subsidiary Guarantor hereby fully and unconditionally guarantees, as principal obligor and not merely as surety, on an unsecured, senior, joint and several basis, to each Holder and to the Trustee and its successors and assigns on behalf of each Holder, the full payment of principal of, premium, if any, and interest on, and all other monetary obligations of the Issuer under the Indenture and this Note (including obligations to the Trustee and the obligations to pay Special Interest, if any, and Additional Amounts, if
any) with respect to each Note authenticated and delivered by the Trustee or its agent pursuant to and in accordance with the Indenture, in accordance with the terms of the Indenture (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound by Article 10 of the Indenture notwithstanding any extension or renewal of any Obligation. All payments under such Guarantee will be made in dollars.

     These and other additional obligations of each Subsidiary Guarantor to the Holder of this Note and to the Trustee pursuant to this Guarantee and the Indenture (including, without limitation, the provisions relating to submission to jurisdiction and appointment of the Authorized Agent set forth in the Indenture) are expressly set forth in the Indenture to which reference is hereby made for the precise terms of such obligations. This Guarantee shall be governed by, and construed in accordance with, with the laws of the State of New York.

     This Guarantee is dated the date of the Note upon which it is endorsed.

     IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Guarantee to be duly executed.

                                               CP SHIPS (UK) LIMITED,
                                               as Subsidiary Guarantor

                                               By: _________________________
                                               Name:
                                               Title:



                                               LYKES LINES LIMITED, LLC,
                                               as Subsidiary Guarantor

                                               By: _________________________
                                               Name:
                                               Title:

                                               TMM LINES LIMITED, LLC,
                                               as Subsidiary Guarantor

                                               By: _________________________
                                               Name:
                                               Title:

                                                           ASSIGNMENT FORM


To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

________________________________________________________________________________

(Insert assignee's social security or tax I.D. no.)

________________________________________________________________________________

(Print or type assignee's name, address and postal code)

and irrevocably appoint ______________________________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Your Signature:  _______________________________________________________________
                    (Sign exactly as your name appears on the other side of
                                          this Note)

Signature Guarantee:

______________________________________________________________________

(Participant in a recognized signature guarantee medallion program)

Date:


______________________________________________________________________

Certifying Signature:

                                                                            Date


Signature Guarantee:

_____________________________________________________

(Participant in a recognized signature guarantee medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note or a portion thereof repurchased pursuant to Sections 3.08 and 4.11 or 4.13 of the Indenture, check the box:

     If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased:

Your signature:

(Sign exactly as your name appears on the other side of this Note)

Date:

Certifying Signature:    ___________________________________

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

     The following decreases/increases in the principal amount of this Security have been made:

                                              Principal
                                              Amount
Date of      Decrease in       Increase in    Following such     Notation Made
Decrease/    Principal         Principal      Decrease/          by or on Behalf
Increase     Amount            Amount         Increase           of Registrar
--------     ------            ------         --------           ------------

_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________
_________    ___________       ____________   ______________     ______________

                                    EXHIBIT C
            FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED
                    GLOBAL NOTE TO REGULATION S GLOBAL NOTE*.

(Transfers pursuant toss.2.06(a)(ii) of the indenture)

The Bank of New York, as Registrar
One Canada Square
London E14 5AL

Attn: Corporate Treat Office

Re: 10-3/8% Senior Notes Due 2012 (the "Notes")

     Reference is hereby made to the Indenture dated as of July 3, 2002 (the "Indenture") among CP Ships Limited, as Issuer, CP Ships (UK) Limited, Lykes Lines Limited, LLC, and TMM Lines Limited, LLC, as Subsidiary Guarantors, and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     This letter relates to $ aggregate principal amount of Notes that are held as a beneficial interest in the form of the Restricted Global Note (CUSIP No. ; ISIN No: ) with the Depositary in the name of [name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note (Common Code No. ; ISIN No. ).

     In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and:

     (i) with respect to transfers made in reliance on Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), does certify that:

               (i) the offer of the Notes was not made to a person in the United States;

               (ii) either (i) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States or (ii) at the time the buy order is originated the transferee is outside the United States or the transferor and any person acting on its behalf reasonably believe that the transferee is outside the United States;

               (iii) no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

               (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and

               (v) the Transferor is not a distributor of the Notes, an affiliate of the Issuer or any such distributor or a person acting on behalf of any of the foregoing.

     (ii) with respect to transfers made in reliance on Rule 144 the Transferor certifies that the Notes are being transferred in a transaction permitted by Rule 144 under the U.S. Securities Act.

     You, the Issuer, the Subsidiary Guarantors and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

[Name of Transferor]

By:  _____________________________

Name:

Title:

Date:

     cc:  CP Ships Limited
          Attn: Chief Financial Officer

     ________________
     * If the Note is a Definitive Note, appropriate changes need to be made to the form of this transfer certificate.

                                    EXHIBIT D
           FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S
                      GLOBAL NOTE TO RESTRICTED GLOBAL NOTE

(Transfers pursuant toss.2.06(a)(iii) of the Indenture)

The Bank of New York, as Registrar
One Canada Square
London E14 5AL
Attn: Corporate Trust Office

Re: 10-3/8% Senior Notes Due 2012 (the "Notes")

     Reference is hereby made to the Indenture dated as of July 3, 2002 (the "Indenture") among CP Ships Limited, as Issuer, CP Ships (UK) Limited, Lykes Lines Limited, LLC and TMM Lines Limited, LLC, as Subsidiary Guarantors and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     This letter relates to $ aggregate principal amount at maturity of Notes that are held in the form of the Regulation S Global Note with the Common Depositary (Common Code No. ; ISIN No. ) in the name of [name of transferor](the "Transferor") to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Restricted Global Note (CUSIP No. , ISIN No.).

     In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the Notes and that:

     CHECK ONE BOX BELOW:

     [ ]: the Transferor is relying on Rule 144A under the United States Securities Act of 1933 as amended (the "Securities Act") for exemption from such Act's registration requirements; it is transferring such Notes to a person it reasonably believes is a "qualified institutional buyer" as defined in Rule 144A that purchases for its own account, or for the account of a qualified institutional buyer, and to whom the Transferor has given notice that the transfer is made in reliance on Rule 144A and the transfer is being made in accordance with any applicable securities laws of any state of the United States; or

     [ ]: the Transferor is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act, subject to the Issuer's and the Trustee's right prior to any such offer, sale or transfer to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

     You, the Issuer, the Subsidiary Guarantors and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferor]

By: _______________________

Name:

Title:

Dated:

cc:  CP Ships Limited
     Attn: Chief Financial Officer


                                      D-2